     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             DELTA AIR LINES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          4512                         58-0218548
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                    HARTSFIELD ATLANTA INTERNATIONAL AIRPORT
                             ATLANTA, GEORGIA 30320
                                 (404) 715-2600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                        COPIES OF ALL COMMUNICATIONS TO:

            ROBERT S. HARLEY, ESQ.                         RICHARD A. ABORN, ESQ.
    SENIOR VICE PRESIDENT-GENERAL COUNSEL            CADWALADER, WICKERSHAM & TAFT LLP
                AND SECRETARY                                 100 MAIDEN LANE
            DELTA AIR LINES, INC.                         NEW YORK, NEW YORK 10038
   HARTSFIELD ATLANTA INTERNATIONAL AIRPORT                    (212) 504-6000
            ATLANTA, GEORGIA 30320
                (404) 715-2387

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practical after this Registration Statement becomes effective.

     If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED            PROPOSED
                                                             MAXIMUM             MAXIMUM
      TITLE OF EACH CLASS OF          AMOUNT TO BE          AGGREGATE           AGGREGATE           AMOUNT OF
   SECURITIES BEING REGISTERED         REGISTERED        PRICE PER UNIT      OFFERING PRICE    REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------
Pass Through Certificates,
  Series 2003-1G..................    $391,583,000            100%            $391,583,000         $31,679.06
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.
                             --------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE CERTIFICATES OR ACCEPT AN
OFFER TO BUY THESE CERTIFICATES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion, Dated July 10, 2003

                                  $391,583,000

                             (Delta Air Lines Logo)
                               Offer to Exchange

               CLASS G PASS THROUGH CERTIFICATES, SERIES 2003-1,

          Which have been registered under the Securities Act of 1933, For any and all outstanding Class G Pass Through Certificates, Series 2003-1

                            ------------------------

The New Class G Certificates

- The terms of the new Class G pass through certificates we are issuing will be substantially identical to the terms of the outstanding Class G pass through certificates, except that the new Class G pass through certificates are being registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer or other provisions relating to interest rate increases, and the pass through certificates will be available only in book-entry form.

- No public market currently exists for the Class G pass through certificates.

The Exchange Offer

- the exchange offer expires at 5:00 p.m., New York City time, on           ,
  2003, unless we extend it.

                                  (AMBAC LOGO)

The New Class G Certificates will not be listed on any national securities exchange.

THE CERTIFICATES AND THE EXCHANGE OFFER INVOLVE RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE    .

                            ------------------------

                                                                         FINAL EXPECTED
CERTIFICATES            FACE AMOUNT            INTEREST RATE           DISTRIBUTION DATE
------------           --------------   ---------------------------   --------------------
Class G..............  $  391,583,000   USD 3-month LIBOR + 0.75%         January 25, 2008

---------------

(1) Plus accrued interest, if any, from the date of issuance.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is        , 2003.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                         PAGE
                                         ----
PRESENTATION OF INFORMATION............  iii
WHERE YOU CAN FIND MORE INFORMATION....   iv
SUMMARY................................    1
  The Exchange Offer...................    1
  Summary of Terms of Certificates.....    5
  Equipment Notes and the Aircraft.....    6
  Loan to Aircraft Value Ratios........    7
  Cash Flow Structure..................    8
  The Offering.........................    9
  Selected Financial and Operating
     Data..............................   19
RISK FACTORS...........................   22
  Risk Factors Relating to Business
     Environment.......................   22
  Risk Factors Relating to Delta.......   23
  Risk Factors Relating to the Airline
     Industry..........................   25
  Risk Factors Relating to the
     Certificates and the Exchange
     Offer.............................   26
  Risk Factors Relating to the Policy
     Provider..........................   30
  Other Risk Factor....................   30
THE EXCHANGE OFFER.....................   31
THE COMPANY............................   39
RECENT DEVELOPMENTS....................   39
USE OF PROCEEDS........................   41
DESCRIPTION OF THE POLICY PROVIDER.....   41
  General..............................   41
  Ambac Financial Information..........   42
DESCRIPTION OF THE CERTIFICATES........   44
  General..............................   44
  Distribution of Payments on Equipment
     Notes.............................   45
  Subordination........................   47
  Pool Factors.........................   47
  Reports to Certificateholders........   49
  Indenture Events of Default and
     Certain Rights Upon an Indenture
     Event of Default..................   49
  Purchase Rights of
     Certificateholders................   51
  PTC Event of Default.................   52

                                         PAGE
                                         ----
  Merger, Consolidation and Transfer of
     Assets............................   52
  Modification of the Pass Through
     Trust Agreements and Certain Other
     Agreements........................   53
  Termination of the Trusts............   56
  The Trustees.........................   56
  Book-Entry Registration; Delivery and
     Form..............................   56
DESCRIPTION OF LIQUIDITY FACILITIES....   59
  Primary Liquidity Facility...........   59
  Above-Cap Liquidity Facility.........   65
DESCRIPTION OF THE POLICY AND THE
  POLICY PROVIDER AGREEMENT............   68
  The Policy...........................   68
  Interest Drawings....................   68
  Proceeds Deficiency Drawing..........   68
  No Proceeds Drawing..................   68
  Final Policy Drawing.................   69
  Avoidance Drawing....................   70
  General..............................   70
  Definitions..........................   71
  The Policy Provider Agreement........   71
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT............................   71
  Intercreditor Rights.................   72
  Priority of Distributions............   74
  Voting of Equipment Notes............   79
  The Subordination Agent..............   79
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS...........................   80
  The Aircraft.........................   80
  The Appraisals.......................   80
DESCRIPTION OF THE EQUIPMENT NOTES.....   81
  General..............................   81
  Subordination........................   81
  Principal and Interest Payments......   82
  Determination of LIBOR...............   82
  Redemption...........................   83
  Security.............................   85

                                         PAGE
                                         ----
  Loan to Value Ratios of Equipment
     Notes.............................   86
  Limitation of Liability..............   86
  Indenture Events of Default, Notice
     and Waiver........................   86
  Remedies.............................   87
  Modification of Indentures...........   89
  Indemnification......................   89
  Certain Provisions of the
     Indentures........................   90
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES.........................   94
CERTAIN ERISA CONSIDERATIONS...........   95
  General..............................   95
  Plan Assets Issues...................   95

                                         PAGE
                                         ----
  Prohibited Transaction Exemptions....   95
  Special Considerations Applicable to
     Insurance Company General
     Accounts..........................   96
PLAN OF DISTRIBUTION...................   96
LEGAL OPINIONS.........................   97
EXPERTS................................   97
APPRAISERS.............................   98
INDEX OF DEFINED TERMS.............Appendix I
APPRAISAL LETTERS.................Appendix II
EQUIPMENT NOTE PRINCIPAL PAYMENTS....Appendix
  III
LOAN TO VALUE RATIOS OF
  EQUIPMENT NOTES.................Appendix IV

                             ---------------------

                          PRESENTATION OF INFORMATION

     We have given certain capitalized terms specific meanings for purposes of this Prospectus (the "Prospectus"). The Index of Defined Terms attached as Appendix I to this Prospectus lists the page in this Prospectus on which we have defined each such term.

     At varying places in this Prospectus, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus can be found is listed in the foregoing Table of Contents.

     This Prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") which represent Delta's expectations or beliefs concerning future events. When used in this Prospectus, and in documents incorporated by reference, the words "expects," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this Prospectus are based upon information available to us on the date of this Prospectus. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our expectations. Additional information concerning these and other factors is contained in our SEC filings, including but not limited to Delta's Forms 10-K, 10-Q and 8-K.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DELTA SINCE THE DATE OF THIS PROSPECTUS.

                      WHERE YOU CAN FIND MORE INFORMATION

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments, exhibits and appendices, the "Registration Statement") filed by Delta Air Lines, Inc. ("Delta") with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, the exhibits and certain other parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and you should review the full texts of those contracts and other documents.

     Delta files annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document filed by Delta at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Delta's SEC filings are also available to the public over the internet at http://www.sec.gov.

     We incorporate by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the Exchange Offer:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and the Current Reports on Form 8-K filed on April 23, 2003, May 27, 2003 and June 2, 2003.

     The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     Any party to whom this Prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this Prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

                                    SUMMARY

     The following is a summary and does not contain all of the information that may be important to you. You should read the more detailed information and consolidated financial statements incorporated by reference in this Prospectus, as well as the materials filed by Delta with the SEC that are considered to be part of this Prospectus. See "Where You Can Find More Information" in this Prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to "Delta," refer to Delta Air Lines, Inc.

                               THE EXCHANGE OFFER

The Certificates..............   On January 30, 2003 we issued and privately
                                 placed $391,583,000 aggregate principal amount of Class G, Pass Through Certificates, Series
                                 2003-1 pursuant to exemptions from the
                                 registration requirements of the Securities
                                 Act. On April 25, 2003, principal payments on the Series G Equipment Notes reduced the amounts of such Certificates outstanding to $386,844,695. Principal payments in the amount of approximately $5,055,600 are due on July 25, 2003. The "Initial Purchasers" of the Class G
                                 Certificates were Morgan Stanley & Co.
                                 Incorporated, Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated, Credit Lyonnais Securities
                                 (USA) Inc., Deutsche Bank Securities Inc., ING
                                 Financial Markets LLC, J.P. Morgan Securities
                                 Inc., Salomon Smith Barney Inc. and U.S.
                                 Bancorp Piper Jaffray Inc.

The Class C and D
Certificates..................   In addition, on January 30, 2003, we issued
                                 $135,423,000 aggregate principal amount of
                                 Class C Pass Through Certificates, Series
                                 2003-1 and $65,392,000 aggregate principal amount of Class D Pass Through Certificates,
                                 Series 2003-1. The Class C and Class D
                                 Certificates were privately placed with
                                 affiliates of Delta concurrently with the issuance of the Class G Certificates. The
                                 Exchange Offer does not apply to the Class C and Class D Certificates.

                                 When we use the term "Old Class G Certificates" in this Prospectus, we mean the Class G Certificates, Series 2003-1, which were privately placed with the Initial Purchasers on January 30, 2003 and were not registered with the Commission.

                                 When we use the term "New Class G Certificates" in this Prospectus, we mean the Class G Certificates registered with the Commission and offered hereby in exchange for the Old Class G Certificates.

                                 When we use the term "Class G Certificates" in this Prospectus, the related discussion applies to both the Old Class G Certificates and the New Class G Certificates.

                                 When we use the term "Certificates" in this Prospectus, the related discussion applies to the Class G, Class C and Class D Certificates.

Registration Rights
Agreement.....................   On January 30, 2003, we entered into a
                                 Registration Rights Agreement with the Initial
                                 Purchasers and the Trustee providing, among other things, for the Exchange Offer.

The Exchange Offer............   We are offering New Class G Certificates in
                                 exchange for an equal principal amount of Old
                                 Class G Certificates. The New Class G
                                 Certificates will be issued to satisfy our obligations under the Registration Rights
                                 Agreement.

                                 The New Class G Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreement that governs the Old Class G Certificates. The form and terms of the New Class G Certificates are the same in all material respects as the form and terms of the Old Class G Certificates, except that we registered the New Class G Certificates under the Securities Act so their transfer is not restricted like the Old Class G Certificates, the New Class G Certificates do not contain terms with respect to transfer restrictions or interest rate increases and the New Class G Certificates will be available only in book-entry form.

                                 As of the date of this Prospectus, $391,583,000 face amount ($386,844,695 Pool Balance) of Old Class G Certificates are outstanding. Principal payments in the amount of approximately $5,055,600 are due on July 25, 2003.

Conditions to the Exchange
Offer.........................   The Exchange Offer is not conditioned upon any
                                 minimum principal amount of Old Class G
                                 Certificates being tendered for exchange.
                                 However, the Exchange Offer is subject to certain customary conditions, which may be waived by us. See "The Exchange
                                 Offer -- Conditions".

Procedures for Tendering Old
Class G Certificates..........   If you wish to accept the Exchange Offer you
                                 must deliver your Old Class G Certificates to
                                 the Exchange Agent for exchange no later than
                                 5:00 p.m., New York City time, on           ,
                                 2003. The Expiration Date may be extended under certain circumstances.

                                 You must also deliver a completed and signed letter of transmittal together with the Old Class G Certificates (the "Letter of Transmittal"). A Letter of Transmittal has been sent to Certificateholders and a form can be found as an exhibit to the Registration Statement. Please refer to "The Exchange
                                 Offer -- Procedures for Tendering".

                                 You must deliver the Old Class G Certificates and the Letter of Transmittal to U.S. Bank Trust National Association (the "Exchange Agent"), as follows:

                                 U.S. Bank Trust National Association
                                 c/o U.S. Bank Corporate Trust Services
                                 180 East Fifth Street
                                 St. Paul, MN 55101
                                 Attn: Specialized Finance
                                 Telephone: (651) 244-1537
                                 Facsimile: (800) 934-6802

                                 If you hold Old Class G Certificates through
                                 DTC and wish to accept the Exchange Offer, you may do so through DTC's Automated Tender Offer Program. By accepting the Exchange

                                 Offer through such program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering", "-- Book-Entry Transfer" and
                                 "-- Exchange Agent".

Guaranteed Delivery
Procedures....................   If you wish to tender Old Class G Certificates
                                 and your Old Class G Certificates are not immediately available or you cannot deliver your Old Class G Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration
                                 Date or you cannot complete the book-entry transfer procedures prior to the Expiration
                                 Date, you may tender your Old Class G
                                 Certificates according to the guaranteed delivery procedures set forth in "The Exchange
                                 Offer -- Guaranteed Delivery Procedures".

Denominations.................   You may only tender Old Class G Certificates in
                                 integral multiples of $100,000. The New Class G
                                 Certificates will be issued in integral
                                 multiples of $1,000.

Withdrawal Rights.............   You may withdraw a tender of Old Class G
                                 Certificates at any time before 5:00 p.m., New
                                 York City time, on the Expiration Date. To withdraw a tender of Old Class G Certificates, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under "The
                                 Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration
                                 Date. See "The Exchange Offer -- Withdrawal of
                                 Tenders".

Resale of New Class G
Certificates..................   We believe that you can offer for resale,
                                 resell and otherwise transfer the New Class G
                                 Certificates without complying with the
                                 registration and prospectus delivery
                                 requirements of the Securities Act if:

                                 - you acquire the New Class G Certificates in
                                   the ordinary course of your business;

                                 - you have no arrangements or understanding
                                   with any person to participate in the
                                   distribution of the New Class G Certificates; and

                                 - you are not an "affiliate", as defined in
                                   Rule 405 of the Securities Act, of ours or of any Trustee or a broker-dealer who acquired Old Class G Certificates directly from the Trustee for your own account.

                                 If any of these conditions is not satisfied and you transfer any New Class G Certificate without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

                                 Each broker-dealer that receives New Class G
                                 Certificates in exchange for Old Class G
                                 Certificates held for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Class G Certificates. A broker-dealer may use this Prospectus for an offer to resell, resale or other transfer of such New Class G Certificates issued to it in the Exchange Offer.

                                 For more information on the resale of New Class G Certificates, see "The Exchange
                                 Offer -- General".

Registration, Clearance and
Settlement....................   The New Class G Certificates will be
                                 represented by one or more permanent global certificates, which will be registered in the name of the nominee of DTC. The global certificates will be deposited with the Trustee as custodian for DTC. See "Description of the Certificates -- Book Entry; Delivery and Form".

Delivery of New Class G
Certificates..................   The Exchange Agent will deliver New Class G
                                 Certificates in exchange for all properly tendered Old Class G Certificates promptly following the expiration of the Exchange Offer.

Certain Federal Income Tax
Consequences..................   The exchange of New Class G Certificates for
                                 Old Class G Certificates will not be treated as a taxable event for federal income tax purposes. See "Certain U.S. Federal Income Tax
                                 Consequences".

Fees and Expenses.............   We will pay all expenses, other than certain
                                 applicable taxes, of completing the Exchange
                                 Offer and compliance with the Registration
                                 Rights Agreement. See "The Exchange
                                 Offer -- Fees and Expenses".

Failure to Exchange Old Class
G Certificates................   Once the Exchange Offer has been completed, if
                                 you do not exchange your Old Class G
                                 Certificates for New Class G Certificates in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Class G
                                 Certificates, unless (i) such Old Class G
                                 Certificates are subsequently registered under the Securities Act (which, subject to certain exceptions set forth in the Registration Rights
                                 Agreement, we will have no obligation to do) or
                                 (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws. See "Risk
                                 Factors -- Risk Factors Relating to the
                                 Certificates and the Exchange
                                 Offer -- Consequences of Failure to Exchange" and "The Exchange Offer".

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 exchange of the New Class G Certificates for the Old Class G Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                                   CLASS G                 CLASS C(1)               CLASS D(1)
                                 CERTIFICATES             CERTIFICATES             CERTIFICATES
                            ----------------------   ----------------------   ----------------------
Aggregate face amount at
  the Issuance Date.......       $391,583,000             $135,423,000             $65,392,000
Ratings:
Moody's...................           Aaa                   Not Rated                Not Rated
Standard & Poor's.........           AAA                   Not Rated                Not Rated
Initial loan to Aircraft
  value ratio at the
  Issuance Date
  (cumulative)(2).........          49.0%                    65.9%                    74.1%
Expected maximum loan to
  Aircraft value ratio
  (cumulative)............          49.0%                    65.9%                    74.1%
Expected principal
  distribution window (in
  years)(3)...............        0.2 - 5.0                   5.0                   0.2 - 5.0
Initial average life (in
  years)(3)...............           4.2                      5.0                      2.5
Regular Distribution
  Dates...................  January 25, April 25,    January 25, April 25,    January 25, April 25,
                            July 25 and October 25   July 25 and October 25   July 25 and October 25
Final Expected
  Distribution Date.......     January 25, 2008         January 25, 2008         January 25, 2008
Final Legal Distribution
  Date....................      July 25, 2009           January 25, 2008         January 25, 2008
Minimum Denomination......         $100,000                 $100,000                 $100,000
Section 1110 Protection...           Yes                      Yes                      Yes
Liquidity Facility
  Coverage................   6 quarterly interest              No                       No
                                   payments
Policy Coverage(4)........           Yes                       No                       No

---------------

(1) The Class C and Class D Certificates are not being offered pursuant to this Prospectus. The Class C and Class D Certificates were purchased by affiliates of Delta concurrently with the issuance of the Old Class G Certificates.

(2) These percentages are calculated as of the Issuance Date. The aggregate appraised base value of the Aircraft was $799,560,000 as of such date. See "Loan to Aircraft Value Ratios" in this Prospectus summary for the method we used in calculating the loan to Aircraft value ratios.

(3) Measured from the Issuance Date.

(4) The Policy will support the payment of interest on the Class G Certificates when due (after taking into account the prior use of any available funds under the Primary Liquidity Facility, the Primary Cash Collateral Account, and the Above-Cap Account) and the payment of the outstanding balance of the Class G Certificates on the Final Legal Distribution Date for the Class G Certificates and in certain other circumstances as described herein.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     The Trusts hold secured Equipment Notes issued for each of twelve Boeing Aircraft, consisting of two Boeing 737-832 aircraft and ten Boeing 767-332ER aircraft. All of the Aircraft have been delivered to and are being operated by Delta. See "Description of the Aircraft and the Appraisals" for a description of the Aircraft. Set forth below is information about the Aircraft and the Equipment Notes for those Aircraft.

                                                                                     PRINCIPAL AMOUNT OF
                        MANUFACTURER'S   REGISTRATION     DATE      APPRAISED BASE    SERIES G, C AND D
AIRCRAFT TYPE           SERIAL NUMBER       NUMBER      DELIVERED      VALUE(1)        EQUIPMENT NOTES
-------------           --------------   ------------   ---------   --------------   -------------------
Boeing 737-832........      30816           N3760C      12/21/01     $40,950,000         $33,126,206
Boeing 737-832........      29628           N3761R      12/20/01      40,950,000          33,126,206
Boeing 767-332ER......      28450           N193DN       8/21/97      66,930,000          45,441,495
Boeing 767-332ER......      28451           N194DN       9/26/97      67,140,000          46,024,676
Boeing 767-332ER......      28452           N195DN       9/30/97      67,140,000          46,024,676
Boeing 767-332ER......      28453           N196DN      10/30/97      67,333,333          46,191,555
Boeing 767-332ER......      28454           N197DN      12/23/97      67,690,000          46,476,358
Boeing 767-332ER......      28455           N198DN        2/2/98      68,630,000          49,661,399
Boeing 767-332ER......      30595           N1611B       5/15/00      76,203,333          59,007,653
Boeing 767-332ER......      30596           N178DZ       5/23/00      76,203,333          59,007,653
Boeing 767-332ER......      30575           N1612T       5/26/01      79,900,000          63,850,820
Boeing 767-332ER......      32776           N1613B       8/10/01      80,490,000          64,459,302

---------------

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base value of such Aircraft as appraised by three independent appraisal and consulting firms. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See "Description of the Aircraft and the Appraisals -- The Appraisals." An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on the current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. See "Risk Factors -- Risks Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table provides loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the Issuance Date and each January 25 Regular Distribution Date. The table is not a forecast or prediction of expected or likely LTVs, but a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Risks Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

     We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under "Description of the Equipment Notes -- Security." The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Delta's obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

                        AGGREGATE                  POOL BALANCE(2)                                   LTV(3)
                         ASSUMED      ------------------------------------------   ------------------------------------------
                         AIRCRAFT       CLASS G        CLASS C        CLASS D        CLASS G        CLASS C        CLASS D
DATE                     VALUE(1)     CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   ------------   ------------   ------------   ------------   ------------   ------------   ------------
January 30, 2003       $799,560,000   $391,583,000   $135,423,000   $65,392,000        49.0%          65.9%          74.1%
January 25, 2004        772,913,158    366,524,319    135,423,000    50,838,771        47.4           64.9           71.5
January 25, 2005        746,266,316    337,405,695    135,423,000    36,279,570        45.2           63.4           68.2
January 25, 2006        719,619,475    311,162,153    135,423,000    23,157,900        43.2           62.1           65.3
January 25, 2007        692,972,633    282,937,999    135,423,000     9,045,931        40.8           60.4           61.7
January 25, 2008                  0              0              0             0          NA             NA             NA

---------------

(1) In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised base value of each Aircraft determined as described under "Equipment Notes and the Aircraft" declines in accordance with the Depreciation Assumption described under "Description of the Equipment
    Notes -- Loan to Value Ratio of the Equipment Notes." Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors -- Risks Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

(2) The "pool balance" for each Class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3) We obtained the LTVs for each Class of Certificates for each January 25 Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of the Aircraft on such date based on the assumptions described above.

                              CASH FLOW STRUCTURE

     This diagram illustrates the structure for the offering of the Certificates and cash flows.

                          (Cash Flow Structure Chart)
------------------------------
(1) Delta issued Series G, Series C and Series D Equipment Notes in respect of each Aircraft. The Class C and Class D Certificates are not offered under this Prospectus. The Equipment Notes with respect to each Aircraft were issued under a separate Indenture. The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date.

(2) The primary liquidity facility and the above-cap liquidity facility are available with respect to the Class G Certificates and are expected to cover up to six consecutive quarterly interest distributions on the Class G Certificates. There will be no liquidity facility in respect of the Class C and Class D Certificates.

(3) The Policy covers payment of interest on and the outstanding balance of the Class G Certificates only in the circumstances described herein. See "Description of the Policy and the Policy Provider Agreement." The Policy does not cover any amounts payable in respect of the Class C or Class D Certificates.

                                  THE OFFERING

Trusts and Certificates.......   Each of the Class G Trust, the Class C Trust
                                 and the Class D Trust were formed pursuant to a separate trust supplement entered into between Delta and U.S. Bank Trust National Association to a basic pass through trust agreement between Delta and U.S. Bank Trust National Association
                                 (as successor trustee to State Street Bank and Trust Company of Connecticut, National
                                 Association), as Trustee under each Trust. Each
                                 Class of Certificates represent fractional undivided interests in the related Trust.

Certificates Offered..........   New Class G Certificates.

Class C and Class D
Certificates..................   We are not offering the Class C or Class D
                                 Certificates pursuant to this Prospectus. We privately placed the Class C and Class D
                                 Certificates with our affiliates concurrently with the issuance of the Old Class G
                                 Certificates. There is no liquidity facilities with respect to the Class C or Class D
                                 Certificates.

Use of Proceeds...............   The proceeds from the sale of the Old Class G
                                 Certificates were used to acquire the Series G
                                 Equipment Notes. The Equipment Notes are full recourse obligations of Delta. Delta used the proceeds from the issuance of the Series G
                                 Equipment Notes for general corporate purposes.

Subordination Agent, Trustee
and Loan Trustee..............   U.S. Bank Trust National Association.

Policy Provider...............   Ambac Assurance Corporation.

Primary Liquidity Provider....   Initially, Landesbank Baden-Wurttemberg for the
                                 Class G Certificates. There is no primary liquidity facility for the Class C or Class D
                                 Certificates.

Above-Cap Liquidity
Provider......................   Initially, Merrill Lynch Capital Services, Inc.
                                 for the Class G Certificates. There is no above-cap liquidity facility for the Class C or Class D Certificates. The obligations of
                                 Merrill Lynch Capital Services, Inc. under the
                                 Above-Cap Liquidity Facility are guaranteed by its parent company, Merrill Lynch & Co., Inc.

Trust Property................   The property of each Trust includes:

                                 - Equipment Notes acquired by such Trust;

                                 - All rights of such Trust under the
                                   Intercreditor Agreement (including all monies receivable pursuant to such rights);

                                 - With respect to the Class G Trust, all monies
                                   receivable under the Liquidity Facilities;

                                 - With respect to the Class G Trust, all monies
                                   receivable under the Policy; and

                                 - Funds from time to time deposited with the
                                   Trustee in accounts relating to such Trust.

Regular Distribution Dates....   January 25, April 25, July 25 and October 25 of
                                 each year, commencing on April 25, 2003.

Record Dates..................   The fifteenth day preceding the related
                                 Distribution Date.

Distributions.................   The Trustee will distribute all payments of
                                 principal, Break Amount (if any), Make-Whole
                                 Amount (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                                 Subject to the subordination provisions
                                 applicable to the Certificates,

                                 - scheduled payments of principal and interest
                                   made on the Equipment Notes will be
                                   distributed on the applicable Regular
                                   Distribution Dates; and

                                 - payments of principal, Break Amount (if any),
                                   Make-Whole Amount (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

Intercreditor Agreement.......   The Trusts, the Primary Liquidity Provider, the
                                 Above-Cap Liquidity Provider, the Subordination
                                 Agent and the Policy Provider are parties to the Intercreditor Agreement. The Intercreditor
                                 Agreement states how payments made on the Equipment Notes, the Primary Liquidity
                                 Facility, the Above-Cap Liquidity Facility and the Policy will be distributed. The
                                 Intercreditor Agreement also sets forth
                                 agreements among the Trusts, the Liquidity
                                 Providers and the Policy Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination.................   Under the Intercreditor Agreement,
                                 distributions on the Certificates generally will be made in the following order:

                                 - First, to the holders of the Class G
                                   Certificates;

                                 - Second, to the holders of the Class C
                                   Certificates; and

                                 - Third, to the holders of the Class D
                                   Certificates.

                                 Certain payments to the Primary Liquidity
                                 Provider and to the Policy Provider will be made prior to payments on the Certificates as discussed under "Description of the Intercreditor Agreement -- Priority of Distributions."

                                 If Delta is in bankruptcy or other specified defaults have occurred but Delta is continuing to meet certain of its payment obligations, the subordination provisions applicable to the Certificates permit distributions to be made on junior Certificates prior to making distributions in full on the more senior Certificates.

Control of Loan Trustee.......   Subject to certain conditions, the "Controlling
                                 Party" will be entitled to direct the Loan
                                 Trustee under such Indenture in taking action
                                 (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                 Subject to the following two paragraphs, if Final Distributions have not been fully paid to the holders of the Class G Certificates or if any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the "Controlling Party". At any other time the "Controlling Party" will be:

                                 - if Final Distributions have not been fully
                                   paid to holders of the Class G Certificates, the Class G Trustee;

                                 - if Final Distributions have been fully paid
                                   to the holders of the Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

                                 - if Final Distributions have been fully paid
                                   to the holders of the Class C Certificates, the Class D Trustee.

                                 Under certain circumstances, and
                                 notwithstanding the foregoing, the Primary
                                 Liquidity Provider will be the Controlling
                                 Party, unless the Policy Provider pays to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility, in which case the Policy Provider will be the Controlling Party (so long as no Policy Provider Default has occurred and is continuing).

                                 In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Delta, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or any of its affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums.

Right to Buy Other Classes of
Certificates..................   If Delta is in bankruptcy or certain other
                                 specified events have occurred, the
                                 Certificateholders and the Policy Provider may have the right to buy certain other Classes of Certificates on the following basis:

                                 - The Class C Certificateholders (other than
                                   Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G Certificates, unless the Policy Provider has elected to purchase the Class G Certificates as described below.

                                 - The Class D Certificateholders (other than
                                   Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G and Class C Certificates unless the Policy Provider has elected to purchase the Class G Certificates as described below.

                                 - Whether or not any Class of
                                   Certificateholders has purchased or elected to purchase the Class G Certificates, the Policy Provider (except in the event of a Policy Provider Default), if it is then the Controlling Party, will have the right to purchase all, but not less than all, of the Class G Certificates.

                                 Once the Policy Provider has purchased the Class G Certificates, the Class C Certificateholders and Class D
                                 Certificateholders will no longer have the right to purchase the Class G Certificates.

                                 The purchase price in each case described above will be the outstanding principal balance of the applicable Class of Certificates plus accrued and undistributed interest, plus Break Amount (if any), but without any Make-Whole Amount.

Liquidity Facilities..........   Under the Primary Liquidity Facility, the
                                 Primary Liquidity Provider will, if necessary, make advances in an aggregate amount that, together with amounts payable by the Above-Cap
                                 Liquidity Provider under the Above-Cap
                                 Liquidity Facility, is expected to be
                                 sufficient to pay interest distributions on the Class G Certificates on up to six successive quarterly Regular Distribution Dates at the applicable interest rate for the Class G
                                 Certificates. Payments under the Primary
                                 Liquidity Facility and the Above-Cap Liquidity
                                 Facility cannot be used to pay any other amount in respect of the Certificates.

                                 Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Class G Certificates will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility and withdrawals from the account into which payments under the Above-Cap Liquidity Facility are required to be made for the Class G Trust.

                                 Upon each drawing under the Primary Liquidity Facility to pay interest distributions on the Class G Certificates, the Subordination Agent will be obligated to reimburse the Primary Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Primary Liquidity Provider under the Primary Liquidity Facility will rank senior to all of the Certificates in right of payment.

Policy Coverage...............   Under the Policy, the Policy Provider will
                                 honor drawings to cover:

                                 - any shortfall (after the application of
                                   drawings under the Primary Liquidity
                                   Facility, and withdrawals from the Primary
                                   Cash Collateral Account and the Above-Cap
                                   Account (collectively, "Prior Funds")), on any Regular Distribution Date in interest on the Class G Certificates; and

                                 - any shortfall (after giving effect to the
                                   application of Prior Funds) on the Final
                                   Legal Distribution Date in the Final
                                   Distribution (other than any unpaid
                                   Make-Whole Amount and unpaid Break Amount) on the Class G Certificates.

                                 Further, upon a default in the payment of principal of a Series G Equipment Note or if a Series G Equipment Note is accelerated (a "Defaulted Series G Equipment Note") then,

                                 - on the first Business Day which is 21 months
                                   after the last Regular Distribution Date on which full payment was made on that Defaulted Series G Equipment Note prior to such default or acceleration, the Policy Provider will pay the outstanding amount of principal and accrued and unpaid interest on that Defaulted Series G Equipment Note; or

                                 - if a Defaulted Series G Equipment Note or any
                                   underlying collateral is disposed of in
                                   connection with the exercise of remedies (a
                                   "Disposition"), the Policy Provider will pay, after giving effect to the application of Disposition proceeds and any Prior Funds, the amount, if any, required to reduce the Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction.

                                 If there is no Disposition, instead of paying the full amount of principal and accrued and unpaid interest on a Defaulted Series G Equipment Note at the end of the 21-month period referred to above, the Policy Provider may elect, after giving five days' prior written notice to the Subordination Agent, instead to pay:

                                 - an amount equal to the scheduled principal
                                   and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during the 21-month period (after giving effect to the application of funds received from the Primary Liquidity Facility, the Primary Cash Collateral Account and the Above-Cap Account, in each case, with respect to such interest); and

                                 - thereafter, on each Regular Distribution
                                   Date, an amount equal to the scheduled
                                   principal and interest otherwise payable on the Defaulted Series G Equipment Note (without regard to any acceleration thereof and without regard to any Prior Funds) until paid in full.

                                 Notwithstanding an election by the Policy
                                 Provider to pay scheduled payments instead of accelerated payments as discussed above, the Policy Provider may, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice, cause the Subordination Agent to make a drawing under the Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on the Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment Note. Further, notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, upon the occurrence of a Policy Provider Default, the Subordination Agent shall, on any Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, make a drawing under the Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on such Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any Policy Drawings previously paid by the Policy Provider in respect of principal of such defaulted Series G Equipment Note.

                                 At the end of the 21-month period referred to above, the Policy Provider will honor drawings by the Primary Liquidity Provider of interest accruing on all outstanding drawings under the Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with the Primary Liquidity Facility.

                                 Accrued and unpaid interest payable by the Policy Provider on account of the Defaulted Series G Equipment Notes will be calculated at the Stated Interest Rate for the Class G Certificates.

                                 The Policy will cover only the Class G
                                 Certificates and the proceeds of any Policy
                                 Drawing will be applied only to the outstanding balance of, and interest on, the Class G Certificates. The Policy Provider will be entitled to be reimbursed for Policy Drawings as described in the "Description of the Policy and the Policy Provider Agreement" and "Description of Intercreditor
                                 Agreement -- Priority of Distributions."

Equipment Notes

  (a) Issuer..................   Under each Indenture, Delta issued Series G,
                                 Series C and Series D Equipment Notes, which were acquired, respectively, by the Class G, Class C and Class D Trusts.

  (b) Interest................   The Equipment Notes held in each Trust accrue
                                 interest at the rate per annum for the
                                 Certificates issued by such Trust. The rate per annum for the Class G Certificates is set forth on the cover page of this Prospectus. The
                                 Series C and Series D Equipment Notes will accrue interest at LIBOR for each Interest
                                 Period plus a margin of 2.00% and 2.50% per annum, respectively. Interest on the Equipment
                                 Notes will be payable on January 25, April 25,
                                 July 25 and October 25 of each year, commencing on April 25, 2003. Interest will be calculated on the basis of the actual number of days elapsed over a 360-day year. LIBOR will be determined from time to time by the Reference
                                 Agent as described in "Description of the Equipment Notes -- Determination of LIBOR."

  (c) Principal...............   Principal payments on the Series G Equipment
                                 Notes are scheduled to be received in specified amounts on January 25, April 25, July 25 and
                                 October 25 in certain years, commencing on April 25, 2003 and ending on January 25, 2008.
                                 The entire principal of the Series C Equipment
                                 Notes will be payable on

                                 January 25, 2008. Principal payments on the
                                 Series D Equipment Notes are scheduled to be received in specified amounts on January 25, April 25, July 25 and October 25 in certain years, commencing on April 25, 2003 and ending on January 25, 2008.

  (d) Rankings................   The Indentures provide for the following
                                 subordination provisions applicable to the
                                 Equipment Notes:

                                 - Series G Equipment Notes issued in respect of
                                   an Aircraft rank senior in right of payment to the Series C and Series D Equipment Notes issued in respect of such Aircraft;

                                 - Series C Equipment Notes issued in respect of
                                   an Aircraft rank junior in right of payment to the Series G Equipment Notes issued in respect of such Aircraft and rank senior in right of payment to the Series D Equipment Notes issued in respect of such Aircraft; and

                                 - Series D Equipment Notes issued in respect of
                                   an Aircraft rank junior in right of payment to the Series G and Series C Equipment Notes issued in respect of such Aircraft.

                                 By virtue of the Intercreditor Agreement, all of the Equipment Notes are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior Class of Certificates.

  (e) Redemption..............   Aircraft Event of Loss.  If an Event of Loss
                                 occurs with respect to a Core Aircraft, Delta will either:

                                 - redeem all of the Equipment Notes issued with
                                   respect to such Core Aircraft and redeem the amount of Series G Equipment Notes issued under each other Indenture relating to a Core Aircraft specified in "Description of the Equipment Notes -- Redemption", or

                                 - substitute an aircraft meeting certain
                                   requirements for such Core Aircraft.

                                 If an Event of Loss occurs with respect to a Non-Core Aircraft, Delta will either:

                                 - redeem all of the Equipment Notes issued with
                                   respect to such Non-Core Aircraft, or

                                 - substitute an aircraft meeting certain
                                   requirements for such Non-Core Aircraft.

                                 The redemption price in each case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued interest and Break Amount (if any), but without any Make-Whole Amount. See "Description of the Equipment Notes -- Redemption."

                                 Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to a Non-Core Aircraft. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Break Amount (if any), plus the Make-Whole Amount (if any). Delta may not optionally redeem at any time any of the Equipment Notes issued with respect to a Core Aircraft. Delta may not optionally redeem any of the Equipment Notes with respect to a Non-Core Aircraft if there is a payment default under any other Indenture. See "Description of the Equipment Notes -- Redemption."

                                 The Aircraft with the following registration numbers (and any aircraft substituted therefor) are "Core Aircraft": N3760C, N3761R, N193DN, N194DN, N1611B and N178DZ.

                                 The Aircraft with the following registration numbers (and any aircraft substituted therefor) are "Non-Core Aircraft": N195DN, N196DN, N197DN, N198DN, N1612T and N1613B.

                                 Event of Default. Upon the occurrence of an Event of Default under an Indenture, any excess proceeds realized from the sale of the Aircraft or the exercise of other remedies under such Indenture will be applied to redeem the Equipment Notes under other Indentures in accordance with the third paragraph under "-- Security".

  (f) Security................   The Equipment Notes issued with respect to each
                                 Aircraft are secured by a security interest in such Aircraft.

                                 In addition, the Equipment Notes are
                                 cross-collateralized to the extent provided in the Indentures, as summarized below.

                                 Distribution of Excess Proceeds. The proceeds realized from the sale of an Aircraft or the exercise of other remedies by the Loan Trustee under an Indenture will be allocated, after paying certain administrative expenses and other related amounts, in the following order or priority:

                                 - to pay all amounts due and payable on all of
                                   the Equipment Notes issued under such
                                   Indenture in accordance with the priorities set forth therein;

                                 - to pay to the Loan Trustee under the other
                                   Indentures relating to the Core Aircraft an amount up to the outstanding principal of, and unpaid interest accrued on, the Series G Equipment Notes issued thereunder on a pro rata basis;

                                 - to pay to the Loan Trustee under the other
                                   Indentures relating to the Non-Core Aircraft an amount up to the outstanding principal of, and unpaid interest accrued on, the Series G Equipment Notes issued thereunder on a pro rata basis;

                                 - to pay to the Loan Trustee under the other
                                   Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series C Equipment Notes issued thereunder on a pro rata basis; and

                                 - to pay to the Loan Trustee under the other
                                   Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series D Equipment Notes issued thereunder on a pro rata basis.

                                 Cross-Default at Final Payment Date. In addition, if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date, the Loan Trustees will be able to exercise remedies under all remaining Indentures, including the sale of all Aircraft, to satisfy the remaining amounts due under any Equipment Note. Such payment default at the Final Payment Date is the only cross-default provision under the Indentures. Therefore, until the Final Payment Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures. If, at any time before the Final Payment Date, the Equipment Notes issued under an Indenture are repaid in full (other than as a result of the exercise of remedies thereunder), the lien under such Indenture will be released and will not thereafter secure any other Equipment Notes.

  (g) Section 1110
Protection....................   Cadwalader, Wickersham & Taft LLP, special
                                 counsel to Delta, provided an opinion to the Trustees that the benefits of Section 1110 of the Bankruptcy Code are available for each of the Aircraft.

Certain ERISA
Considerations................   Each person who acquires a Class G Certificate
                                 will be deemed to have represented that either:

                                 - no assets of a Plan or of any trust
                                   established with respect to a Plan shall have been used to acquire such Class G Certificate or an interest therein; or

                                 - the purchase and holding of such Class G
                                   Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 or materially similar provisions of Similar Law (as defined herein) pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                 See "Certain ERISA Considerations."

Ratings of the Class G
Certificates..................   The Class G Certificates are rated "Aaa" by
                                 Moody's and "AAA" by Standard & Poor's.

                                 A rating is not a recommendation to purchase, hold or sell Class G Certificates, and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by either Rating Agency. See "Risk Factors -- Risks Factors Relating to the Certificates and the Exchange Offer -- Ratings of the Certificates."

                                 The Class C and Class D Certificates are not rated.

Threshold Rating Requirements
for the Liquidity Providers...   The threshold rating is (i) a short-term
                                 unsecured debt rating of P-1 in the case of Moody's and a short-term issuer credit rating of A-1 in the case of Standard & Poor's and
                                 (ii) for any entity that does not have a short-term rating from either or both of such rating agencies, then in lieu of such short-term rating, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term issuer credit rating of A+ in the case of Standard & Poor's.

Primary Liquidity Provider
Rating........................   The initial Primary Liquidity Provider
                                 currently meets the Threshold Rating
                                 requirement.

Above-Cap Liquidity Provider
Rating........................   Merrill Lynch & Co., Inc., the guarantor of the
                                 obligations of the initial Above-Cap Liquidity
                                 Provider, currently meets the Threshold Rating requirement.

Rating of the Policy
Provider......................   The Policy Provider is currently rated "Aaa" by
                                 Moody's and "AAA" by Standard & Poor's.

Governing Law.................   The Certificates and the Equipment Notes are
                                 governed by the laws of the State of New York.

                     SELECTED FINANCIAL AND OPERATING DATA

     The following table presents selected financial and operating data of Delta. We derived the annual historical financial data from Delta's audited consolidated financial statements and the notes thereto. The audited consolidated financial statements as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are incorporated by reference in this Prospectus and the selected financial and operating data should be read in conjunction with those financial statements. The consolidated financial data as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 were derived from Delta's unaudited consolidated financial statements and may not be indicative of results for the year as a whole. See "Where You Can Find More Information."

                                 THREE MONTHS ENDED
                                     MARCH 31,                      YEARS ENDED DECEMBER 31,
                                 ------------------   ----------------------------------------------------
                                 2003(1)   2002(2)    2002(3)    2001(4)    2000(5)    1999(6)      1998
                                 -------   --------   --------   --------   --------   --------   --------
                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA
  (IN MILLIONS, EXCEPT PER
  SHARE DATA):
  Operating revenues...........  $ 3,155   $ 3,103    $ 13,305   $ 13,879   $ 16,741   $ 14,883   $ 14,312
  Operating expenses...........    3,690     3,538      14,614     15,481     15,104     13,565     12,509
  Operating income (loss)......     (535)     (435)     (1,309)    (1,602)     1,637      1,318      1,803
  Interest expense, net(7).....      161       141         610        410        257        126         66
  Net income (loss) before
    cumulative effect of change
    in accounting principle....     (466)     (397)     (1,272)    (1,216)       928      1,262      1,078
  Net income (loss)............     (466)     (397)     (1,272)    (1,216)       828      1,208      1,078
  Earnings (loss) per share
    before cumulative effect of
    change in accounting
    principle(8):
    Basic......................    (3.81)    (3.25)     (10.44)     (9.99)      7.39       9.05       7.22
    Diluted....................    (3.81)    (3.25)     (10.44)     (9.99)      7.05       8.52       6.87
  Earnings (loss) per share(8):
    Basic......................    (3.81)    (3.25)     (10.44)     (9.99)      6.58       8.66       7.22
    Diluted....................    (3.81)    (3.25)     (10.44)     (9.99)      6.28       8.15       6.87
OTHER DATA:
  Ratio of earnings (loss) to
    fixed charges(9)...........    (1.02x)   (0.90x)     (0.51x)    (0.51x)     2.37x      3.55x      3.45x
OPERATING STATISTICS:
  Revenue passengers enplaned
    (thousands)................   24,910    24,618     107,048    104,943    119,930    110,083    105,304
  Available seat miles
    (millions)(10).............   33,204    33,740     141,719    147,837    154,974    147,073    142,154
  Revenue passenger miles
    (millions)(11).............   22,884    23,230     102,029    101,717    112,998    106,165    103,342
  Operating revenue per
    available seat mile........     9.50c     9.20c       9.39c      9.39c     10.80c     10.12c     10.07c
  Passenger mile yield(12).....    12.81c    12.39c      12.08c     12.74c     13.86c     13.14c     12.99c
  Operating cost per available
    seat mile..................    11.11c    10.49c      10.31c     10.47c      9.75c      9.22c      8.80c
  Passenger load factor(13)....    68.92%    68.85%      71.99%     68.80%     72.91%     72.18%     72.70%
  Breakeven passenger load
    factor(14).................    81.49%    79.26%      79.64%     77.31%     65.29%     65.37%     62.94%

                                                                           AT DECEMBER 31,
                                        AT MARCH 31,     ---------------------------------------------------
                                            2003          2002      2001      2000      1999      1998(15)
                                      ----------------   -------   -------   -------   -------   -----------
                                        (UNAUDITED)                                              (UNAUDITED)
BALANCE SHEET DATA (IN MILLIONS):
  Cash and cash equivalents.........      $ 1,857        $ 1,969   $ 2,210   $ 1,364   $ 1,623     $   618
  Total assets......................       24,465         24,720    23,605    21,931    19,942      14,727
  Current liabilities...............        6,730          6,455     6,403     5,245     5,514       4,456
  Long-term debt (less current
    maturities)(16).................       10,197         10,074     8,279     5,797     4,144       1,524
  Obligations under capital leases
    (less current obligations)......           92            100        68        99       159         196
  Shareowners' equity...............          505            893     3,769     5,343     4,908       4,077

---------------

 (1) Includes a $43 million pretax charge for the cost of pension and postretirement obligations for participants in Delta's 2002 workforce reduction programs; and a $20 million pretax charge for other income and expense items.

 (2) Includes a $40 million pretax expense for the temporary carrying costs associated with surplus pilots and grounded aircraft resulting from capacity reductions implemented in November 2001, as well as related requalification training and relocation costs for certain pilots; and a $28 million pretax charge for fair value adjustments of SFAS 133.

 (3) Includes a $439 million pretax charge for asset writedowns, restructuring and related items not primarily associated with changes to Delta's fleet plan and its 2002 workforce reduction programs; a $34 million pretax gain for compensation received under the Air Transportation Safety and System Stabilization Act (the "Stabilization Act"); and a $94 million net pretax charge for other income and expense items.

 (4) Includes a $1.1 billion pretax charge for asset writedowns, restructuring and related items primarily associated with the effects of the September 11, 2001 terrorist attacks on our business; a $634 million pretax gain from the Stabilization Act compensation; and a $186 million net pretax gain for other income and expense items.

 (5) Includes a $108 million pretax charge for restructuring and related items primarily associated with Delta's early retirement medical option program offered in 2000; a $151 million net pretax gain from other income and expense items; and a $164 million cumulative effect, non-cash pretax charge, resulting from our adoption of SFAS 133 on July 1, 2000.

 (6) Includes a $469 million pretax charge for asset writedowns; an $887 million net pretax gain from other income and expense items; and an $89 million non-cash pretax charge from the cumulative effect of a change in accounting principle resulting from our adoption of SAB 101 on January 1, 1999.

 (7) Includes interest income.

 (8) All earnings per share amounts for 1998 have been restated to reflect the two-for-one common stock split that became effective on November 2, 1998.

 (9) The ratio of earnings (loss) to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings (loss) represents income (loss) before income taxes, excluding the cumulative effect of a change in accounting principle, plus fixed charges and distributed income of equity investees less capitalized interest and income
     (loss) from equity investees. Fixed charges include interest, whether expensed or capitalized; one-half of rental expense, which Delta believes is representative of the interest factor in those periods; amortization of debt costs; and preferred security dividends. Fixed charges exceeded adjusted earnings (loss) by $2.0 billion and $1.8 billion for the years ended December 31, 2002 and 2001, respectively, and $710 million and $622 million for the three months ended March 31, 2003 and 2002, respectively.

(10) "Available seat miles" is a measure of capacity which is calculated by multiplying the total number of seats available for transporting passengers by the total number of miles flown during a reporting period.

(11) "Revenue passenger mile" represents one revenue-paying passenger transported one mile and is calculated by multiplying the number of revenue passengers by the number of miles they are flown during the period.

(12) "Passenger mile yield" represents the amount of passenger revenue earned per revenue passenger mile during a reporting period.

(13) "Passenger load factor" is a measure of utilized available seating capacity which is calculated by dividing revenue passenger miles by available seat miles for a reporting period.

(14) "Break-even passenger load factor" represents the percentage of seats that must be occupied in order to break-even on a pre-tax income basis.

(15) Effective December 31, 2000, Delta changed its fiscal year end from June 30 to December 31 and reported audited balance sheet data for December 31, 2000 and December 31, 1999. Balance sheet data as of December 31, 1998 was not required to be audited.

(16) Long-term debt includes $498 million in Special Facilities Revenue Bonds issued in August 2001 by the Massachusetts Port Authority for the redevelopment and expansion of Delta's facilities in Terminal A at Boston's Logan International Airport. Delta has guaranteed the payment of debt service on these bonds. The related proceeds of the bonds may only be used for the redevelopment and expansion of Delta's facilities at Logan International Airport, and, accordingly, are reflected on Delta's consolidated balance sheets at March 31, 2003, December 31, 2002 and December 31, 2001 as a restricted investment in "other assets," as required by accounting principles generally accepted in the United States.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as other information contained in this Prospectus.

RISK FACTORS RELATING TO BUSINESS ENVIRONMENT

  THE TERRORIST ATTACKS IN 2001, MILITARY ACTION IN IRAQ AND OTHER WORLD EVENTS ADVERSELY AFFECTED, AND MAY CONTINUE TO ADVERSELY AFFECT, DELTA'S FINANCIAL RESULTS

     Since the terrorist attacks of September 11, 2001, involving commercial aircraft of other airlines, Delta and the airline industry have faced the worst financial crisis in aviation history. The airline industry has experienced substantial revenue decline and cost increases which have resulted in industry wide liquidity issues. Additionally, during the March 2003 quarter, the industry's financial results were negatively impacted by the military action in Iraq and the Severe Acute Respiratory Syndrome ("SARS") outbreak.

     The future impact of the events of September 11, 2001 and the ability of Delta to weather the current financial crisis will depend on a number of factors, including, but not limited to, the following: (i) general economic conditions; (ii) the adverse impact of the terrorist attacks on the demand for air travel; (iii) the change in Delta's operations and higher costs resulting from, and customer reaction to, new airline and airport security directives;
(iv) the availability and cost of war and terrorism risk and other insurance for Delta; (v) the credit downgrades of Delta and other airlines by Moody's and Standard & Poor's discussed below, and the possibility of additional downgrades, to the extent it makes it more difficult and/or more costly for Delta to obtain financing; (vi) potential declines in the values of the aircraft in Delta's fleet or facilities and any related asset impairment charges; (vii) additional terrorist activity and/or war; (viii) our estimated pension funding obligations which are based on various assumptions, including actual market performance of our pension plan assets and future 30-year treasury bond yields; (ix) actions by U.S. or foreign governments, including the FAA and other regulatory agencies; and (x) the outcome of Delta's litigation.

  THE CREDIT RATINGS OF DELTA HAVE BEEN DOWNGRADED SINCE 2001

     After September 11, 2001, the credit ratings on Delta's senior unsecured long-term debt were lowered from Baa3 to Ba2 by Moody's and Delta's issuer credit rating was lowered from BBB- to BB+ by Standard & Poor's, with concurrent downgrades of senior unsecured and various other debt by both rating agencies. In November 2001, Standard & Poor's lowered Delta's senior unsecured debt rating (but no other ratings) from BB+ to BB and in June 2002, Standard & Poor's lowered Delta's issuer credit rating from BB+ to BB, with concurrent downgrades of senior unsecured and various other Delta debt ratings. Moody's downgraded Delta's senior unsecured long-term debt rating from Ba2 to Ba3 in December 2001 with concurrent downgrades of various other Delta debt ratings.

     On March 28, 2003, Standard & Poor's lowered Delta's issuer credit rating from BB to BB-, and Delta's senior unsecured long-term debt rating from BB- to
B. On April 10, 2003, Moody's downgraded Delta's senior implied debt rating from Ba3 to B1, and Delta's senior unsecured long-term debt rating from Ba3 to B3. On July 8, 2003, Standard & Poor's affirmed Delta's BB- issuer credit rating and removed its ratings from CreditWatch.

     The credit ratings of certain other airlines have been adjusted by Moody's and Standard and Poor's in the various aforementioned reviews and in other independent ratings actions. Moody's outlook on Delta's debt securities is negative and Standard & Poor's outlook on Delta's issuer credit rating remains negative. There can be no assurance that Delta's long-term debt rating will not be lowered further or withdrawn by a rating agency.

     Delta's current credit ratings have negatively impacted its ability to (i) issue unsecured debt, (ii) renew outstanding letters of credit that back certain of our obligations and (iii) obtain certain financial instruments that we use in our fuel hedging program. Our current credit ratings have also increased the cost of our financing transactions and the amount of collateral required for certain financial instruments and insurance coverage.

  OUR INSURANCE COSTS HAVE INCREASED SUBSTANTIALLY AS A RESULT OF THE SEPTEMBER 11, 2001 TERRORIST ATTACKS AND FURTHER INCREASES IN INSURANCE COSTS OR REDUCTIONS IN COVERAGE COULD HAVE A MATERIAL ADVERSE IMPACT ON DELTA

     As a result of the terrorist attacks of September 11, 2001, aviation insurers have significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war, or similar events. At the same time, they significantly increased the premiums for such coverage and for aviation insurance in general. Pursuant to authority granted in the Stabilization Act, the U.S. government has supplemented Delta's commercial war-risk insurance with a comprehensive war-risk liability policy to cover losses to passengers, third parties (ground damage) and the aircraft hull. This coverage was recently extended through August 2004. Delta expects that if the commercial insurance carriers reduce further the amount of insurance coverage available to Delta or further significantly increase the cost of aviation insurance, or if the U.S. government fails to renew the war-risk insurance that it provides, Delta's business, financial position, and results of operations could be materially adversely affected.

RISK FACTORS RELATING TO DELTA

  DELTA CONTINUES TO EXPERIENCE SIGNIFICANT OPERATING LOSSES

     Delta reported a net loss of $466 million for the March 2003 quarter, or $3.81 loss per common share, compared to a net loss of $397 million for the March 2002 quarter, or $3.25 loss per common share. For the fiscal year ended December 31, 2002, Delta reported a net loss of $1.3 billion, or $10.44 loss per common share, compared to a net loss of $1.2 billion, or $9.99 loss per common share, for the fiscal year ended December 31, 2001.

     Delta's March 2003 quarter operating revenues increased 2% compared to the March 2002 quarter, while operating expenses increased 4% compared to the same period a year ago.

     Delta estimates that its net loss for the June 2003 quarter will be substantially greater than Delta's net loss in the June 2002 quarter. This estimate excludes the $398.3 million of payments that we received from the U.S. government under the Emergency Wartime Supplemental Appropriations Act (the "Appropriations Act"). Delta does not expect significant improvement in the revenue environment through 2003 and also expects significant cost pressures related to increases in pension and interest expense to continue. As a result, Delta expects to report a net loss for 2003 including the $398.3 million of payments received under the Appropriations Act.

  SIGNIFICANT CHANGES OR EXTENDED PERIODS OF HIGH FUEL COSTS WOULD MATERIALLY AFFECT DELTA'S OPERATING RESULTS

     Delta's results of operations can be significantly impacted by changes in the price and availability of jet fuel. Changes in jet fuel prices and availability have industry-wide impact. Accordingly, lower jet fuel prices may be offset by increased price competition and lower revenues for all air carriers. Moreover, there can be no assurance that Delta will be able to increase its fares in response to any future increases in fuel prices.

     Delta's jet fuel purchase contracts do not provide material protection against price increases or for assured availability of supplies. Delta purchases most of its jet fuel from petroleum refiners under contracts which establish the price based on various market indices. Delta also purchases aircraft fuel on the spot market, from off-shore sources and under contracts which permit the refiners to set the price and give Delta the right to terminate upon short notice if the price is unacceptable.

     Although Delta is currently able to obtain adequate supplies of jet fuel, it is impossible to predict the future availability or price of jet fuel. Political disruptions or war involving oil producing countries, changes in government policy concerning aircraft fuel production, transportation or marketing, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages and fuel price increases in the future.

  EMPLOYEE STRIKES AND OTHER LABOR-RELATED DISRUPTIONS MAY ADVERSELY AFFECT DELTA'S OPERATIONS

     Delta's business is labor intensive, requiring large numbers of pilots, flight attendants, mechanics and other personnel. Strikes or labor disputes with unionized employees of Delta or Delta's affiliates may adversely affect Delta's ability to conduct its business. As of March 31, 2003 Delta and Delta's wholly-owned subsidiaries had a total of 72,200 full-time equivalent employees. Approximately 18% of these employees are represented by unions. Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act, which provides that a collective bargaining agreement between an airline and a labor union does not expire, but instead becomes amendable as of a stated date. Delta's wholly-owned subsidiary, Atlantic Southeast Airlines, Inc. ("ASA"), is in collective bargaining negotiations with the Air Line Pilots Association, International ("ALPA"), which represents ASA's approximately 1,520 pilots. The outcome of these collective bargaining negotiations cannot presently be determined. In addition to the current ASA-ALPA negotiations, if Delta or Delta's affiliates are unable to reach agreement with any of their unionized work groups on future negotiations regarding the terms of their collective bargaining agreements, Delta may be subject to work interruptions or stoppages. Work stoppages may adversely affect Delta's ability to conduct its operations.

  U.S. FEDERAL LAW IMPOSES LIMITATIONS ON FOREIGN OWNERSHIP OF U.S. AIRLINES AND VOTING BY NON-U.S. CITIZENS

     U.S. federal law on foreign ownership of U.S. airlines requires that no more than 25% of Delta's capital stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that Delta's president and at least two-thirds of the members of Delta's board of directors be U.S. citizens. As such, Delta will not register any shares of its capital stock on its stock register if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Accordingly, if and for so long as the combined foreign ownership holdings of Delta's capital stock reaches the 25% threshold imposed by federal law, no other non-U.S. citizen will be able to register its shares of common stock on Delta's stock register and vote its shares.

  WE EXPECT THAT WE WILL NEED TO RAISE SIGNIFICANT ADDITIONAL FINANCING

     In the aftermath of the events of September 11, 2001, Delta raised substantial amounts of funding to finance capital commitments and day-to-day operations. Delta expects that it will need to raise significant additional financing in the future to cover its liquidity needs. To the extent Delta may be unable to access the capital markets for long-term capital spending requirements or short-term liquidity needs, or Delta's financing costs continue to increase, including as a result of further credit rating downgrades, Delta's business, financial position and results of operations would be materially adversely impacted.

  OUR INDEBTEDNESS AND OTHER OBLIGATIONS ARE SUBSTANTIAL AND COULD AFFECT OUR BUSINESS

     We have now and will continue to have a significant amount of indebtedness. As of March 31, 2003, we had approximately $11.3 billion of indebtedness, or $12.1 billion on a pro forma basis, after giving effect to the financings described under "Recent Developments." Our substantial indebtedness could have important consequences. For example, it could:

     - limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the funds available to us for other purposes;

     - make us more vulnerable to economic downturns, limiting our ability to withstand competitive pressures and reducing our flexibility in responding to changing business and economic conditions; and

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

     Any of the foregoing could adversely affect our business and our ability to service our debt.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  THE AIRLINE INDUSTRY IS HIGHLY COMPETITIVE

     Delta faces significant competition with respect to domestic and international routes, services and fares. All domestic routes served by Delta are subject to competition from both new and established carriers, some of which have substantially lower costs than Delta and service virtually all of Delta's domestic routes. On most domestic and international routes, Delta competes with at least one, and usually more than one, scheduled passenger airline. Delta also competes with all-cargo carriers, charter airlines and, particularly on its shorter routes, with surface transportation.

     International marketing alliances formed by domestic and foreign carriers, such as the Star Alliance (among United Airlines, Lufthansa German Airlines and others), the Oneworld Alliance (among American Airlines, British Airways and others) and the Wings Alliance (between Northwest Airlines and KLM-Royal Dutch Airlines), have significantly increased competition in international markets. Through marketing and codesharing arrangements with U.S. carriers, foreign carriers have obtained access to interior U.S. routes. Similarly, U.S. carriers have increased their ability to sell international transportation such as transatlantic services to and beyond European cities.

     The airline industry is characterized by substantial price competition. If price reductions are not offset by increases in traffic or changes in the mix of traffic that improve Delta's passenger mile yield, Delta's operating results will be adversely affected.

  THE AIRLINE INDUSTRY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

     Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Delta expects to continue incurring expenses to comply with the FAA's regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For example, the Aviation and Transportation Security Act, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a new per-ticket tax on passengers and a new tax on airlines. Subsequently, on April 16, 2003, President Bush signed into law the Emergency Wartime Supplemental Appropriations Act which provides, among other things, for certain payments to the airline industry. See "Recent Developments." The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Delta cannot provide assurance that laws or regulations enacted in the future will not adversely affect it.

  SEASONALITY AND OTHER FACTORS IMPACT DEMAND FOR AIR TRAVEL

     In general, demand for air travel is higher in the June and September quarters, particularly in international markets, because there is more vacation travel during these periods than during the remainder of the year. Demand for air travel is also affected by factors such as economic conditions, war or the threat of war, fare levels and weather conditions. In addition, demand for air travel at particular airlines may be impacted from time to time by, among other things, actual or threatened disruptions to operations due to labor issues. Due to these and other factors, operating results for an interim period are not necessarily indicative of operating results for an entire year, and operating results for a historical period are not necessarily indicative of operating results for a future period.

  THE AIRLINE INDUSTRY HAS SUFFERED SIGNIFICANT LOSSES; AIRLINE BANKRUPTCIES AND OTHER RESTRUCTURING EFFORTS COULD ADVERSELY AFFECT THE INDUSTRY

     The airline industry as a whole suffered significant losses in 2001 and 2002 and is expected to suffer significant losses for all of 2003. Many airlines, in addition to Delta, have announced reductions in capacity, service and workforce in response to the industry-wide reductions in passenger demand and yields. In addition, since September 11, 2001, several air carriers have sought to reorganize under Chapter 11 of the Bankruptcy Code, including US Airways, Inc., the seventh largest U.S. air carrier, and UAL Corporation (United Airlines), the second largest U.S. air carrier. Since filing for Chapter 11 on August 11, 2002, US Airways has emerged from bankruptcy. Additionally, AMR Corporation (American Airlines) has recently announced that it restructured certain labor costs and lowered its operating cost base. Successful completion of such reorganizations or restructurings could present Delta with competitors that have significantly lower operating costs derived from renegotiated labor, supply, and financing contracts. Historically, air carriers involved in reorganizations have undertaken substantial fare discounting in order to maintain cash flows and to enhance continued customer loyalty. Such fare discounting could further lower yields for all carriers, including Delta. In addition, the market value of aircraft would likely be negatively impacted if a number of air carriers, including US Airways and United Airlines, seek to further reduce capacity by eliminating aircraft from their fleets. The bankruptcies of these airlines and the possibility of bankruptcy for other airlines could make it more difficult and/or more costly for Delta to obtain financing. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

 THE AIRLINE INDUSTRY HAS BEEN SIGNIFICANTLY IMPACTED BY THE SARS OUTBREAK

     During the March 2003 quarter, the SARS outbreak, primarily centered in China and other Southeast Asian countries, with a number of cases in Toronto, Canada, also significantly impacted airline industry revenues. Due to our small Pacific presence, however, the SARS outbreak had only a minimal impact on our March 2003 quarter revenues. We are not able to estimate the impact SARS may have on our future revenues due to uncertainty related to the spread of this outbreak.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE EXCHANGE OFFER

  CONSEQUENCES OF FAILURE TO EXCHANGE

     If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Class G Certificates will be rejected. The New Class G Certificates will be issued in exchange for the Old Class G Certificates only after timely receipt by the Exchange Agent of the Old Class G Certificates, a properly completed and executed Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and all other required documentation. If you wish to tender your Old Class G Certificates in exchange for New Class G Certificates, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or Delta is under any duty to give holders of Old Class G Certificates notification of defects or irregularities with respect to tenders of Old Class G Certificates for exchange.

     If you do not exchange you Old Class G Certificates for New Class G Certificates pursuant to the Exchange Offer, or if your tender of Old Class G Certificates is not accepted, your Old Class G Certificates will continue to be subject to the restrictions on transfer of such Old Class G Certificates as set forth in the legend thereon. In general, you may not offer or sell Old Class G Certificates unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state under the Securities Act. We do not currently anticipate that we will register the Old Class G Certificates under the Securities Act. To the extent that Old Class G Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but accepted Old Class G Certificates could be adversely affected.

  APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this Prospectus as Appendix II. Such appraisals are based on varying assumptions and methodologies (which may differ among the appraisers), and may not accurately reflect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals."

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market and economic conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; and whether the Aircraft is sold separately or as part of a block.

     In addition, the value of the Aircraft has been negatively affected as a consequence of the events of September 11, 2001 referred to under "-- Risk Factors Relating to Business Environment -- The Terrorist Attacks in 2001, Military Action in Iraq and Other World Events Adversely Affected, and May Continue to Adversely Affect, Delta's Financial Results." In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. Accordingly, we cannot assure you that the proceeds realized from the sale of any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates.

  REPOSSESSION

     There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

     In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

  PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Under the Intercreditor Agreement, the Primary Liquidity Provider will receive payment of all amounts owed to it, and the Policy Provider will receive certain amounts owed to it, before the holders of any Class of Certificates receive any funds. In addition, in specified default situations, the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     If Delta is in bankruptcy or other specified defaults have occurred but Delta is continuing to meet specified payment obligations and the applicable Loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see "Description of the Certificates -- Subordination."

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     Subject to certain conditions, the Loan Trustee under each Indenture will be directed by the Subordination Agent (at the direction of the Controlling Party) in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default."

     Subject to the following two paragraphs, if Final Distributions have not been fully paid to the holders of the Class G Certificates or if any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the Controlling Party. At any other time the Controlling Party will be:

     - if Final Distributions have not been fully paid to holders of the Class G Certificates, the Class G Trustee;

     - if Final Distributions have been fully paid to the holders of the Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

     - if Final Distributions have been fully paid to the holders of the Class C Certificates, the Class D Trustee.

     Under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider will be the Controlling Party, unless the Policy Provider pays to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility, in which case the Policy Provider will be the Controlling Party (so long as no Policy Provider Default has occurred and is continuing).

     During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The market for any Aircraft or Equipment Notes, as the case may be, during any Indenture Event of Default may be very limited, and we cannot assure you as to whether they could be sold or the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount or sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and, if the shortfall arises from the sale of the Equipment Notes, will not have any claim for the shortfall against Delta, any Trustee, any Liquidity Provider or the Policy Provider (except, with respect to the holders of the Class G Certificates, as described in "Description of the Policy and the Policy Provider Agreement -- The Policy").

  RATINGS OF THE CERTIFICATES

     When issued the Old Class G Certificates were assigned ratings of Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's," and together with Moody's, the "Rating Agencies"). The Class C and D Certificates are not rated. A rating is not a recommendation to purchase, hold or sell the Class G Certificates and the rating does not address market price of the Class G Certificates or suitability of investing in the Class G Certificates for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Delta, the Policy Provider, the Primary Liquidity Provider or the Above-Cap Liquidity Provider) so warrant.

     The ratings of the Class G Certificates are based primarily on the default risk of the Policy Provider and address the likelihood of timely payment of interest when due on the Class G Certificates and the ultimate payment of principal of the Class G Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances (such as an Event of Loss to an Aircraft) which could result in the payment of the outstanding principal amount of the Class G Certificates prior to the Final Expected Distribution Date specified in "Summary -- Summary of the Terms of the Certificates." See "Description of the Certificates."

     The reduction, suspension or withdrawal of the ratings of the Class G Certificates will not, by itself, constitute an Indenture Event of Default.

  ABOVE-CAP LIQUIDITY FACILITY

     The Above-Cap Liquidity Facility for the Class G Certificates provides that upon the occurrence of certain events, such Above-Cap Liquidity Facility shall be terminated. If the Above-Cap Liquidity Facility is so terminated, the Above-Cap Liquidity Provider is required to deposit into the Above-Cap Reserve Account a termination payment expected to be sufficient to cover future payments under the Above-Cap Liquidity Facility, assuming the LIBOR will not exceed 20%. See "Description of Liquidity Facilities -- Above-Cap Liquidity
Facility -- Payments." Thus, if LIBOR at any time exceeds 20%, there can be no assurance that the amounts available in the Above-Cap Reserve Account related to the terminated Above-Cap Liquidity Facility would be sufficient to cover any interest shortfalls on the Class G Certificates as otherwise described herein.

  NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

     The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting Delta or its affiliates.

  LIMITED ABILITY TO RESELL THE CERTIFICATES

     Prior to the Exchange Offer, there has been no public market for the Class G Certificates. Neither Delta nor the Class G Trust intends to apply for listing of the Class G Certificates on any securities exchange or otherwise. In addition, until the Class G Certificates are registered under the Securities Act, they will be subject to restrictions on transfer. The Initial Purchasers may assist in resales of the Class G Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. A secondary market for the Class G Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class G Certificates. If an active public market does not develop, the market price and liquidity of the Class G Certificates may be adversely affected.

RISK FACTORS RELATING TO THE POLICY PROVIDER

  THE IMPACT OF ANY DECLINE IN THE FINANCIAL CONDITION OF THE POLICY PROVIDER

     The AAA rating by Standard & Poor's and the Aaa rating by Moody's of the Class G Certificates are based, primarily, on the existence of the Policy insuring the timely and full payment of interest accrued and payable on the Class G Certificates on each Regular Distribution Date and the payment of principal on or (under certain circumstances) before the Final Legal Distribution Date. Any decline in the financial condition of the Policy Provider or the insolvency of the Policy Provider may result in the downgrade of the foregoing ratings of the Class G Certificates and may impair the ability of the Policy Provider to make payments to the holders of the Class G Certificates pursuant to the Policy. In addition, in the event of the insolvency of the Policy Provider, under insurance insolvency proceedings it is possible that the Subordination Agent would be unable to recover the full amount due under the Class G Certificates on its unsecured claim against the Policy Provider. For information on the financial information generally available with respect to the Policy Provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement -- The Policy."

  THE LIMITED NATURE OF THE POLICY

     Although drawings under the Policy for interest payments may be made when interest is due, drawings for principal payments may not, except in certain circumstances, be made until the Final Legal Distribution Date for the Class G Certificates. The Policy provides no coverage for the Class C or Class D Certificates.

  THE POLICY PROVIDER AS A CONTROLLING PARTY

     Unless a Policy Provider Default has occurred, the Policy Provider will act as the Controlling Party until the Final Distributions are distributed to the holders of the Class G Certificates and all obligations payable to the Policy Provider under the Intercreditor Agreement are reimbursed (unless the Primary Liquidity Provider has the right to become the Controlling Party). As the Controlling Party, the Policy Provider will have the ability, subject to certain limitations, to direct the Subordination Agent in the exercise of all remedies, including the ability to direct the Subordination Agent to sell any or all of the Equipment Notes or to instruct the Loan Trustee under the applicable Indenture to accelerate the Equipment Notes issued under such Indenture and to foreclose upon the lien created thereunder. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider and the holders of the Class G Certificates but detrimental to the holders of the Class C or Class D Certificates.

OTHER RISK FACTOR

  ARTHUR ANDERSEN LLP AUDITED CERTAIN FINANCIAL INFORMATION INCLUDED OR INCORPORATED IN THIS PROSPECTUS. IN THE EVENT SUCH FINANCIAL INFORMATION IS LATER DETERMINED TO CONTAIN FALSE STATEMENTS, YOU MAY BE UNABLE TO RECOVER DAMAGES FROM ARTHUR ANDERSEN LLP.

     Our consolidated balance sheet as of December 31, 2001 and the related statements of operations, shareholders' equity and cash flows for the fiscal years ending December 31, 2001, 2000, 1999 and 1998 were audited by Arthur Andersen LLP. Arthur Andersen LLP has ceased operations in the U.S. As a result, you may be limited in your ability to recover damages from Arthur Andersen LLP under the Securities Act if it is later determined that there are false statements contained in any portions of this Prospectus that have been prepared in reliance on financial data audited by Arthur Andersen LLP.

                               THE EXCHANGE OFFER

     The following summary describes certain provisions of the registration rights agreement, dated as of January 30, 2003 (the "Registration Rights Agreement"), among Delta, the Initial Purchasers and the Trustee. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

GENERAL

     In connection with the issuance of the Old Class G Certificates, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed to use our reasonable best efforts to, within 270 calendar days after January 30, 2003, which is the date the Old Class G Certificates were issued (the "Issuance Date"): (i) file the Registration Statement, of which this Prospectus is a part, with the Commission for a registered exchange offer (the "Exchange Offer") with respect to an issue of New Class G Certificates identical in all material respects to the Old Class G Certificates (except that the New Class G Certificates would not contain terms with respect to transfer restrictions or interest rate increases); (ii) cause the Registration Statement to become effective; and (iii) have the Registration Statement remain effective until the closing of the Exchange Offer. We have agreed to commence the Exchange Offer promptly after the Registration Statement has been declared effective and to use our reasonable best efforts to have the Exchange Offer consummated no later than 60 days after the effective date. However, if any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect the Exchange Offer, or if the Registration Statement is not declared effective within 270 calendar days after the Issuance Date under certain circumstances, or at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, we have agreed to use our reasonable best efforts to (a) file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Class G Certificates; (b) cause the Shelf Registration Statement to be declared effective under the Securities Act by the 270th calendar day after the Issuance Date; and (c) keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Class G Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities
Act).

     If neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each, a "Registration Event") occurs on or prior to the 270th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Class G Certificates will be increased by 0.25% effective from and including October 27, 2003, to but excluding the date on which a Registration Event occurs. If the Shelf Registration Statement ceases to be effective at any time during the period we are required to keep such Shelf Registration Statement effective for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes will be increased by 0.25% from the 61st day such Shelf Registration Statement ceases to be effective during the applicable period until such time as the Shelf Registration Statement again becomes effective.

     If the Exchange Offer is consummated, we will not be required to file the Shelf Registration Statement other than for those Old Class G Certificates held by the Initial Purchasers if they are not eligible to participate in the Exchange Offer, and the interest rate on the Equipment Notes will not be increased.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, we will accept for exchange all Old Class G Certificates validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. New Class G Certificates of the same class will be issued in exchange for an equal face amount (and current Pool Balance) of outstanding Old Class G Certificates accepted in the Exchange Offer. Old Class G Certificates may be tendered only in integral multiples of $100,000. The Exchange Agent will act as agent for the tendering holders of Old Class G Certificates for the purpose of receiving New Class G Certificates from the Trustee and delivering New Class G Certificates to such tendering holders. Old Class G Certificates shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the Exchange Agent.

     The Exchange Offer is not conditioned upon any minimum amount of Old Class G Certificates being tendered for exchange. However, the obligation to accept Old Class G Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the New Class G Certificates issued pursuant to the Exchange Offer in exchange for Old Class G Certificates may be offered for resale, resold or otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Class G Certificates directly from the Trustee for its own account or (ii) a person that is an "affiliate," as defined in Rule 405 under the Securities Act, of ours or of any Trustee) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring such New Class G Certificates in its ordinary course of business and such holder has no arrangements or understanding with any person to participate in the distribution of the New Class G Certificates. Holders of Old Class G Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the New Class G Certificates as it has in such no-action letters.

     Each broker-dealer that receives New Class G Certificates for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Class G Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of New Class G Certificates received in exchange for Old Class G Certificates. We have agreed that, for a period of 90 days after the Expiration Date, we will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with such resales. See "Plan of Distribution." If a broker-dealer would receive New Class G Certificates for its own account in exchange for Old Class G Certificates, where such Old Class G Certificates were not acquired as a result of market-making or other trading activities, such broker-dealer will not be able to participate in the Exchange Offer.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Class G Certificates who do not exchange their Old Class G Certificates for New Class G Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Class G Certificates, unless such Old Class G Certificates are subsequently registered under the Securities Act which, subject to limited exceptions, we will have no obligation to do, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Consequences of Failure to Exchange."

     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Certificates as of           , 2003. As of the date of
this Prospectus, $391,583,000 face amount ($386,844,695 Pool Balance) of Old Class G Certificates are outstanding. Principal payments in the amount of approximately $5,055,600 are due on July 25, 2003.

     If any tendered Old Class G Certificates are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Class G Certificates will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holder of Old Class G Certificates who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Class G Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration Date" means                , 2003 (     calendar days
following the commencement of the Exchange Offer), unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by October 27, 2003, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See "-- General."

     In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Class G Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

     We reserve the right:

     - to delay acceptance of any Old Class G Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Class G Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" have occurred and have not been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

     - to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Class G Certificates.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Class G Certificates of such amendment.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

DISTRIBUTIONS ON THE NEW CLASS G CERTIFICATES

     Interest on the Equipment Notes held by each Trust will be distributed to holders of the New Class G Certificates. The Equipment Notes held by the Class G Trust will accrue interest at the rate per annum set forth on the cover page of this Prospectus. Distributions on the New Class G Certificates will be made from the last date on which distributions were made on the Old Class G Certificates surrendered in exchange therefor. No additional distributions will be made on Old Class G Certificates tendered and accepted for exchange.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or an Agent's Message in lieu of the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent, or have the

Agent's Message delivered, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

     - certificates for such Old Class G Certificates must be received by the Exchange Agent along with the Letter of Transmittal; or

     - a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Class G Certificates, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described under "-- Book-Entry Transfer" below, must be received by the Exchange Agent prior to the Expiration Date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of Old Class G Certificates, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Class G Certificates should be sent to Delta. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Class G Certificates will constitute an agreement between such holder and Delta in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

     Only a holder of Old Class G Certificates may tender such Old Class G Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Class G Certificates are registered on the Trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Class G Certificates are held of record by DTC who desires to deliver Old Class G Certificates by book-entry transfer at DTC.

     Any beneficial holder whose Old Class G Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Class G Certificates, either make appropriate arrangements to register ownership of the Old Class G Certificates in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless the Old Class G Certificates tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Class G Certificates listed therein, such Old Class G Certificates must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the Old Class G Certificates on behalf of the registered holder or holders, in either case as the name of the registered holder or holders appears on the Old Class G Certificates.

     If the Letter of Transmittal or any Old Class G Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Class G Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Class G Certificates not properly tendered or any Old Class G Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Class G Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Class G Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Class G Certificates nor shall any of us incur any liability for failure to give such notification. Tenders of Old Class G Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Class G Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Class G Certificates (or, in the case of Old Class G Certificates tendered by the book-entry transfer procedures described below, such Old Class G Certificates will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, we reserve the right in our sole discretion, subject to the provisions of the Intercreditor Agreement, Policy Provider Agreement and Indentures, to (a) purchase or make offers for any Old Class G Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreements and (b) to the extent permitted by applicable law, purchase Old Class G Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Old Class G Certificates will represent to us that, among other things, the New Class G Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, such holder has no arrangements or understanding with any person to participate in the distribution of the New Class G Certificates and such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of ours or of a Trustee, or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, such holder will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of New Class G Certificates. If such holder is a broker-dealer that will receive New Class G Certificates for its own account in exchange for Old Class G Certificates that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Class G Certificates.

ACCEPTANCE OF OLD CLASS G CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CLASS G CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Class G Certificates properly tendered will be accepted promptly after the Expiration Date, and New Class G Certificates will be issued promptly after acceptance of the Old Class G Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Class G Certificates shall be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Class G Certificates for Old Class G Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Class G Certificates or a timely Book-Entry Confirmation of such Old Class G Certificates into the Exchange Agent's account at DTC, (ii) a properly completed and duly executed Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and (iii) all other required documents. If any tendered Old Class G Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Class G Certificates are submitted for a greater face amount than the holder desires to exchange, such unaccepted or nonexchanged Old Class G Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Class G Certificates tendered by the book-entry transfer procedures described below, such unaccepted or nonexchanged Old Class G Certificates will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Class G Certificates at DTC for purposes of the Exchange Offer. The Exchange Agent and DTC have confirmed that any financial institution that is a DTC Participant may use DTC's Automated Tender Offer Program ("ATOP")procedures to tender Old Class G Certificates in the Exchange Offer. Any financial institution that is a participant in DTC's book-entry transfer system may make book-entry delivery of Old Class G Certificates by causing DTC to transfer such Old Class G Certificates into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Class G Certificates may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to 5:00 p.m., New York City time, on the Expiration Date. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Class G Certificates that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such DTC Participant. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders of the Old Class G Certificates who wish to tender their Old Class G Certificates and (i) whose Old Class G Certificates are not immediately available, or (ii) who cannot deliver their Old Class G Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Class G Certificates if:

     - the tender is made through an Eligible Institution;

     - prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Class G Certificates and the amount of Old Class G Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Class G Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     - such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificates representing the Old Class G Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

     Tenders of Old Class G Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Class G Certificates to be withdrawn, identify the Old Class G Certificates to be withdrawn, including the face amount of such Old Class G Certificates, and (where certificates for Old Class G Certificates have been transmitted) specify the name in which such Old Class G Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Class G Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Class G Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Class G Certificates and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Class G Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Class G Certificates that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Class G Certificates tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Class G Certificates will be credited to an account maintained with DTC for the Old Class G Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Class G Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange New Class G Certificates for, any Old Class G Certificates not previously accepted for exchange, and we may terminate or amend the Exchange Offer before the acceptance of such Old Class G Certificates, if: (i) any action or proceeding is instituted or threatened in any court or by or before a governmental agency with respect to the Exchange Offer that, in our judgement, might materially impair our ability to proceed with the Exchange Offer or (ii) any law, statute or regulation is proposed, adopted or enacted, or any existing laws, statute, rule or regulation is interpreted by the staff of the Commission or a court of competent jurisdiction in a manner that, in our judgement, might materially impair our ability to proceed with the Exchange Offer. In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Class G Certificates from our affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Class G Certificates to be received by such holder or holders of Old Class G Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     U.S. Bank Trust National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                      U.S. Bank Trust National Association
                     c/o U.S. Bank Corporate Trust Services
                             180 East Fifth Street
                               St. Paul, MN 55101
                         Attention: Specialized Finance

                            Facsimile Transmission:
                                 (651) 244-1537

                             Confirm by Telephone:
                                 (800) 934-6802

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Class G Certificates, and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses. We will pay all transfer taxes, if any, applicable to the exchange of Old Class G Certificates pursuant to the Exchange Offer. If, however, certificates representing New Class G Certificates or Old Class G Certificates for amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Class G Certificates tendered, or if tendered Old Class G Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Class G Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                                  THE COMPANY

     Delta is a major air carrier that provides air transportation for passengers and freight throughout the United States and around the world. Based on the most currently available data, Delta is the second largest carrier in terms of passengers carried and the third largest as measured by operating revenues and revenue passenger miles flown. Delta is the leading U.S. transatlantic airline offering the most daily flight departures, servicing the largest number of nonstop routes and carrying more passengers than any other U.S. airline. We operate hubs at Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate international gateways in Atlanta and at New York's John F. Kennedy International Airport.

     Delta is a Delaware corporation headquartered in Atlanta, Georgia. Our address is Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and the telephone number is (404) 715-2600. Our website is www.delta.com. The information contained in our website is not part of this Prospectus.

                              RECENT DEVELOPMENTS

NETWORK DEVELOPMENTS

     During the September 2002 quarter, Delta entered into a marketing agreement with Continental Airlines and Northwest Airlines. This agreement includes codesharing, frequent flyer program and airport lounge reciprocity. During the March 2003 quarter, the U.S. Department of Transportation completed its review of the marketing agreement, which Delta expects to begin to implement later in 2003.

     In March 2003, as a result of declining demand due to military action in Iraq, Delta announced a short-term, 12% reduction in planned mainline capacity which was fully implemented beginning in April 2003. In June 2003, we will begin restoring some of these flights so that our flight schedule for June 2003 will reflect a 7% reduction from our original mainline capacity plan.

     On April 15, 2003, Delta launched a new low-fare service designed to appeal to price-sensitive leisure travelers. The new unit, called Song, will gradually replace Delta's existing low-fare product known as Delta Express. Song will deploy 36 Boeing 757 aircraft. By the fall of 2003, Song plans to offer 144 daily flights to all three major New York City airports as well as airports in Boston, Massachusetts; Hartford, Connecticut; Las Vegas, Nevada; Los Angeles, California; San Juan, Puerto Rico; Tampa, Orlando, Fort Myers and Fort Lauderdale, Florida; and Washington, D.C.; and later expansion across Delta's route network.

DELTA REPORTS MARCH 2003 QUARTER AND FISCAL YEAR 2002 NET LOSS

     Delta reported a net loss of $466 million for the March 2003 quarter, or $3.81 loss per common share, compared to a net loss of $397 million for March 2002 quarter, or $3.25 loss per common share. For the fiscal year ended December 31, 2002, Delta reported a net loss of $1.3 billion, or $10.44 loss per common share, compared to a net loss of $1.2 billion, or $9.99 loss per common share, for the fiscal year ended December 31, 2001.

     Delta's March 2003 quarter operating revenues increased 2% compared to the March 2002 quarter, while operating expenses increased 4% compared to the same period a year ago.

     Delta estimates that its net loss for the June 2003 quarter will be substantially greater than Delta's net loss in the June 2002 quarter. This estimate excludes the $398.3 million of payments that we received from the U.S. government under the Appropriations Act. Delta does not expect improvement in the revenue environment through 2003 and also expects significant cost pressures related to increases in pension and interest expenses to continue. As a result, Delta expects to report a net loss for 2003.

     Delta's capacity for the March 2003 quarter was down 2% compared to the March 2002 quarter, and down 12% compared to the March 2001 quarter.

RECENT FINANCINGS

     Subsequent to March 31, 2003, Delta completed the following transactions:

     - Due to the expiration of our accounts receivable securitization agreement on March 31, 2003, we paid $250 million on April 2, 2003, which represented the total amount owed to a third party by our wholly-owned subsidiary. Subsequent to this payment, we began collecting the receivables previously securitized under this agreement.

     - On April 15, 2003, we entered into a series of financing arrangements with General Electric Capital Corporation ("GECC") comprised of (1) a commitment from GECC to provide $409 million of irrevocable, direct-pay letters of credit to support our obligations related to $403 million principal amount of outstanding municipal bonds and (2) three floating rate credit facilities under which we borrowed a total of $352 million due in installments through 2010. On May 1, 2003, we entered into a definitive agreement with GECC related to the $409 million of irrevocable, direct-pay letters of credit. These arrangements are secured by certain aircraft, spare engines and spare parts.

     - On April 15, 2003, we terminated our credit facility under which we were able to borrow up to $500 million on a secured basis until August 21, 2003. No borrowings were outstanding under this facility. The aircraft previously reserved as collateral under this facility are being used as collateral in connection with the financing transactions with GECC described above and the $138 million financing described below.

     - On April 30, 2003, we borrowed $138 million due in installments through April 2018, which is secured by certain aircraft.

     - On June 2, 2003 and June 20, 2003, respectively, we issued $300 million and $50 million, respectively, of our 8% Convertible Senior Notes due 2023 in a private placement.

  OTHER RECENT DEVELOPMENTS

     On April 16, 2003, President Bush signed into law the Appropriations Act which provides for, among other things:

     - Payments for Certain Security Fees. Payments totaling $2.3 billion from the U.S. government to U.S. air carriers in the proportional share each such air carrier has paid or collected, as of April 16, 2003, in passenger security and air carrier security fees to Transportation Security Administration (the "TSA").

     - Executive Compensation Limits. A requirement that certain airlines which receive the security fee payments described above execute a contract with the TSA agreeing that the air carrier will not provide total compensation (as defined in the Appropriations Act) during the 12-month period beginning April 1, 2003 to its two most highly compensated executive officers during its fiscal year 2002 in an amount greater than the annual salary paid to that officer with respect to the air carrier's fiscal year 2002. If it violates this agreement, the air carrier is required to repay its security fee payments described above. We are subject to this requirement.

     - Compensation for Strengthening Flight Deck Doors. Payments totaling $100 million from the U.S. government to compensate air carriers for the direct costs associated with the strengthening of flight deck doors and locks on aircraft.

     - Suspension of Passenger Security Fees. The suspension of collection of passenger security fees during the period beginning June 1, 2003 and ending September 30, 2003.

     - Insurance. An extension for one year until August 2004 of the U.S. government's obligation to sell war and terrorism risk insurance coverage to air carriers.

     We received payments of $398.3 million under the Appropriations Act during the June 2003 quarter. In accordance with the Appropriations Act, we executed a contract with the Government regarding the executive compensation limits described above.

  OTHER COST REDUCTION INITIATIVES

     We believe it is essential for us to reduce our costs to compete in this business environment. Accordingly during the March 2003 quarter, we continued to develop and implement initiatives to achieve our goal of reducing non-fuel unit costs by 15% by the end of 2005. In addition, we recently presented a proposal to the ALPA, which represents Delta's pilots, to move towards a competitive pilot cost structure. ALPA has not yet formally responded to this proposal. Our collective bargaining agreement with ALPA becomes amendable in May 2005.

  STOCK OPTION EXCHANGE PROGRAM

     On June 30, 2003, Delta announced that it had completed an employee stock option exchange program, which expired on June 25, 2003. Delta canceled options to purchase approximately 31.6 million shares of its common stock and will issue new options to purchase approximately 12.1 million shares of common stock in exchange. Approximately 80% of the eligible options were exchanged under the program. Under the terms of the offer Delta, expects to grant replacement stock options on December 26, 2003.

  SALE OF EQUITY INTEREST IN WORLDSPAN, L.P.

     On July 1, 2003, Delta announced that it had completed the sale of its equity interest in WORLDSPAN, L.P., which operates and markets a computer reservation system and related systems for the travel industry, for $285 million in cash and credits totaling approximately $125 million over nine years against future Worldspan-provided services, and a $45 million subordinated promissory note which matures in 2012. Worldspan was purchased by Travel Transaction Processing Corporation, an acquisition vehicle formed by Citigroup Venture Capital Equity Partners L.P. and Teachers' Merchant Bank.

                                USE OF PROCEEDS

     There will be no cash proceeds from the issuance of the New Class G Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Class G Certificates was used by the Class G Trust to acquire the Series G Equipment Notes. The Series G Equipment Notes are full recourse obligations of Delta. Delta used the proceeds from the issuance of the Series G Equipment Notes for general corporate purposes.

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

     The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by Ambac Assurance Corporation ("Ambac" or the "Policy Provider") for inclusion in this Prospectus, and such information has not been independently verified by Delta, the Initial Purchasers, the Trustees or the Liquidity Providers. Accordingly, notwithstanding anything to the contrary herein, none of Delta, the Initial Purchasers, the Trusts or the Liquidity Providers assumes any responsibility for the accuracy, completeness or applicability of such information.

     Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Standard & Poor's and Fitch Ratings have each assigned a "AAA" financial strength rating to Ambac and Moody's has assigned a "Aaa" financial strength rating to Ambac.

     The following are hereby incorporated by reference into this Prospectus and will be deemed to be a part hereof: (i) the consolidated financial statements of the Policy Provider and its subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 28, 2003, SEC File Number 1-10777); (ii) the unaudited consolidated financial statements of the Policy Provider and its subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the SEC on May 15, 2003); and (iii) the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003 and April 21,
2003, as such reports relate to Ambac. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other document subsequently filed with the SEC that is also incorporated in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     All documents filed by Ambac Financial Group, Inc. with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any financial statements contained therein, subsequent to the date of this Prospectus and prior to the termination of the offering of the Class G Certificates, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of those documents.

     The following table sets forth the capitalization of Ambac as of December 31, 2001, December 31, 2002 and March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

AMBAC FINANCIAL INFORMATION

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED CAPITALIZATION TABLE
                                  ($ MILLIONS)

                                                   DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                       2001           2002          2003
                                                   ------------   ------------   -----------
                                                                                 (UNAUDITED)
Unearned premiums................................     $1,790         $2,137        $2,174
Other liabilities................................        972          1,977         2,101
                                                      ------         ------        ------
  Total liabilities..............................      2,762          4,113         4,275
                                                      ------         ------        ------
Stockholder's equity:
  Common stock...................................         82             82            82
  Additional paid-in capital.....................        928            920           995
  Accumulated other comprehensive income.........         81            231           237
  Retained earnings..............................      2,386          2,849         2,974
                                                      ------         ------        ------
  Total stockholder's equity.....................      3,477          4,082         4,288
                                                      ------         ------        ------
  Total liabilities and stockholder's equity.....     $6,239         $8,195        $8,563
                                                      ======         ======        ======

     For additional financial information concerning Ambac and its subsidiaries, see the audited financial statements of Ambac and its subsidiaries incorporated by reference herein. Copies of the filings with the SEC relating to Ambac incorporated in this Prospectus as described above, including the financial statements of Ambac contained therein, and copies of Ambac's annual statement for the year ended December 31, 2002 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York, 10004 and (212) 668-0340.

     Ambac makes no representation regarding the New Class G Certificates or the advisability of investing in the New Class G Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus other than the information supplied by Ambac and presented under the heading "Description of the Policy Provider" and in the financial statements of Ambac and the other filings by Ambac with the SEC incorporated herein by reference.

     IN THE EVENT THAT AMBAC WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CONNECTICUT GUARANTY ASSOCIATION.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary of particular terms of the Certificates does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities, the Intercreditor Agreement, the Reference Agency Agreement and the Policy, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "-- Subordination" below and elsewhere in this Prospectus and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust differ.

GENERAL

     The Class G, Class C and Class D Certificates were issued on January 30, 2003. Each pass through certificate (collectively, the "Certificates") represents a fractional undivided interest in one of the three Delta Air Lines 2003-1 Pass Through Trusts: the "Class G Trust," the "Class C Trust" and the "Class D Trust," and, collectively, the "Trusts." The Trusts were formed pursuant to a pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated November 16, 2000 (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class G Trust, the Class C Trust and the Class D Trust is referred to herein, respectively, as the "Class G Trustee," the "Class C Trustee" and the "Class D Trustee," and collectively as the "Trustees." The Certificates issued by the Class G Trust, the Class C Trust and the Class D Trust are referred to herein, respectively, as the "Class G Certificates," the "Class C Certificates" and the "Class D Certificates". The Class G Trust purchased all of the Series G Equipment Notes, the Class C Trust purchased all of the Series C Equipment Notes and the Class D Trust purchased all of the Series D Equipment Notes. The holders of the Class G Certificates, the Class C Certificates and the Class D Certificates are referred to herein, respectively, as the "Class G Certificateholders," the "Class C Certificateholders" and the "Class D Certificateholders," and collectively as the "Certificateholders." The sum of the initial principal balance of the Equipment Notes held by each Trust equaled the initial aggregate face amount of the Certificates issued by such Trust.

     The New Class G Certificates will be issued pursuant to the Class G Pass Through Trust Agreement. The forms and terms of the New Class G Certificates are the same in all material respects as the form and terms of the Old Class G Certificates, except that:

     - we registered the New Class G Certificates under the Securities Act so their transfer is not restricted like the Old Class G Certificates;

     - the New Class G Certificates will not contain restrictions on transfer or provisions relating to interest rate increases; and

     - the New Class G Certificates will be available only in book-entry form.

     Each Certificate represents a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Basic Agreement, Section 2.01) The property of each Trust (the "Trust Property") will consist of:

     - subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

     - the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

     - for the Class G Trust, all monies receivable under the Liquidity Facilities;

     - for the Class G Trust, all monies receivable under the Policy; and

     - funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this Prospectus to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate.

     The New Class G Certificates will be issued in fully registered form only and will be subject to the provisions described below under "-- Book-Entry Registration; Delivery and Form." The New Class G Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof. (Basic Agreement, Section 3.01)

DISTRIBUTION OF PAYMENTS ON EQUIPMENT NOTES

     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "-- Subordination" and "Description of the Intercreditor Agreement."

     Payments of principal, Break Amount (if any), Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust, payable on January 25, April 25, July 25 and October 25 of each year, commencing on April 25, 2003. The rate per annum for the Class G Certificates is set forth on the cover page of this Prospectus. The Equipment Notes held in the Class C Trust and the Class D Trust will accrue interest at LIBOR for each Interest Period plus a margin of 2.00% and 2.50% per annum, respectively. The interest rate applicable to each Class of Certificates is referred to as the "Stated Interest Rate" for such Trust. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest will be calculated on the basis of the actual number of days elapsed over a 360-day year.

     Interest payable on the Equipment Notes will be determined based on LIBOR. See "Description of the Equipment Notes -- Determination of LIBOR" for an explanation of how LIBOR is to be determined for each Interest Period.

     As promptly as practicable after the determination of LIBOR for an Interest Period under the Reference Agency Agreement, the Reference Agent will give notice of such determination of LIBOR to Delta, the Trustees, the Loan Trustees, the Subordination Agent, the Policy Provider and the Liquidity Providers.

     Distributions of interest applicable to the Class G Certificates will be supported by the Primary Liquidity Facility and the Above-Cap Liquidity Facility, which together are expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for the Class G Trust on up to six successive quarterly Regular Distribution Dates (without regard to any future distributions of principal of the Class G Certificates). The Liquidity Facilities do not provide for drawings thereunder to pay for principal of, Break Amount or Make-Whole Amount on the Class G Certificates, any interest with respect to the Class G Certificates in excess of the Stated Interest Rate or principal of, interest, Break Amount or Make-Whole Amount with respect to the Certificates of any other

Class. Therefore, only the holders of the Class G Certificates will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility and the Above-Cap Liquidity Facility. See "Description of the Liquidity Facilities."

     After use of any available funds under the Primary Liquidity Facility, the Primary Cash Collateral Account and the Above-Cap Account, the payment of interest on the Class G Certificates will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement -- The Policy."

     Payments of principal of the Series G Equipment Notes are scheduled to be received by the Trustee in installments on January 25, April 25, July 25 and October 25 in certain years, commencing on April 25, 2003 and ending on January 25, 2008. The entire principal amount of the Series C Equipment Notes will be payable on January 25, 2008. Payments of principal of the Series D Equipment Notes are scheduled to be received by the Trustee in installments on January 25, April 25, July 25 and October 25 in certain years, commencing on April 25, 2003 and ending on January 25, 2008.

     Scheduled payments of interest on or principal of the Equipment Notes are referred to herein as "Scheduled Payments," and January 25, April 25, July 25 and October 25 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes -- Principal and Interest Payments." The "Final Legal Distribution Date" for the Class G Certificates is July 25, 2009.

     Payment of principal of the Class G Certificates on the Final Legal Distribution Date and, in certain limited circumstances earlier, will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement -- The Policy."

     Subject to the Intercreditor Agreement, on each Regular Distribution Date the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (15 days prior to each Regular Distribution Date) subject to certain exceptions. (Basic Agreement,
Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note, or the Collateral under, and as defined in, any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a "Special Distribution Date"), as described below. Any such distribution will be subject to the Intercreditor Agreement.

     The Trustee of each Trust will mail a notice to the Certificateholders of such Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c)) Each distribution of a Special Payment, other than a Final

Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See
"-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption."

     In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement -- The Policy," the Class G Trustee will mail a notice to the Class G Certificateholders stating the scheduled Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 15 days prior to the date such proceeds are scheduled to be distributed. Each such distribution will be made by the Class G Trustee to the Certificateholders of record of the related Trust on the Record Date applicable to such distribution. (Basic Agreement, Section 4.02(c))

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

     The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry Registration; Delivery and Form" below.

     If any Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest shall be added for such additional period.

     "Business Day" means, with respect to the Certificates of any Class, any day (a) other than a Saturday, a Sunday or a day on which, (i) commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, or, so long as any Certificate of such Class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, or (ii) with respect to draws under the Policy, the fiscal agent (if any) under the Policy, at its office specified in the Policy, the Policy Provider, at its office specified in the Policy, and insurance companies in New York, New York are required or authorized by law or executive order to close and (b) with respect to drawings under any Liquidity Facility, which is a "Business Day" as defined in such Liquidity Facility.

SUBORDINATION

     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions."

POOL FACTORS

     The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or Break Amount or Make-Whole Amount thereon or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal of the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date and, with respect to the Class G Trust, payments under the Policy made for the benefit of the Class G Certificateholders (other than in respect of the Primary Liquidity Facility and interest on the Class G Certificates). (Basic Agreement, Section 1.01)

     The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal of the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Basic Agreement, Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Basic Agreement, Section 4.03)

     The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

                                  CLASS G                        CLASS C                       CLASS D
                       -----------------------------   ---------------------------   ---------------------------
                          SCHEDULED                       SCHEDULED      EXPECTED      SCHEDULED
                         PAYMENTS OF      EXPECTED       PAYMENTS OF       POOL       PAYMENTS OF     EXPECTED
DATE                      PRINCIPAL      POOL FACTOR      PRINCIPAL       FACTOR       PRINCIPAL     POOL FACTOR
----                   ---------------   -----------   ---------------   ---------   -------------   -----------
April 25, 2003         $  4,738,304.37    0.9878996    $          0.00   1.0000000   $3,024,107.49    0.9537542
July 25, 2003             5,055,599.68    0.9749889               0.00   1.0000000    3,896,791.59    0.8941629
October 25, 2003          8,121,834.91    0.9542479               0.00   1.0000000    4,060,886.36    0.8320622
January 25, 2004          7,142,942.21    0.9360067               0.00   1.0000000    3,571,443.77    0.7774463
April 25, 2004            5,111,926.94    0.9229522               0.00   1.0000000    2,555,943.92    0.7383598
July 25, 2004             6,153,134.89    0.9072387               0.00   1.0000000    3,076,543.91    0.6913121
October 25, 2004          9,359,979.69    0.8833358               0.00   1.0000000    4,679,954.08    0.6197444
January 25, 2005          8,493,582.34    0.8616454               0.00   1.0000000    4,246,758.71    0.5548014
April 25, 2005            4,935,221.70    0.8490422               0.00   1.0000000    2,467,591.97    0.5170660
July 25, 2005             7,241,510.92    0.8305492               0.00   1.0000000    3,620,727.80    0.4616964
October 25, 2005          7,480,110.05    0.8114470               0.00   1.0000000    3,740,026.46    0.4045024
January 25, 2006          6,586,698.90    0.7946263               0.00   1.0000000    3,293,324.27    0.3541396
April 25, 2006            4,709,386.88    0.7825998               0.00   1.0000000    2,354,675.42    0.3181310
July 25, 2006             7,067,614.38    0.7645509               0.00   1.0000000    3,533,780.17    0.2640911
October 25, 2006          8,615,463.15    0.7425493               0.00   1.0000000    4,307,698.65    0.1982161
January 25, 2007          7,831,689.67    0.7225492               0.00   1.0000000    3,915,814.91    0.1383339
April 25, 2007            4,482,619.97    0.7111018               0.00   1.0000000    2,241,292.84    0.1040592
July 25, 2007             6,068,003.41    0.6956057               0.00   1.0000000    3,033,978.51    0.0576624
October 25, 2007          7,540,795.02    0.6763485               0.00   1.0000000    3,770,368.68    0.0000044
January 25, 2008        264,846,580.92    0.0000000     135,423,000.00   0.0000000          290.49    0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption," or any drawing under the Policy (other than in respect of interest on the Certificates). Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "-- Reports to Certificateholders."

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (1) and (2) below):

     (1) the amount of such distribution allocable to principal and the amount allocable to Break Amount and Make-Whole Amount, if any, indicating any portion thereof paid by the Policy Provider in the case of the Class G Certificates;

     (2) the amount of such distribution allocable to interest, indicating any portion thereof paid by the Liquidity Providers and/or Policy Provider in the case of the Class G Certificates;

     (3) the Pool Balance and the Pool Factor for such Trust; and

     (4) LIBOR for the current and immediately preceding Interest Periods, as determined by the Reference Agent. (Trust Supplements, Section 6.01)

     As long as the Class G Certificates are registered in the name of Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), on the record date prior to each Distribution Date, the Class G Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Class G Certificates on such record date. On each Distribution Date, the Class G Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Basic Agreement, Section 4.03(a))

     In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Basic Agreement, Section 4.03(b))

     At such time, if any, as the Class G Certificates are issued in the form of definitive certificates, the Class G Trustee will prepare and deliver the information described above to each Certificateholder of record of the Class G Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Class G Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     Because the Equipment Notes issued under an Indenture are held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the Equipment Notes -- Indenture Events of Default, Notice and Waiver." There are no cross-acceleration provisions in the Indentures and the only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date. Consequently, until the Final Payment Date, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture.

     If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association, will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance whether they could be sold or as to the price at which they could be sold. If a Loan Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Liquidity Provider, the Policy Provider (except in the case of the Class G Certificates) or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02).

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04)

     "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Basic Agreement, Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, except in

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the case of default in a payment of principal, Break Amount (if any), Make-Whole
Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Noteholder"). (Basic Agreement, Section 6.04)

     Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Break Amount, (if any), Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Noteholders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the Trustee and each Certificateholder of the same Class:

     - the Class C Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G Certificates (unless the Policy Provider has elected to purchase the Class G Certificates as provided below);

     - the Class D Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G Certificates (unless the Policy Provider has elected to purchase the Class G Certificates as provided below) and to purchase all, but not less than all, of the Class C Certificates; and

     - whether or not the Class C Certificateholders or the Class D Certificateholders have purchased or elected to purchase the Class G Certificates, the Policy Provider (except in the event of a Policy

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

       Provider Default), if it is then the Controlling Party, shall have the right to purchase all, but not less than all, of the Class G Certificates.

     Once the Policy Provider has purchased the Class G Certificates, the Class C Certificateholders and the Class D Certificateholders will no longer have the right to purchase the Class G Certificates.

     In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon and Break Amount (if any) to the date of purchase, without any Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 7.01)

PTC EVENT OF DEFAULT

     A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

     - the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent has made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and has distributed such amount to the related Trustee); or

     - interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless in the case of the Class G Certificates, the Subordination Agent has made an Interest Drawing, or a withdrawal from the Primary Cash Collateral Account and/or Above-Cap Account, and/or a drawing under the Policy, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

     A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement -- Priority of Distributions."

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Delta will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other person unless:

     - the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

     - the successor or transferee entity is, if and to the extent required under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;
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

     - the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Indentures, and the Participation Agreements;

     - if the Aircraft are, at the time, registered with the FAA, the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code, or if the Aircraft are, at the time, not registered with the FAA, the transferor or successor makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

     - Delta has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting Delta and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, if applicable, permitting the execution of amendments or supplements to the Intercreditor Agreement or the Reference Agency Agreement or, with respect to the Pass Through Trust Agreement for the Class G Trust, any Liquidity Facility, the Policy and the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust (but, in the case of certain of the following relating to the Class G Trust, subject to the prior written consent of the Policy Provider) to, among other things:

     - evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of Delta's obligations under such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, any Liquidity Facility or the Policy Provider Agreement;

     - add to the covenants of Delta for the benefit of holders of such Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement;

     - to cure any ambiguity or correct any mistake or inconsistency in such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement;

     - make or modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

     - comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed (or to facilitate any listing of any certificates on any exchange or the quotation system) or of any regulatory body;

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to the extent necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and add to such Pass Through Trust Agreement, the Intercreditor Agreement, the

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

       Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for multiple Liquidity Facilities for such Trust;

     - provide certain information to the Trustee as required in such Pass Through Trust Agreement;

     - add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

     - provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust; and

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

provided, however, that no such supplement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to the Pass Through Trust Agreement for the Class G Trust, the Policy Provider, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, or with respect to the Pass Through Trust Agreement for the Class G Trust, any Liquidity Facility, the Policy or the Policy Provider Agreement to the extent applicable to such Certificateholders or modifying the rights of the Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, except that no such supplemental agreement may, without the consent of the Policy Provider (with respect to the Pass Through Trust Agreement for the Class G Trust) and the holder of each outstanding Certificate adversely affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

     - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement;

     - cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes; or

     - to terminate or modify the Policy.
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

     If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice and the Policy Provider. The Trustee will request from the Certificateholders or the Policy Provider, as the case may be, a direction as to:

     - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder or the Controlling Party has the option to take or direct;

     - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Noteholder or as Controlling Party; and

     - how to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto. (Section 10.01; Intercreditor Agreement, Section 8.01(b))

     If Certificateholders are entitled to direct the Trustee and such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

     - as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Basic Agreement, Section 10.01)

     For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Basic Agreement, Section 10.01)

     Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the Subordination Agent (as directed by the Controlling Party). Any such Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Section 2.06 and 8.01(b)) Notwithstanding the foregoing, no amendment, modification, consent or waiver of any Indenture, Equipment Note, Participation Agreement or other related document will, without the consent of the Primary Liquidity Provider, the Policy Provider and the Trustee of each Trust (other than any Trust all of the Certificates of which are held or beneficially owned by Delta and/or any of its affiliates) whose Certificateholders would be affected thereby (i) reduce the amount of principal or interest payable by Delta under any Equipment Note issued under any Indenture or delay the timing of any such payment, (ii) create any lien with respect to any collateral prior to or pari passu with the lien of the related Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related collateral, or (iii) reduce the percentage in principal amount of the outstanding Equipment Notes issued under any Indenture required to take or approve any action under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See "-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

TERMINATION OF THE TRUSTS

     The obligations of Delta and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

     In the event that all of the Certificateholders do not surrender their Certificates for cancellation within six months after the date specified in such written notice, the applicable Trustee will give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution. No additional interest will accrue on the Certificates after the Distribution Date specified in the first written notice. In the event that any money held by a Trustee for the payment of distributions on the Certificates remains unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from Delta, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee.

THE TRUSTEES

     The Trustee for each Trust initially will be U.S. Bank Trust National Association. The Trustee's address is U.S. Bank Trust National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

     With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Policy, or other related documents. (Basic Agreement, Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not the Trustee. (Basic Agreement, Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

 GENERAL

     Each Class of New Class G Certificates will be represented by one or more fully registered global certificates ("Global Certificates"). Each global certificate will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. ("Cede"), the nominee of DTC.

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

     DTC has informed Delta as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Delta expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states required that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Class G Certificates represented by such Global Certificates for all purposes under the Class G Certificates and Class G Pass Through Trust Agreement. All references in this Prospectus to actions by the Class G Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Class G Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Class G Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided or under the Class G Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a "Certificate Owner" and collectively as the "Certificate Owners."

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to the Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants. DTC Participants and indirect participants with which Certificate Owners have accounts with respect to the Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or indirect participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants' respective holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to indirect participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

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

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised Delta that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Delta that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to indirect participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Payments of the principal of, Break Amount (if any), Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Delta, the Class G Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Delta expects that DTC or in its nominee, upon receipt of any payment of principal, Break Amount (if any), Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or in its nominee. Delta also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

     Neither Delta nor the Trustee nor any agent of Delta or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any indirect participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources Delta believes to be reliable, but Delta has not verified such information and takes no responsibility for the accuracy thereof.

  SAME-DAY SETTLEMENT AND PAYMENT

     As long as Certificates are registered in the name of DTC or its nominee, all payments made by Delta to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

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     Any Certificates registered in the name of DTC or its nominee will trade in
DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

 DEFINITIVE CERTIFICATES

     Interest in Global Certificates with respect to the Class G Certificates will be exchangeable or transferable, as the case may be, for Definitive Certificates only if (i) DTC advises the Class G Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Class G Trustee is unable to locate a qualified successor, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the Class G Pass Through Trust Agreement, the Class G Certificateholders with fractional undivided interests aggregating not less than a majority in interest in the Class G Trust advise the Class G Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Class G Trustee will be required to notify all Class G Certificateholders through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the certificate representing the Global Certificates and receipt of instructions for re-registration, the Class G Trustee will reissue the applicable Certificate as Definitive Certificates to Class G Certificateholders.

     Distribution of principal, Break Amount (if any), Make-Whole Amount (if any) and interest with respect to the Class G Certificates will thereafter be made by the Class G Trustee directly in accordance with the procedures set forth in the Class G Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Class G Trustee. The final payment on any Class G Certificate, however, will be made only upon presentation and surrender of the Class G Certificate at the office or agency specified in the notice of final distribution to the Class G Certificateholders.

                      DESCRIPTION OF LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. There is no liquidity facility for the Class C and Class D Certificates. Therefore, the statements under this caption apply only to the Class G Trust and any reference to a Liquidity Facility should be read to exclude the Class C and Class D Trusts. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information." The term "Liquidity Facilities" refers to the Primary Liquidity Facility and the Above-Cap Liquidity Facility.

PRIMARY LIQUIDITY FACILITY

 GENERAL

     The primary liquidity provider (the "Primary Liquidity Provider") entered into a revolving credit agreement (the "Primary Liquidity Facility") with the Subordination Agent with respect to the Class G Trust. Under the Primary Liquidity Facility, the Primary Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent to be used solely to pay interest on the Class G Certificates when due, subject to certain limitations. The Primary Liquidity Facility, together with the amounts in the Above-Cap Account, if any, are expected to be sufficient to pay interest on the

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Class G Certificates on up to six consecutive quarterly Regular Distribution
Dates at the Stated Interest Rate for the Class G Certificates. If interest payment defaults occur which exceed the amount covered by or available under the Primary Liquidity Facility and funds available in the Above-Cap Account, the Class G Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including funds from the Policy). Although Landesbank Baden-Wurttemberg is the initial Primary Liquidity Provider, it may be replaced by one or more other entities under certain circumstances.

 DRAWINGS

     The initial amount available under the Primary Liquidity Facility as of the issuance of the Old Class G Certificates was $75,217,115.51

     Except as otherwise provided below, the Primary Liquidity Facility enables the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date in order to make interest distributions then scheduled for the Class G Certificates at the Stated Interest Rate for the Class G Trust to the extent that the amount (including any required payments by the Policy Provider following a Policy Provider Election), if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Primary Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on the Class G Certificates will not exceed the then Maximum Available Commitment under the Primary Liquidity Facility. The "Maximum Available Commitment" at any time is an amount equal to the then Required Amount of the Primary Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under the Primary Liquidity Facility at such time, provided that following a Downgrade Drawing or a Final Drawing under the Primary Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

     "Required Amount" means, on any day, the aggregate amount sufficient to pay interest, on the Pool Balance of the Class G Certificates, at the Capped Interest Rate, on the six successive quarterly Regular Distribution Dates immediately following such date or if such date is a Regular Distribution Date, on such date and the succeeding five Regular Distribution Dates, in each case calculated without regard to expected future payments of principal on such Certificates. The Pool Balance for purposes of the definition of Required Amount, if any Policy Provider Election has been made, shall be deemed to be reduced by the amount (if positive) by which (i) the outstanding principal balance of each Series G Equipment Note in respect of which such Policy Provider Election has been made shall exceed (ii) the amount of any Policy Drawing previously paid by the Policy Provider in respect of principal of such Series G Equipment Note.

     The initial "Capped Interest Rate" was 12.75% per annum as of the issuance of the Old Class G Certificates. As of the issuance of the New Class G Certificates, the Capped Interest Rate will decrease to 12.50% per annum.

     The Primary Liquidity Facility does not provide for drawings thereunder to pay for principal of, Make-Whole Amount (if any) or Break Amount (if any) on the Class G Certificates or any interest with respect to the Class G Certificates in excess of the Stated Interest Rate for the Class G Certificates, or to pay principal of or interest, Break Amount or Make-Whole Amount on the Certificates of any other Class. The Primary Liquidity Facility does not provide for drawings thereunder to pay interest with respect to the Class G Certificates in excess of an amount equal to six quarterly installments of interest calculated at the Capped Interest Rate. (Primary Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.06)

     Each payment by the Primary Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the Primary Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the Primary Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the Primary Liquidity Facility; provided, however, the Primary
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Liquidity Facility will not be so reinstated at any time if (i) a Liquidity
Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. Any amounts paid by the Policy Provider to the Primary Liquidity Provider as described in "Description of the Intercreditor Agreement -- Intercreditor Rights -- Controlling Party" will not reinstate the Primary Liquidity Facility, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the Primary Liquidity Facility to the extent of such reimbursement unless (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under the Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Primary Liquidity Facility, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)). Following each reduction of the Pool Balance for the Class G Trust, the Required Amount of the Primary Liquidity Facility will be reduced automatically to an amount sufficient to pay interest on the Class G Pool Balance on the next six successive quarterly Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Capped Interest Rate for the Class G Trust. (Primary Liquidity Facility, Section 2.04) The Required Amount of the Primary Liquidity Facility will also be reduced upon a reduction of the Capped Interest Rate.

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief for such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

 REPLACEMENT OF PRIMARY LIQUIDITY FACILITY

     If at any time the short-term unsecured debt rating of the Primary Liquidity Provider issued by Moody's or the short-term issuer credit rating of the Primary Liquidity Provider issued by Standard & Poor's (or if the Primary Liquidity Provider does not have a short-term unsecured debt rating or short-term issuer credit rating, as applicable, issued by Moody's or Standard & Poor's, the long-term unsecured debt rating or long-term issuer credit rating of the Primary Liquidity Provider issued by such Rating Agency) is lower than the Threshold Rating, the Primary Liquidity Facility may be replaced by a Replacement Primary Liquidity Facility. If the Primary Liquidity Facility is not so replaced with a Replacement Primary Liquidity Facility within 10 days after such downgrading, the Subordination Agent will draw the then Maximum Available Commitment under the Primary Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a primary cash collateral account (the "Primary Cash Collateral Account") for the Class G Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Primary Liquidity Facility would be used. (Primary Liquidity Facility, Section 2.02(c); Intercreditor Agreement, Section 3.06(c))

     A "Replacement Primary Liquidity Facility" for the Primary Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Certificates (before downgrading of such ratings, if any, as a result of the occurrence of a Downgrade Event) without regard to the Policy, to be

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consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the Required Amount, and issued by a person (or persons) having debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Primary Liquidity Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Primary Liquidity Provider.

     "Threshold Rating" means (i) a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term issuer credit rating of A-1 in the case of Standard & Poor's, and (ii) in the case of any entity that does not have a short-term rating from either or both of such rating agencies, then in lieu of such short-term rating, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term issuer credit rating of A+ in the case of Standard & Poor's.

     The initial Primary Liquidity Facility provides that the Primary Liquidity Provider's obligations thereunder will expire on the earliest of:

     - the 15th day after the Final Legal Distribution Date for the Class G Certificates;

     - the date on which the Subordination Agent delivers to the Primary Liquidity Provider a certification that Final Distributions on all of the Class G Certificates have been paid in full or provision has been made for such payment;

     - the date on which the Subordination Agent delivers to the Primary Liquidity Provider a certification that a Replacement Primary Liquidity Facility has been substituted for the Primary Liquidity Facility;

     - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Primary Liquidity Provider (see "-- Liquidity Events of Default"); and

     - the date on which no amount is or may (including by reason of reinstatement) become available for drawing under the Primary Liquidity Facility.

     The initial Primary Liquidity Facility provides that such facility will continue until 15 days after the Final Legal Distribution Date. However, as discussed herein, the initial Primary Liquidity Facility may be replaced prior to such time by a Replacement Liquidity Facility. If the initial Primary Liquidity Facility is replaced by a Replacement Primary Liquidity Facility, such Replacement Primary Liquidity Facility may or may not extend until 15 days after the Final Legal Distribution Date. The Intercreditor Agreement will provide for the replacement of the Replacement Primary Liquidity Facility if such Replacement Primary Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Class G Certificates and such Replacement Primary Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Replacement Primary Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Replacement Primary Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Primary Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Replacement Primary Liquidity Facility would be used. (Intercreditor Agreement, Section 3.06(d))

     Subject to certain limitations, Delta may, at its option, arrange for a Replacement Primary Liquidity Facility to replace the Primary Liquidity Facility (including without limitation any Replacement Primary Liquidity Facility described in the following sentence). If a Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under the initial Primary Liquidity Facility or any Replacement Primary Liquidity Facility, the funds with respect to the Primary Liquidity Facility or such Replacement Primary Liquidity Facility on deposit in the Primary Cash Collateral Account will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

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

     Upon receipt by the Subordination Agent of a Termination Notice with respect to the Primary Liquidity Facility from the Primary Liquidity Provider, the Subordination Agent will request a final drawing (a "Final Drawing") under the Primary Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Primary Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Primary Liquidity Facility would be used. (Primary Liquidity Facility, Section 2.02(d); Intercreditor Agreement, Section 3.06(i))

     Drawings under the Primary Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Primary Liquidity Facility. Upon receipt of such a certificate, the Primary Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Primary Liquidity Provider of the amount specified in any drawing under the Primary Liquidity Facility, the Primary Liquidity Provider will be fully discharged of its obligations under the Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

 REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under the Primary Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

 INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn under the initial Primary Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable, together with interest on the amount of such Drawing. From the date of such Drawing to (but excluding) the third business day following the Primary Liquidity Provider's receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 1.70% per annum. Thereafter, interest will accrue at the Liquidity Facility LIBOR for the applicable interest period plus 1.70% per annum.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus one quarter of one percent (0.25%) per annum.

     "Liquidity Facility LIBOR" means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Page 3750 of the Telerate Systems Incorporated screen service (or any successor thereto), at approximately 11:00 A.M. (London time) two London Banking Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods. "London Banking Day" means any day on which commercial banks are open for general business in London, England.

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 DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under the Primary Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in the Primary Cash Collateral Account will be treated as follows:

     - such amount will be released on any Distribution Date to the Primary Liquidity Provider to pay any obligations to the Primary Liquidity Provider to the extent such amount exceeds the Required Amount;

     - any portion of such amount withdrawn from the Primary Cash Collateral Account to pay interest distributions on the Class G Certificates will be treated in the same way as Interest Drawings; and

     - the balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing under the initial Primary Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Class G Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Primary Cash Collateral Account and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default," at a rate equal to LIBOR for the applicable interest period plus 1.70% per annum. In addition, prior to conversion to a Final Drawing, a commitment fee will continue to be payable on the amounts on deposit in the Primary Cash Collateral Account.

 LIQUIDITY EVENTS OF DEFAULT

     Events of default under the Primary Liquidity Facility (each, a "Liquidity Event of Default") consist of:

     - the acceleration of all the Equipment Notes; or

     - certain bankruptcy or similar events involving Delta. (Primary Liquidity Facility, Section 1.01)

     If (i) any Liquidity Event of Default under the Primary Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Primary Liquidity Provider may, in its discretion, give a notice of termination of the Primary Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - the Primary Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

     - the Subordination Agent will request promptly, and the Primary Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

     - any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under the Primary Liquidity Facility; and

     - all amounts owing to the Primary Liquidity Provider will become immediately due and payable.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions." (Primary Liquidity Facility, Section 6.01)

     Upon the circumstances described under "Description of the Intercreditor Agreement -- Intercreditor Rights," the Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

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

 PRIMARY LIQUIDITY PROVIDER

     The initial Primary Liquidity Provider for the Class G Trust is Landesbank Baden-Wurttemberg, a bank established in Germany as a public law institution with legal capacity (Rechtsfahige Anstalt des Offentlichen Rechts). Landesbank Baden-Wurttemberg has short-term debt rating of P-1 from Moody's and a short-term issuer credit rating of A-1+ from Standard & Poor's, and a long-term debt rating of Aaa from Moody's and a long term issuer credit rating of AAA from Standard & Poor's.

ABOVE-CAP LIQUIDITY FACILITY

 GENERAL

     The above-cap liquidity provider (the "Above-Cap Liquidity Provider" and, together with the Primary Liquidity Provider, the "Liquidity Providers") entered into an irrevocable interest rate cap agreement with the Subordination Agent with respect to the Class G Trust (the "Above-Cap Liquidity Facility").

 PAYMENTS

     Under the Above-Cap Liquidity Facility, subject to conditions set forth therein, the Above-Cap Liquidity Provider will make payments on any Distribution Date if (i) after giving effect to the provisions of the Intercreditor Agreement (but without regard to drawings under the Primary Liquidity Facility or withdrawals from the Primary Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on the Class G Certificates, and (ii) then effective LIBOR exceeds the Capped LIBOR, in an amount (an "Above-Cap Payment") equal to (regardless of whether any portion of such amount has been or is being funded by the Primary Liquidity Provider as an Interest Drawing) the product of (x) the excess of LIBOR over the Capped LIBOR, multiplied by (y) the Pool Balance of the Class G Certificates, multiplied by (z) actual days elapsed in the applicable interest period divided by 360. An Above-Cap Payment under the Above-Cap Liquidity Facility will be made to the Subordination Agent, which will immediately deposit such Above-Cap Payment in the Above-Cap Account to be available for withdrawals as described in "-- Above-Cap Account" below. The Above-Cap Liquidity Facility will be available to make payments only as long as the Primary Liquidity Facility is available to be drawn or there are amounts available to be withdrawn in the Primary Cash Collateral Account or the Above-Cap Account.

     The "Capped LIBOR" is 11.75% per annum.

     The Above-Cap Liquidity Facility does not provide for payments thereunder to pay, directly or indirectly, principal of, Break Amount or Make-Whole Amount on, the Class G Certificates or principal of, or interest, Break Amount or Make-Whole Amount on, the Certificates of any other Class. (Intercreditor Agreement, Section 3.6) The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

 EARLY TERMINATION

     If at any time (i) the Above-Cap Liquidity Provider (or, in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Guarantor) fails to meet the Threshold Rating, (ii) in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Guarantor's guarantee of the initial Above-Cap Liquidity Provider's obligations thereunder becomes invalid or unenforceable, or (iii) certain other events relating to certain changes in law or other circumstances occur, then the Above-Cap Liquidity Facility may be replaced by a Replacement Above-Cap Liquidity Facility. If the Above-Cap Liquidity Facility is not so replaced within ten days after an event specified in clause (i) or (ii) above, or within 20 days after an event specified in clause (iii) above, the Above-Cap Liquidity Provider will pay the Subordination Agent for deposit into an account (the "Above-Cap Reserve Account")

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for the benefit of the Class G Certificates an amount in cash (the "Above-Cap
Reserve Amount") equal to the product of:

     - 1.528, multiplied by

     - 20% per annum minus Capped LIBOR, multiplied by

     - the Pool Balance of the Class G Certificates,

plus all other unpaid amounts then due under the Above-Cap Liquidity Facility. Upon such payment, the Above-Cap Liquidity Facility will terminate.

     The Above-Cap Liquidity Facility may be terminated upon the occurrence of certain other specified events with respect to the Above-cap Liquidity Provider without the right of replacement and upon the occurrence of any such event, the Above-Cap Liquidity Provider will be obligated to pay the Above-Cap Reserve Amount into the Above-Cap Reserve Account.

     A "Replacement Above-Cap Liquidity Facility" for the Above-Cap Liquidity Facility will mean an irrevocable interest rate cap agreement (or agreements) in substantially the form of the replaced Above-Cap Liquidity Facility or in such other form as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Certificates (without regard to the Policy and before downgrading of such ratings, if any, as a result of the downgrading of the Above-Cap Liquidity Provider) and issued by a person (or persons) having ratings issued by each of Moody's and Standard & Poor's that are equal to or higher than the Threshold Rating and which person shall be consented to by the Policy Provider (which consent shall not be unreasonably withheld or delayed). (Intercreditor Agreement, Section 1.01)

     Amounts will be withdrawn from the Above-Cap Reserve Account and deposited in the Above-Cap Account as needed, to be used for the same purposes and under the same circumstances, and subject to the same conditions, as Above-Cap Payments under the Above-Cap Liquidity Facility (were the Above-Cap Liquidity Facility still in effect) would be used. Cash deposited into the Above-Cap Reserve Account will be invested in certain specified eligible investments.

     The Above-Cap Liquidity Facility provides that the Above-Cap Liquidity Provider's obligations thereunder will expire on the earlier of the first Business Day after (i) the Final Legal Distribution Date for the Class G Certificates and (ii) the date of payment in full of Final Distributions with respect to the Class G Certificates.

 ABOVE-CAP ACCOUNT

     The Subordination Agent will maintain an account for the Class G Trust (the "Above-Cap Account") into which Above-Cap Payments made by the Above-Cap Provider will be deposited. If, on any Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement and after giving effect to any Interest Drawing under the Primary Liquidity Facility or withdrawals from the Primary Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on the Class G Certificates (regardless of whether LIBOR is lower or higher than Capped LIBOR), the Subordination Agent shall make a withdrawal from the Above-Cap Account to the extent funds are available in such Above-Cap Account (after giving effect to any Above-Cap Payment or any equivalent transfer required from the Above-Cap Reserve Account) to fund such shortfall.

     Amounts deposited into the Above-Cap Account are not available to pay principal of or any Make-Whole Amount on, or Break Amount (if any) with respect to, the Class G Certificates. On the earlier of the first Business Day after (i) the Final Legal Distribution Date for the Class G Trust and (ii) the date of payment in full of Final Distributions with respect to the Class G Certificates, the Subordination Agent will pay to the Above-Cap Liquidity Provider an amount equal to the sum of the amounts remaining in the Above-Cap Account and the Above-Cap Reserve Account, if any.

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     Amounts available under the Above-Cap Liquidity Facility, together with the maximum amount of Interest Drawings available under the Primary Liquidity Facility, are expected to be sufficient to pay interest (calculated at the Stated Interest Rate applicable to the Class G Certificates) on the Class G Certificates on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal of such Certificates).

     Notwithstanding the subordination provisions of the Intercreditor Agreement, only the holders of the Class G Certificates will be entitled to receive and retain the proceeds of withdrawals from the Above-Cap Account.

 ABOVE-CAP LIQUIDITY PROVIDER

     The initial Above-Cap Liquidity Provider for the Class G Trust is Merrill Lynch Capital Services, Inc. The obligations of the initial Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility are guaranteed by its parent company, Merrill Lynch & Co., Inc. (the "Above-Cap Liquidity Guarantor"). The Above-Cap Liquidity Guarantor has a short-term unsecured debt rating of P-1 from Moody's and a short-term issuer debt rating of A-1 from Standard & Poor's.

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          DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

     The following summary describes certain terms of the Policy and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Policy, which has been filed as an exhibit to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

THE POLICY

     The Policy Provider issued a certificate guaranty insurance policy (the "Policy") in favor of the Subordination Agent, for the benefit of the holders of the Class G Certificates, and the Primary Liquidity Provider, with respect to certain interest payments. The Policy does not cover any amounts payable on the Class C or Class D Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under the following five circumstances:

INTEREST DRAWINGS

     If on any Regular Distribution Date (other than the Final Legal Distribution Date), after giving effect to

     - the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement -- Priority of Distributions,"

     - any drawings under the Primary Liquidity Facility in respect of interest due on the Class G Certificates,

     - any withdrawal of funds from the Primary Cash Collateral Account in respect of such interest, and

     - any withdrawal from the Above-Cap Account in respect of such interest,

the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the Pool Balance of the Class G Certificates at the Stated Interest Rate for such Class of Certificates, the Subordination Agent is to request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such interest.

PROCEEDS DEFICIENCY DRAWING

     If the Subordination Agent receives a Special Payment consisting of proceeds of the Disposition of any Defaulted Series G Equipment Note or Collateral under (and as defined in) the related Indenture, on any Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, the Policy Provider will pay, after giving effect to the application of any Disposition proceeds and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) Prior Funds, the amount, if any, required to reduce the Pool Balance of such Class by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment
Note) plus accrued and unpaid interest from the immediately preceding Regular Distribution Date on the amount of such reduction.

NO PROCEEDS DRAWING

     On the first Business Day (which shall be a Special Distribution Date) that is 21 months after the last date on which full payment was made on a Series G Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if on or before such day there has not previously been a proceeds deficiency drawing as described in the preceding paragraph with respect to such Equipment Note, then the Subordination Agent will request a drawing under the Policy for the Class G Trust in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate from the immediately preceding Regular Distribution Date. The Subordination Agent will give prompt notice to
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each Trustee, Delta, the Primary Liquidity Provider and the Policy Provider
establishing the Special Distribution Date, which notice will be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

     Notwithstanding the foregoing, at the end of any such 21-month period, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider may, elect by giving notice to the Subordination Agent at least five days prior to the end of such 21-month period (the "Policy Provider Election") instead to pay

     - on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during such 21-month period (after giving effect to the application of funds received from the Primary Liquidity Facility, the Primary Cash Collateral Account and the Above-Cap Account) and

     - thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Series G Equipment Note (without regard to any acceleration thereof or any funds available under the Primary Liquidity Facility, the Primary Cash Collateral Account or the Above-Cap Account) until the establishment of an Election Distribution Date or a Special Distribution Date.

     Following a Policy Provider Election, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for the Class G Trust for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawing previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date.

     Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default, the Subordination Agent will be required on a Business Day specified by the Subordination Agent upon 20 days' notice to the Policy Provider (such specified Business Day, an "Election Distribution Date," which shall be a Special Distribution Date) to make a Policy Drawing for the Class G Trust for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date.

     Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall from and after the end of the 21-month period honor drawings by the Primary Liquidity Provider in respect of the payment of interest accruing on the outstanding drawings of the Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with the Primary Liquidity Facility. Any amendment or modification of the Policy Provider's obligations to make payments to the Primary Liquidity Provider requires the consent of the Primary Liquidity Provider.

FINAL POLICY DRAWING

     If, after giving effect to the application of any Prior Funds, the Subordination Agent does not have sufficient funds available on the Final Legal Distribution Date of the Class G Certificates for the payment in full of the Final Distribution (calculated as at such date but excluding any unpaid Break Amount or Make-Whole Amount) on the Class G Certificates, the Subordination Agent shall request a Policy

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Drawing in an amount sufficient to enable the Subordination Agent to pay the
Final Distribution (calculated as at such date but excluding any unpaid Break Amount or Make-Whole Amount or interest thereon) on the Class G Certificates.

AVOIDANCE DRAWING

     If at any time the Subordination Agent has actual knowledge of the issuance of any Order prior to the expiration of the Policy, the Subordination Agent will give prompt notice to each Trustee, Delta, each Liquidity Provider and the Policy Provider of such Order and establishing as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after the Subordination Agent's notice. With respect to that Special Distribution Date, the Subordination Agent will request a Policy Drawing for the relevant Preference Amount and deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order.

GENERAL

     All requests by the Subordination Agent for a Policy Drawing under the Policy are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three Business Days prior to) the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any Policy Drawing are to be deposited by the Subordination Agent in the policy account established by the Subordination Agent under the Intercreditor Agreement (the "Policy Account") and from there paid to the Class G Trustee for distribution to the holders of the Class G Certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the Policy Drawing will be paid directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy to the extent such amounts have not been paid by the Certificateholders. If any request for a Policy Drawing is rejected because it does not satisfy the requirements of the Policy, the Subordination Agent will resubmit the request so as to satisfy those requirements.

     The Policy provides that if such a request for a Policy Drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under the Policy no later than 4:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if received by 1:00 p.m. on such date) or on the next Business Day (if the request is received after that time).

     Subject to the reimbursement rights of the Primary Liquidity Provider, the Policy Provider is subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy. Once any payment made under the Policy is received by the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments, regardless of whether or not the funds are properly distributed by the Subordination Agent or the Trustee for the Class G Trust. The Policy Provider is not required to make any payment except at the times and in the amounts expressly set forth in the Policy.

     The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Class G Trust, the Class G Trustee, or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any Break-Amount or Make-Whole Amount or interest thereon,
(iii) any premium, prepayment penalty or other accelerated payment, which at any time becomes due on or with respect to any Class G Certificate, or (iv) any failure of the Subordination Agent or the Trustee of such Trust to make any payment due to the holders of the Class G Certificates from funds received.

     The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which Final Distributions on the Class G Certificates are made, unless an Insolvency Proceeding has commenced and has not been concluded or dismissed on the date of termination of the Policy, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing
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jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of the Policy in respect of Preference Amounts. No portion of the premium under the Policy is refundable for any reason including payment or provision being made for payment.

     The Policy is construed under the laws of the State of New York.

DEFINITIONS

     "Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Delta or any Liquidity Provider and the commencement of any proceedings by Delta or any Liquidity Provider for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Delta or any Liquidity Provider.

     "Order" means a final, non-appealable order of a court of competent jurisdiction exercising jurisdiction in an insolvency proceeding providing for recovery of a Preference Amount.

     "Preference Amount" means any payment of principal of, or interest at the applicable Stated Interest Rate on, the Series G Equipment Notes made to the Class G Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of, or interest at the applicable State Interest Rate on, the Class G Certificates (or any payment of the proceeds of any drawing under the Primary Liquidity Facility or the Above-Cap Account in respect of the Class G Certificates) made to a holder which has become recoverable or had been recovered from the Class G Trustee , the Subordination Agent or the holders (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or required to be returned in accordance with an Order, provided that Preference Amount shall not include any amounts that were or are required to be deducted in respect of taxes from the related preferential transfer.

THE POLICY PROVIDER AGREEMENT

     Pursuant to the insurance and indemnity agreement (the "Policy Provider Agreement"), dated the Issuance Date, among the Subordination Agent, Delta, the Class G Trustee and the Policy Provider, the Subordination Agent agreed to reimburse the Policy Provider for amounts paid pursuant to Policy Drawings under the Policy. These rights to reimbursement from the Subordination Agent are subject, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to the priorities set forth in the Intercreditor Agreement. Under certain circumstances, Delta will directly reimburse the Policy Provider with respect to the Policy Drawings to the extent not reimbursed under the Intercreditor Agreement. Pursuant to a policy fee letter (the "Policy Fee Letter"), Delta and the Subordination Agent (but without duplication) agreed to pay the Policy Provider a premium for the Policy and any other amounts due under the Policy Fee Letter.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers, the Policy Provider and U.S. Bank Trust National Association, as subordination agent (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which has been filed as an exhibit to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

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INTERCREDITOR RIGHTS

  GENERAL

     The Equipment Notes relating to each Trust were issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

  CONTROLLING PARTY

     With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the Subordination Agent acting at the direction of the Controlling Party. For so long as the Subordination Agent is the registered holder of the Equipment Notes and the Policy Provider is not the Controlling Party, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustee acting as Controlling Party. Any such Trustee acting as Controlling Party will direct the Subordination Agent as directed by Certificateholders evidencing fractional undivided interests aggregating not less than an majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b))

     Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, the Policy Provider and the Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta and/or any of its affiliates) of each Trust whose Certificateholders would be affected thereby reduce the amount of principal or interest payable by Delta under any Equipment Note issued under any Indenture or delay the timing of such payment. (Intercreditor Agreement, Section 8.01(b)) See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     Subject to the following paragraph, if Final Distributions have not been fully paid to the holders of the Class G Certificates or if any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the "Controlling Party". At any other time, the "Controlling Party" will be:

     - if Final Distributions have been not been paid in full to the holders of Class G Certificates, the Class G Trustee;

     - if Final Distributions have been paid in full to the holders of the Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

     - if Final Distributions have been paid in full to the holders of the Class G Certificates and Class C Certificates, the Class D Trustee.

     At any time after 18 months from the earliest to occur of (x) the date on which the entire Required Amount under the Primary Liquidity Facility has been drawn (excluding a Downgrade Drawing or Non-Extension Drawing) and remains unreimbursed, (y) the date on which the portion of any Downgrade Drawing or Non-Extension Drawing equal to the Required Amount as of such date has been withdrawn from the Primary Cash Collateral Account to pay interest on the Class G Certificates and remain unreimbursed or, if earlier, the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing is converted to a Final Drawing and remains unreimbursed, and (z) the date on which all Equipment Notes under all Indentures have been accelerated (provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Delta is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise will not be considered accelerated for purposes of this clause (z) until the expiration of the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy
Code), the Primary Liquidity Provider (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under the Primary Liquidity Facility) will have the right to become the Controlling Party with

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respect to any Indenture, provided that if the Policy Provider pays to the
Primary Liquidity Provider all outstanding drawings and interest thereon owing to such Primary Liquidity Provider under the Primary Liquidity Facility, including all interest accrued thereon to such date, the Policy Provider shall be the Controlling Party so long as the Policy Provider pays to the Primary Liquidity Provider all drawings under the Primary Liquidity Facility outstanding from time to time thereafter and interest thereon and so long as no Policy Provider Default has occurred and is continuing. (Intercreditor Agreement, Section 2.06)

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party, subject to the provisions of the Intercreditor Agreement. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

     "Policy Provider Default" means the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under any Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider, (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or Break Amount or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of Delta, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta and/or an affiliate of Delta), if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such

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Aircraft and (ii) the aggregate outstanding principal amount of such Equipment
Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

     The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or
(iii) certain bankruptcy or insolvency events involving Delta.

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

     - to the Primary Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses, pro rata;

     - to the Primary Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of interest on drawings under the Primary Liquidity Facility and in accordance with the Intercreditor Agreement) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility, to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider attributable to interest accrued on such drawings, pro rata;

     - if applicable, to replenish the Primary Cash Collateral Account up to the Required Amount, and then to the Primary Liquidity Provider to the extent required to pay or reimburse the Primary Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facility) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facility;

     - to the Primary Liquidity Provider (if any amounts are distributed to replenish the Primary Cash Collateral Account as described in the previous bullet point), an amount equal to the excess of (x) the aggregate outstanding amount of unreimbursed drawings under the Primary Liquidity Facility (whether or not then due and after giving effect to any other payments made in reimbursement of such drawings on such Distribution Date) over (y) the Required Amount;

     - if the Above-Cap Reserve Account has been previously funded, to replenish the Above-Cap Reserve Account in an amount equal to the Above-Cap Reserve Amount, as recalculated as of such date (less any amount then on deposit in the Above-Cap Account);

     - to the Class G Trustee to the extent required to pay Expected Distributions on the Class G Certificates;

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     - to the Policy Provider to the extent required to pay Policy Provider
       Obligations (other than amounts payable pursuant to the clauses above and Policy Provider Interest Amounts);

     - to the Policy Provider to the extent required to pay Excess Reimbursement Obligations, Policy Provider Interest Amounts and any amounts due under the Policy Fee Letter;

     - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; provided that if such Class C Certificates have been transferred by the initial holder thereof to any entity other than Delta or any of its affiliates, the Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee prior to the payment of Excess Reimbursement Obligations, Policy Provider Interest Amounts and any amounts due under the Policy Fee Letter to the Policy Provider;

     - to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates;

     - to the Subordination Agent and each Trustee for the payment of certain fees and expenses; and

     - if the Above-Cap Reserve Account has been previously funded, to the Above-Cap Reserve Account in an amount equal to the Above-Cap Reserve Amount (as recalculated as of such date).

     "Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Primary Liquidity Facility and (ii) any interest accrued on any Liquidity Obligations.

     "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than any amounts due under the Policy Fee Letter, the amount of any Excess Reimbursement Obligations, any Policy Drawing and any interest accrued thereon, reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facility paid by the Policy Provider to the Primary Liquidity Provider, any indemnity payments owed to the Policy Provider and any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Intercreditor Agreement, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Primary Liquidity Provider all principal, interest, fees and other amounts owing to it under the Primary Liquidity Facility or certain other agreements.

     "Policy Provider Interest Amount" means (i) interest on unreimbursed Policy Drawings to the extent not included in Policy Provider Obligations and (ii) interest on all amounts due and unpaid to the Policy Provider under the Policy Provider Agreement (including, without limitation, interest on all due and unpaid premiums, fees, expenses and indemnities), in each case, accruing at a rate of LIBOR plus 2.00% per annum. For the avoidance of doubt, interest on unreimbursed Policy Drawings shall be deemed to accrue from the date which such Policy Drawing was made.

     "Policy Provider Obligations" means all Policy Drawings and all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement to the extent not included in Policy Expenses but shall not include (i) any amounts due under the Policy Fee Letter, (ii) Excess Reimbursement Obligations and (iii) any interest on Policy Drawings except, if the Primary Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing with respect to the Class G Certificates, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the Primary Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing under the Primary Liquidity Facility until such Policy Drawing has been repaid in full, up to a maximum of six such Policy Drawings. For the avoidance of doubt and subject to the effect of the payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facility paid by the Policy Provider to the Primary Liquidity Provider.

     "Policy Drawing" means, with respect to any Policy, any payment of a claim under such Policy.

     "Excess Reimbursement Obligations" means (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Equipment Note in respect of which the Policy Provider Election has been made in excess of 21 months of interest at the interest rate applicable to such Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Primary Liquidity Facility paid by the Policy Provider to the Primary Liquidity Provider from and after the end of the 21-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement -- The Policy -- No Proceeds Drawing."

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

     (a) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

     (b) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or Break Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

     For purposes of determining the priority of distributions on account of the redemption of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)."

 AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

     - to the Subordination Agent and any Trustee, to the extent required to pay certain reasonable out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder, the Policy Provider or the Primary Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Primary Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

     - to the Primary Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of interest on drawings under the Primary Liquidity

       Facility in accordance with the Intercreditor Agreement) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility, to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider, attributable to interest accrued on such drawings, pro rata;

     - (i) if applicable, to replenish the Primary Cash Collateral Account up to the Required Amount unless, in the case of this clause (i), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under the Primary Liquidity Facility or (y) a Final Drawing has occurred under the Primary Liquidity Facility), and then (ii) to the Primary Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facility) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facility;

     - to the Primary Liquidity Provider (if any amounts are distributed to replenish the Primary Cash Collateral Account as described in the previous bullet point), an amount equal to the excess of (x) the aggregate outstanding amount of unreimbursed drawings under the Primary Liquidity Facility (whether or not then due and after giving effect to any other payments made in reimbursement of such drawings on such Distribution Date) over (y) the Required Amount;

     - unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under the Primary Liquidity Facility or (y) a Final Drawing has occurred under the Primary Liquidity Facility, to the Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account);

     - to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Class G Trustee to the extent required to pay Adjusted Expected Distributions on the Class G Certificates;

     - to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above and any Policy Provider Interest Amounts) and any amounts due under the Policy Fee Letter;

     - to pay any Excess Reimbursement Obligations and Policy Provider Interest Amounts to the Policy Provider;

     - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; provided that if such Class C Certificates have been transferred by the initial holder thereof to an entity other than Delta or any of its affiliates, the Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee prior to the payment of Excess Reimbursement Obligations and Policy Provider Interest Amounts to the Policy Provider;

     - to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates;

     - unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under the Primary Liquidity Facility or (y) a Final Drawing has occurred under the Primary Liquidity Facility, to the Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount (as recalculated as of such date);

     - to the Class G Trustee to the extent required to pay Final Distributions on the Class G Certificates in full;

     - to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates in full; and

     - to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates in full.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

     (a) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

     (b) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (b) shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Break Amount or Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Break Amount or Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the

Special Payments Account) or payable to such Loan Trustee in respect thereof or with respect to any such Aircraft that has been released from the related Indenture pursuant to the defeasance provisions thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class G Certificates 49.0%, for the Class C Certificates 65.9% and for the Class D Certificates 74.1%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     Interest Drawings under the Primary Liquidity Facility, withdrawals from the Primary Cash Collateral Account and withdrawals from the Above-Cap Account, in each case in respect of interest distributable on the Glass G Certificates, will be distributed to the Class G Trustee and drawings under the Policy will be distributed to the Class G Trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, the Subordination Agent will exercise its voting rights as directed by the Controlling Party; provided that no amendment, waiver, modification or consent shall, without the consent of the Policy Provider, each Liquidity Provider and the Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta and/or any of its affiliates) of each Trust whose Certificateholders would be affected, (i) reduce the amount of principal or interest payable by Delta under any Equipment Note or delay the timing of such payment, (ii) create any lien with respect to the Collateral prior to, pari passu with or subordinate to the lien of such Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral or (iii) reduce the percentage in principal amount of the outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Intercreditor Agreement, Section 8.01(b))

THE SUBORDINATION AGENT

     U.S. Bank Trust National Association, is the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is U.S. Bank Trust National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103,
Attention: Corporate Trust Division.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta or the Controlling Party may at any
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

time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of two Boeing 737-832 aircraft and ten Boeing 767-332ER aircraft (collectively, the "Aircraft"), all of which have been delivered new to Delta by the manufacturer. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Boeing 737-832 is a single aisle commercial jet aircraft. Seating capacity is 154 seats in Delta's standard configuration. The 737-832 is deployed on Delta's North American routes, as well as to points in the Caribbean, Central America and the northern rim of South America. The 737-832 is powered by two CFM56-7B26 jet engines manufactured by CFM International, Inc.

     The Boeing 767-332ER is a twin aisle commercial jet aircraft. Seating capacities are 190 and 195 seats for Delta's transatlantic configuration. The 767-332ER is deployed primarily on Delta's transatlantic and South American routes. Six of the 767-332ER Aircraft are powered by two PW4060 jet engines manufactured by United Technologies Corporation and four of the 767-332ER Aircraft are powered by two CF6-80C2B6F jet engines manufactured by General Electric Company.

THE APPRAISALS

     The table below sets forth the appraised base values of the Aircraft as of the Issuance Date as determined by Aircraft Information Systems, Inc. ("AISI"), AvSolutions, Inc. ("AvSolutions") and BK Associates, Inc. ("BK," and together with AISI and AvSolutions, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

                                                                 APPRAISERS' VALUATIONS             APPRAISED
                                               DATE      ---------------------------------------      BASE
AIRCRAFT TYPE          REGISTRATION NUMBER   DELIVERED      AISI       AVSOLUTIONS       BK         VALUE(1)
-------------          -------------------   ---------   -----------   -----------   -----------   -----------
Boeing 737-832.......  N3760C                12/21/01    $40,950,000   $44,480,000   $40,650,000   $40,950,000
Boeing 737-832.......  N3761R                12/20/01     40,950,000    44,480,000    40,650,000    40,950,000
Boeing 767-332ER.....  N193DN                 8/21/97     65,310,000    66,930,000    68,650,000    66,930,000
Boeing 767-332ER.....  N194DN                 9/26/97     65,310,000    67,210,000    68,900,000    67,140,000
Boeing 767-332ER.....  N195DN                 9/30/97     65,310,000    67,210,000    68,900,000    67,140,000
Boeing 767-332ER.....  N196DN                10/30/97     65,310,000    67,490,000    69,200,000    67,333,333
Boeing 767-332ER.....  N197DN                12/23/97     65,310,000    68,060,000    69,700,000    67,690,000
Boeing 767-332ER.....  N198DN                  2/2/98     68,310,000    68,630,000    70,400,000    68,630,000
Boeing 767-332ER.....  N1611B                 5/15/00     74,280,000    76,780,000    77,550,000    76,203,333
Boeing 767-332ER.....  N178DZ                 5/23/00     74,280,000    76,780,000    77,550,000    76,203,333
Boeing 767-332ER.....  N1612T                 5/26/01     78,190,000    80,710,000    80,800,000    79,900,000
Boeing 767-332ER.....  N1613B                 8/10/01     78,190,000    81,730,000    81,550,000    80,490,000

---------------

(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as determined by the Appraisers.

     According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals.

     The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, you should read such letters.

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer or any other seller, nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or on the Certificates. See "Risk Factors -- Risks Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes certain terms of the Equipment Notes. The summary does not purport to be complete and makes use of terms defined in and are qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information." Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, and the Participation Agreement applicable to each Aircraft.

GENERAL

     Pursuant to the terms of a Participation Agreement among Delta, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a "Participation Agreement"), the Trusts purchased from Delta the Equipment Notes issued under the related Indenture. Equipment Notes were issued in three series with respect to each Aircraft: the "Series G Equipment Notes," the "Series C Equipment Notes" and the "Series D Equipment Notes" (collectively, the "Equipment Notes"). The Equipment Notes with respect to each Aircraft were issued under a separate indenture (each, an "Indenture") between Delta and U.S. Bank Trust National Association, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes are direct, full recourse obligations of Delta.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series G Equipment Notes issued in respect of an Aircraft rank senior in right of payment to the Series C and Series D Equipment Notes issued in respect of such Aircraft;

     - Series C Equipment Notes issued in respect of an Aircraft rank junior in right of payment to the Series G Equipment Notes issued in respect of such Aircraft and rank senior in right of payment to the Series D Equipment Notes issued in respect of such Aircraft; and

     - Series D Equipment Notes issued in respect of an Aircraft rank junior in right of payment to the Series G and Series C Equipment Notes issued in respect of such Aircraft.

     By virtue of the Intercreditor Agreement, all of the Equipment Notes are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior Class of Certificates.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates of such payment and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 25, April 25, July 25 and October 25 of each year, commencing on April 25, 2003. Interest will be computed on the actual number of days elapsed over a 360-day year. Overdue amounts of principal, Break Amount (if any), Make-Whole Amount (if any) and interest on each series of Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes, which interest rate equals the rate per annum applicable to the Certificates issued by the Trust that hold such series of Equipment Notes plus 1.00%.

     The principal payments of the Series G Equipment Notes are scheduled to be made on January 25, April 25, July 25 and October 25 in certain years, commencing on April 25, 2003 and ending on January 25, 2008. The entire principal of the Series C Equipment Notes will be payable on January 25, 2008. The principal payments of the Series D Equipment Notes are scheduled to be made on January 25, April 25, July 25 and October 25 in certain years, commencing on April 25, 2003 and ending on January 25, 2008. See "Description of the Certificates -Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued with respect to each Aircraft.

     If any due date for a payment of principal, Break Amount (if any), Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be due on the next succeeding Business Day and interest will be added for the additional period.

DETERMINATION OF LIBOR

     For the purpose of calculating LIBOR for the periods from and including an Equipment Note payment date to and including the date preceding the next succeeding Equipment Note payment date (each, an "Interest Period"), Delta entered into a Reference Agency Agreement (the "Reference Agency Agreement") with U.S. Bank Trust National Association, as reference agent (the "Reference Agent"), the Subordination Agent and the Loan Trustee. The Reference Agent will determine LIBOR for each Interest Period, on a date (the "Reference Date") that is two London Banking Days before the date on which such Interest Period commences.

     On each Reference Date, the Reference Agent will determine LIBOR ("LIBOR") as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750"

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

on the Telerate Monitor (or such other page or service as may replace it) as of 11:00 a.m. (London time) on such date.

     If the rate determined as described in the foregoing paragraph does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by certain reference banks as described in the Reference Agency Agreement at approximately 11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the London interbank market at the relevant time. The Reference Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the interest rate for the next Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the New York market at the relevant time, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR for such Interest Period shall be LIBOR as in effect for the last preceding Interest Period.

     The Reference Agent's determination of LIBOR (in the absence of negligence, willful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     As promptly as is practicable after the determination thereof, the Reference Agent will give notice of its determination of LIBOR for the relevant Interest Period to Delta, the Trustees, the Loan Trustees, the Subordination Agent, the Initial Purchasers, the Policy Provider and the Liquidity Providers.

     Delta reserves the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the Trustees, the Loan Trustees and the Subordination Agent. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Delta under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, Break Amount (if any) but without any Make-Whole Amount, on a Special Distribution Date. If the Equipment Notes redeemed pursuant to the preceding sentence relate to a Core Aircraft, a portion of the Series G Equipment Notes issued under each Indenture relating to the remaining Core Aircraft will also be redeemed at a price equal to the principal amount of such portion, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, Break Amount (if any) but without any Make-Whole Amount, on a Special Distribution Date. The portion of the Series G Equipment Notes issued under each Indenture relating to the remaining Core Aircraft to be redeemed will be the lesser of (x) a pro rata share, based on the amount of Series G Equipment Notes outstanding under each Indenture relating to a Core Aircraft (other than the Core Aircraft which suffered the Event of Loss), of the "Excess Amount" set forth in the table below for the Core Aircraft which suffered the Event of Loss, opposite the date in such table immediately preceding or concurrent with the date of such redemption and (y) the outstanding principal amount of Series G Equipment Notes under such Indenture.

                                             EXCESS AMOUNT BY CORE AIRCRAFT
                       ---------------------------------------------------------------------------
DATE                     N3760C       N3761R       N193DN       N194DN       N1611B       N178DZ
----                   ----------   ----------   ----------   ----------   ----------   ----------
January 30, 2003.....  $4,968,931   $4,968,931   $6,816,224   $6,903,701   $8,851,148   $8,851,148
April 25, 2003.......   4,968,931    4,968,931    6,816,224    6,903,701    8,602,983    8,602,983
July 25, 2003........   4,968,931    4,968,931    6,628,417    6,903,701    8,210,513    8,210,513
October 25, 2003.....   4,968,931    4,968,931    6,327,141    6,354,816    8,210,513    8,210,513
January 25, 2004.....   4,719,830    4,719,830    6,327,141    6,354,816    8,210,513    8,210,513
April 25, 2004.......   4,719,830    4,719,830    6,327,141    6,354,816    7,937,365    7,937,365
July 25, 2004........   4,719,830    4,719,830    6,092,916    6,354,816    7,772,162    7,772,162
October 25, 2004.....   4,719,830    4,719,830    5,802,662    5,828,070    7,772,162    7,772,162
January 25, 2005.....   4,296,408    4,296,408    5,802,662    5,828,070    7,772,162    7,772,162
April 25, 2005.......   4,296,408    4,296,408    5,802,662    5,828,070    7,504,646    7,504,646
July 25, 2005........   4,296,408    4,296,408    5,579,460    5,828,070    7,025,932    7,025,932
October 25, 2005.....   4,296,408    4,296,408    5,300,228    5,323,464    7,025,932    7,025,932
January 25, 2006.....   4,065,135    4,065,135    5,300,228    5,323,464    7,025,932    7,025,932
April 25, 2006.......   4,065,135    4,065,135    5,300,228    5,323,464    6,775,311    6,775,311
July 25, 2006........   4,065,135    4,065,135    5,088,049    5,323,464    6,467,433    6,467,433
October 25, 2006.....   4,065,135    4,065,135    4,819,839    4,840,998    6,467,433    6,467,433
January 25, 2007.....   3,671,427    3,671,427    4,819,839    4,840,998    6,467,433    6,467,433
April 25, 2007.......   3,671,427    3,671,427    4,819,839    4,840,998    6,228,076    6,228,076
July 25, 2007........   3,671,427    3,671,427    4,618,682    4,840,998    5,931,462    5,931,462
October 25, 2007.....   3,671,427    3,671,427    4,361,494    4,380,672    5,931,462    5,931,462
January 25, 2008.....           0            0            0            0            0            0

     So long as there is no payment default under any other Indenture, all of the Equipment Notes issued with respect to a Non-Core Aircraft may be redeemed in whole prior to maturity at any time at the option of Delta, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, Break Amount (if any) plus the Make-Whole Amount for the applicable series of Equipment Notes. Equipment Notes issued with respect to any Core Aircraft may not be optionally redeemed by Delta at any time prior to maturity. (Indentures, Section 2.11) Notice of optional redemption of Equipment Notes issued with respect to a Non-Core Aircraft and notice of mandatory redemption of Equipment Notes in connection with an Event of Loss to any Aircraft will be given to each holder of such Equipment Notes not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of optional redemption may be revoked not later than three days before the proposed redemption date. (Indentures, Sections
2.11 and 2.12)

     "Break Amount" means, as of any date of payment, redemption or acceleration of any Equipment Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below; provided, however, that no Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a payment date,

     Break Amount = Z -- Y

     Where:

     X = with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount of such Equipment Note as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR,

     Y = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate,

     Z = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

     "Core Aircraft" means the Aircraft with the following registration numbers (and any aircraft substituted therefor): N3760C, N3761R, N193DN, N194DN, N1611B and N178DZ.

     "Final Payment Date" means January 25, 2008 (or if such date is not a Business Day, the next succeeding Business Day).

     The "Make-Whole Amount" with respect to the Series G Equipment Notes to be redeemed on any redemption date will be an amount equal to the following percentage of the principal amount of the Series G Equipment Notes redeemed:

IF REDEEMED DURING THE YEAR PRIOR TO THE ANNIVERSARY OF THE
CLOSING DATE INDICATED BELOW:                                  PERCENTAGE:
-----------------------------------------------------------    -----------
1st.........................................................      1.50%
2nd.........................................................      1.00%
3rd.........................................................      0.50%
4th and thereafter..........................................      0.00%

There is no Make-Whole Amount with respect to the Class C or Class D Equipment Notes. (Indentures, Schedule I).

     "Non-Core Aircraft" means the Aircraft with the following registration numbers (and any aircraft substituted therefor): N195DN, N196DN, N197DN, N198DN, N1612T and N1613B.

     Upon the occurrence of an Event of Default under an Indenture, any excess proceeds realized from the sale of the Aircraft or the exercise of other remedies under such Indenture will be applied to redeem the Equipment Notes under other Indentures in accordance with the third paragraph under "-- Security".

SECURITY

     The Equipment Notes issued with respect to each Aircraft are secured by a security interest in the Aircraft, certain limited rights under the aircraft purchase agreement between Delta and Boeing, certain requisition and insurance proceeds with respect to such Aircraft and all proceeds of the foregoing. (Indentures, Granting Clause).

     The Equipment Notes are cross-collateralized to the extent provided in the Indentures, as summarized below.

     The proceeds realized from the sale of an Aircraft or the exercise of other remedies by the Loan Trustee under an Indenture will be allocated, after paying certain administrative expenses or other related amounts, in the following order:

     - to pay all amounts due and payable on all of the Equipment Notes issued under such Indenture, in accordance with the priorities set forth therein;

     - to pay to the Loan Trustee under the other Indentures relating to the Core Aircraft an amount up to the outstanding principal of, and unpaid interest accrued on, the Series G Equipment Notes issued thereunder on a pro rata basis;

     - to pay to the Loan Trustee under the other Indentures relating to the Non-Core Aircraft an amount up to the outstanding principal of, and unpaid interest accrued on, the Series G Equipment Notes issued thereunder on a pro rata basis;

     - to pay to the Loan Trustee under the other Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series C Equipment Notes issued thereunder on a pro rata basis; and

     - to pay to the Loan Trustee under the other Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series D Equipment Notes issued thereunder on a pro rata basis.

     In addition, if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date, the Loan Trustees will be able to exercise remedies under all remaining Indentures, including the sale of all Aircraft, to satisfy the remaining amounts due under any Equipment Note. Such payment default at the Final Payment Date is the only cross-collateralization provision under the Indenture. Therefore, until the Final Payment Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

     If, at any time before the Final Payment Date, the Equipment Notes issued under an Indenture are repaid in full (other than as a result of the exercise of remedies thereunder), the lien under such Indenture will be released and will not thereafter secure any other Equipment Notes.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables in Appendix IV set forth Loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the Issuance Date and each January 25 Regular Distribution Date. The LTVs were obtained by dividing
(i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by
(ii) assumed aircraft value (the "Assumed Aircraft Value"), calculated based on the Depreciation Assumption, of the Aircraft securing such Equipment Notes.

     The tables in Appendix IV are based on the assumption (the "Depreciation Assumption") that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised base value at delivery. The appraised base value at delivery of an Aircraft is the theoretical value that when depreciated at 3% per year from the initial delivery of such Aircraft by the manufacturer, results in the appraised base value of such Aircraft specified under "Summary -- Equipment Notes and the Aircraft."

     Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.

LIMITATION OF LIABILITY

     Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, is answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

     "Indenture Events of Default" under each Indenture will include:

     - the failure by Delta to pay any interest, principal, Break Amount, (if any) or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

     - the failure by Delta to pay any amount (other than interest, principal, Break Amount (if any) or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after Delta receives written notice;

     - the failure by Delta to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

     - the failure by Delta to perform or observe any other covenant or condition to be performed or observed by it under any operative document that continues for a period of 60 days after Delta receives written notice; provided that if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

     - any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta; or

     - if any amounts in respect of the Equipment Notes issued under such Indenture or Equipment Notes issued under the other Indentures, including any payment of interest, principal, Break Amount, (if any) or Make-Whole Amount (if any) on any such Equipment Note has not be paid in full on the Final Payment Date. (Indentures, Section 4.01).

     The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date. Consequently, until the Final Payment Date, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture. Until the Final Payment Date, if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all the Noteholders waive any existing default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any), Break Amount (if any) or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each Noteholder. (Indentures, Section 4.05) This provision is subject to the terms of the Intercreditor Agreement.

REMEDIES

     The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such

Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided, that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon. (Indentures, Section 4.02(d)).

     Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a))

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the Bankruptcy Code ("Section 1110") provides that, subject to the limitations specified therein, the right of a secured party with a security interest in "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations under the security agreement and cures all defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform non-monetary obligations under the applicable agreement). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     It was a condition to the Trustee's obligations to purchase Equipment Notes with respect to each Aircraft that Cadwalader, Wickersham & Taft LLP, special counsel to Delta, provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion was subject to certain qualifications and assumptions.

     The opinion of Cadwalader, Wickersham & Taft LLP did not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Certain Provisions of the Indentures -- Events of Loss." The opinion of Cadwalader, Wickersham & Taft LLP also did not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

     In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Trustees for the most junior Classes.

     If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Participation Agreement may not be amended or modified, except to the extent indicated below.

     In addition, any Indenture may be amended without the consent of the Noteholders to, among other things, (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any Noteholder in its capacity solely as Noteholder); (ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any such holder, the Policy Provider or the Liquidity Providers; (iii) cure any ambiguity or correct any mistake; or
(iv) provide for compliance with applicable law. (Indentures, Section 9.01)

     Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby and the Policy Provider, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, Break Amount (if any), Make-Whole Amount (if any) or interest payable on, any Equipment Notes issued under such Indenture, (ii) change the date on which any principal amount of, Break Amount (if any), Make-Whole Amount (if any) or interest on any Equipment Note, is due or payable; (iii) create any lien with respect to the Collateral (as defined in such Indenture) prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral or Indenture Estate or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

INDEMNIFICATION

     Delta is required to indemnify each Loan Trustee, the Liquidity Providers, the Policy Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) The Loan Trustee is not indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

     The Loan Trustee will not be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Event of Default or of a default arising from Delta's failure to pay overdue principal, interest or Break Amount (if any) or Make-Whole Amount (if any)
under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

CERTAIN PROVISIONS OF THE INDENTURES

 MAINTENANCE AND OPERATION

     Under the terms of each Indenture, Delta is obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service and repair the Aircraft (or to cause the same to be done) (i) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities) and (ii) using the same standards as Delta (or a lessee, if a lease is in effect) uses with respect to similar aircraft operated by Delta (or such lessee) in similar circumstances. (Indentures, Section 7.02(c) and (e))

     Delta has agreed not to maintain, use or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the related Indenture. (Indentures, Section 7.02(b))

     Delta must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the "FAA") or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, however, that Delta (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the Aircraft and does not adversely affect the Loan Trustee's interest in the Collateral under (and as defined in) the related Indenture. Delta (or any lessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Delta (or any lessee) deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the related Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the related Indenture. Delta (or any lessee) is permitted to remove (without replacement) parts which were added by Delta (or any lessee) that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to Delta, not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04 (c))

     Except as set forth above, Delta is obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject the related Indenture in lieu of the part replaced. (Indentures, Section 7.04 (a))

 REGISTRATION, LEASING AND POSSESSION

     Although Delta has no current intention to do so, Delta is permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture.

These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02
(e)) Delta also is permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, Delta is permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange and pooling arrangements, transfers to the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Delta's (or any lessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Indentures, Section 7.02(b)). See "Risk Factors -- Risks Factors Relating to the Certificates and the Exchange Offer -- Repossession."

     In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture, might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

  LIENS

     Delta is required to maintain each Aircraft free of any liens, other than the lien of the Indenture and the rights of others under agreements or arrangements permitted by the terms of the related Indenture, and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein or impair the lien of the related Indenture; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein or impair the lien of the related Indenture;
(iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay;
(iv) salvage or similar rights of insurers under insurance policies maintained by Delta; (v) any other lien as to which Delta has provided a bond or other security adequate in the reasonable opinion of the relevant Loan Trustee and
(vi) any lien approved in writing by the Loan Trustee. (Indentures, Section
7.01)

  INSURANCE

     Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee's expense, all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal

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amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the "Loan Amount") will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-832) or $15,000,000 (in the case of a Boeing 767-332ER), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to Delta so long as an Indenture Event of Default does not exist. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06)

     In addition, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any lessee's expense, including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in Delta's fleet on which Delta carries insurance. (Indentures, Section 7.06)

     Delta also is required to maintain or cause to be maintained war-risk insurance with respect to each Aircraft if and to the extent such insurance is maintained by Delta (or any lessee) with respect to other similar aircraft operated by Delta (or such lessee) on the same routes on which the Aircraft is operated. (Indentures, Section 7.06)

     Delta may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Delta carries insurance, unless an insurance broker of national standing certifies that the standard among other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06)

     In respect of each Aircraft, Delta is required to name the relevant Loan Trustee, the Subordination Agent, each Trustee, the Policy Provider and the Liquidity Providers as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated by any act or omission of Delta. (Indentures, Section 7.02(b))

     Subject to certain customary exceptions, Delta may not operate (or permit any lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Indenture. (Indentures, 7.06)

  EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) to pay the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued thereon. Depending upon Delta's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with
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accrued interest thereon, but without any Make-Whole Amount and if such Aircraft which suffered such Event of Loss is a Core Aircraft, pursuant to the other Indentures relating to the other Core Aircraft, redeem a portion (as specified in the Indentures relating to the other Core Aircraft) of the Series G Equipment Notes relating to such other Core Aircraft or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, which airframe has been delivered from the manufacturer no earlier than one year prior to the date that the Airframe being replaced was delivered from the manufacturer, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. Delta is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. If Delta elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon and the Break Amount (if any) (but without any Make-Whole Amount), the lien of the Indenture will terminate with respect to such Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Delta will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

     If an Event of Loss occurs with respect to an Engine alone, Delta is required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events:

     - the destruction of such property, damage to such property beyond repair or rendition of such property permanently unfit for normal use;

     - any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

     - any theft, hijacking or disappearance of such property for a period exceeding 180 days;

     - the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any lessee) for a period exceeding 12 consecutive months;

     - the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

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     - any requisition of title, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) of the Aircraft by any government that results in the loss of title or use of the Aircraft by Delta (or a permitted lessee) for a period in excess of 180 days;

     - as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years ;

     - with respect to any Engine, any divestiture of title to such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft. (Indentures, Annex A)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal U.S. federal income tax consequences to Certificate Owners that exchange Old Class G Certificates for New Class G Certificates pursuant to the Exchange Offer. The discussion does not address all of the U.S. federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, banks, dealers in securities or commodities, insurance companies and holders that hold Class G Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollars). This discussion is addressed to beneficial owners of Class G Certificates that are (i) individual citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) partnerships (including entities treated as partnerships), trusts or estates treated, for U.S. federal income tax purposes, as domestic partnerships, trusts or estates ("U.S. Persons"). This discussion is based upon the tax laws of the United States as in effect on the date hereof, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. No ruling has been or will be sought from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the Internal Revenue Service will not take contrary positions. Certificate Owners should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of exchanging Old Class G Certificates for New Class G Certificates in light of their own particular circumstances.

     The exchange of Old Class G Certificates for New Class G Certificates pursuant to the Exchange Offer will not be treated as a taxable event for federal income tax purposes. Receipt of New Class G Certificates in the Exchange Offer will be treated as a continuation of the original investment of the Certificate Owner in the Old Class G Certificates. Similarly, there would be no federal income tax consequences to a Certificate Owner that does not participate in the Exchange Offer. In particular, no gain or loss will be recognized by Certificate Owners as a result of the Exchange Offer and, for purposes of determining gain or loss on a subsequent sale of Certificates, a Certificate Owner's basis and holding period for the Certificates will not be affected by the Exchange Offer.

     Treasury regulations issued February 28, 2003 directed at tax shelter activity require taxpayers to disclose certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences or the recognition of a loss with respect to an investment in the Class G Certificates in excess of certain thresholds. Certificateholders should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment or the Exchange Offer.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a "Similar Law") (in each case, a "Plan"), should consider whether an investment in the Class G Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class G Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase Class G Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

PLAN ASSETS ISSUES

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Class G Certificate, the Plan's assets will include both the Class G Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not significant within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

     In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class G Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta and its affiliates, the Initial Purchasers, the Trustees, the Liquidity Provider and Ambac. Moreover, if the Class G Certificates are purchased by a Plan and the Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Classes of Certificates of its right to purchase the Class G Certificates upon the occurrence and during the continuation of a Triggering Event
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could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if the subordinate
Classes of Certificates are purchased by a Plan and the Class G Certificates are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the Class G Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Class G Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     EACH PERSON WHO ACQUIRES OR ACCEPTS A CLASS G CERTIFICATE OR AN INTEREST THEREIN WILL BE DEEMED BY SUCH ACQUISITION OR ACCEPTANCE TO HAVE REPRESENTED AND WARRANTED THAT EITHER: (I) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO ACQUIRE SUCH CLASS G CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF SUCH CLASS G CERTIFICATE OR AN INTEREST THEREIN BY SUCH PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR MATERIALLY SIMILAR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     Any insurance company proposing to purchase Class G Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the "General Account Regulations"). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class G Certificates by insurance company general accounts. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

     EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS G CERTIFICATES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Class G Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Class G Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Class G Certificates received in exchange for Old Class G Certificates where such Old Class G Certificates were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the Expiration Date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

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     We will not receive any proceeds from any sale of New Class G Certificates by broker-dealers. New Class G Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Class G Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Class G Certificates. Any broker-dealer that resells New Class G Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Class G Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, Delta will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Delta has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Class G Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

     The validity of the New Class G Certificates is being passed upon for Delta by Cadwalader, Wickersham & Taft LLP, New York, New York, special counsel to Delta.

                                    EXPERTS

     The consolidated balance sheet as of December 31, 2001 and the related consolidated statements of operations, cash flows and shareowners' equity for each of the years ended December 31, 2001, 2000, 1999 and 1998 and related schedules incorporated by reference in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the methods of accounting for derivative instruments and hedging activities as discussed in Note 4 to the audited consolidated financial statements. Arthur Andersen LLP has ceased operations in the U.S.

     On March 6, 2002, Delta's Board of Directors decided to retain Deloitte & Touche LLP as Delta's independent public accountants and dismissed Arthur Andersen LLP, Delta's former auditors. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure at the time of the change or with respect to Delta's financial statements for fiscal years 1998, 1999, 2000 and 2001, which, if not resolved to the former auditor's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Prior to retaining Deloitte & Touche LLP, Delta had not consulted with Deloitte & Touche LLP regarding accounting principles.

     The consolidated balance sheet as of December 31, 2002 and the related consolidated statements of operations, cash flows and shareowners' equity for the year ended December 31, 2002, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the Company's change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142 and (2) the application of procedures relating to certain revised disclosures in Notes 5, 9, 17 and 21 related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP have expressed no opinion or other form of assurance other than with respect to such disclosures), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2003, and 2002, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

     The consolidated financial statements of Ambac and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of KPMG LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. Such financial statements have been audited by KPMG LLP independent certified public accountants, to the extent and with respect to the periods indicated in respect thereon.

                                   APPRAISERS

     The references to AISI, AvSolutions and BK, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

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                                   APPENDIX I

                             INDEX OF DEFINED TERMS

     The following is an index showing the page in this Prospectus where certain defined terms appear.

DEFINED TERM                            PAGE
------------                            ----
2000 Plan............................    41
Above-Cap Account....................    66
Above-Cap Liquidity Facility.........    65
Above-Cap Liquidity Guarantor........    67
Above-Cap Liquidity Provider.........    65
Above-Cap Payment....................    65
Above-Cap Reserve Account............    65
Above-Cap Reserve Amount.............    66
Adjusted Expected Distributions......    78
Agent's Message......................    36
Aggregate LTV Collateral Amount......    78
Aircraft.............................    80
AISI.................................    80
ALPA.................................    24
Ambac................................    41
Applicable Date......................    84
Appraised Current Market Value.......    79
Appraisers...........................    80
Appropriations Act...................    23
ASA..................................    24
Assumed Aircraft Value...............    86
ATOP.................................    36
AvSolutions..........................    80
Bankruptcy Code......................    52
Base Rate............................    63
Basic Agreement......................    44
Book-Entry Confirmation..............    34
Break Amount.........................    84
BK...................................    80
Business Day.........................    47
Capped Interest Rate.................    60
Capped LIBOR.........................    65
Cede.................................    49
Certificate Account..................    47
Certificate Owner....................    57
Certificate Owners...................    57
Certificateholders...................    44
Certificates.........................    44
citizen of the United States.........    52
Class C Certificateholders...........    44

DEFINED TERM                            PAGE
------------                            ----
Class C Certificates.................    44
Class C Trust........................    44
Class C Trustee......................    44
Class D Certificateholders...........    44
Class D Certificates.................    44
Class D Trust........................    44
Class D Trustee......................    44
Class Exemptions.....................    96
Class G Certificateholders...........    44
Class G Certificates.................    44
Class G Trust........................    44
Class G Trustee......................    44
Code.................................    95
Commission...........................    iv
Controlling Party....................    72
Core Aircraft........................    85
Current Distribution Date............    76
default..............................    51
Defaulted Series G Equipment Note....    13
Delta................................    iv
Depreciation Assumption..............    86
Disposition..........................    13
Distribution Date....................    46
Downgrade Drawing....................    61
Drawing..............................    63
DTC..................................    49
DTC Participants.....................    57
Election Distribution Date...........    69
Eligible Institution.................    34
Equipment Notes......................    80
ERISA................................    95
event of default.....................    51
Event of Loss........................    93
Excess Reimbursement Obligations.....    76
Exchange Act.........................   iii
Exchange Agent.......................     2
Exchange Offer.......................    31
Expected Distributions...............    76
FAA..................................    90
Final Distributions..................    73

DEFINED TERM                            PAGE
------------                            ----
Final Drawing........................    63
Final Legal Distribution Date........    46
Final Payment Date...................    85
GECC.................................    40
General Account Regulations..........    96
Global Certificates..................    56
Indenture............................    80
Indenture Events of Default..........    86
Indirect Participants................    57
Initial Purchasers...................     1
Insolvency Proceeding................    71
Intercreditor Agreement..............    71
Interest Drawings....................    59
Interest Period......................    82
Issuance Date........................    31
Letter of Transmittal................     2
LIBOR................................    82
Liquidity Event of Default...........    64
Liquidity Expenses...................    75
Liquidity Facilities.................    59
Liquidity Facility LIBOR.............    63
Liquidity Obligations................    75
Liquidity Providers..................    65
Loan Amount..........................    92
Loan Trustee.........................    80
London Banking Day...................    63
LTV Appraisal........................    79
LTV Collateral Amount................    78
LTV Ratio............................    79
LTVs.................................     7
Make-Whole Amount....................    85
Maximum Available Commitment.........    60
Minimum Sale Price...................    73
Moody's..............................    29
New Class G Certificates.............     1
Non-Core Aircraft....................    85
Non-Extension Drawing................    62
Non-Performing Equipment Notes.......    78
Noteholder...........................    51
Old Class G Certificates.............     1
Order................................    71
Participation Agreement..............    81
Pass Through Trust Agreements........    44
Performing Equipment Note............    61

DEFINED TERM                            PAGE
------------                            ----
Permitted Investments................    50
Pilots Program.......................    41
Plan.................................    95
Plan Asset Regulation................    95
Policy...............................    68
Policy Account.......................    70
Policy Drawing.......................    76
Policy Expenses......................    75
Policy Fee Letter....................    71
Policy Provider......................    41
Policy Provider Agreement............    71
Policy Provider Default..............    73
Policy Provider Election.............    69
Policy Provider Interest Amount......    75
Policy Provider Obligations..........    75
Pool Balance.........................    47
Pool Factor..........................    48
Preference Amount....................    71
Prior Funds..........................    12
Primary Cash Collateral Account......    61
Primary Liquidity Facility...........    59
Primary Liquidity Provider...........    59
Prospectus...........................   iii
PTC Event of Default.................    52
PTCE.................................    96
Rating Agencies......................    29
Reference Agency Agreement...........    82
Reference Agent......................    82
Reference Date.......................    82
Registration Event...................    31
Registration Rights Agreement........    31
Registration Statement...............    iv
Regular Distribution Dates...........    46
Replacement Above-Cap Liquidity
  Facility...........................    66
Replacement Primary Liquidity
  Facility...........................    61
Required Amount......................    60
Scheduled Payments...................    46
SEC..................................    iv
Section 1110.........................    88
Section 1110 Period..................    61
Securities Act.......................   iii
Series C Equipment Notes.............    80
Series D Equipment Notes.............    80
Series G Equipment Notes.............    80

DEFINED TERM                            PAGE
------------                            ----
Shelf Registration Statement.........    31
Similar Law..........................    95
Special Distribution Date............    46
Special Payment......................    46
Special Payments Account.............    46
Stabilization Act....................    20
Standard & Poor's....................     9
Stated Interest Rate.................    45
Subordination Agent..................    71
Termination Notice...................    64

DEFINED TERM                            PAGE
------------                            ----
Threshold Rating.....................    62
Transportation Code..................    52
Triggering Event.....................    74
Trust Indenture Act..................    53
Trust Property.......................    44
Trust Supplement.....................    44
Trustees.............................    44
Trusts...............................    44
U.S. Persons.........................    94

                                  APPENDIX II

                               APPRAISAL LETTERS

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]




                                Delta Air Lines
                       Hartsfield International Airport
                               Atlanta, GA 30320




                          Half-Life Base Value Opinion
                           12 Selected Delta Aircraft

                            AISI File No.: A3S007BVO

                                21 January 2003




      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
         TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: AISINews@aol.com

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]


21 January 2003


Delta Air Lines
Hartsfield International Airport
Atlanta, GA  30320


Subject:     Half-Life Base Value Opinion - 12 Aircraft
            AISI File number: A3S007BVO

Ref:        (a) Fax correspondence - Delta Air Lines to AISI 26 August 2002
            (b) Salomon Smith Barney Telcon - 21 January 2003

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to Delta Air Lines (Delta) of the half-life base values of the Fleet of 12 selected Delta Aircraft as identified and defined in Table I and reference (a) data above (the 'Aircraft').

1.    Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report.


      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
         TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: AISINews@aol.com

                                     [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


21 January 2003
AISI File No. A3S007BVO
Page -2-


AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

                                     [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


21 January 2003
AISI File No. A3S007BVO
Page -3-

2.    Valuation

The aircraft are valued predicated upon the reference (a) and (b) data which describes the aircraft MTOW and any engine or equipment upgrades. Following is AISI's opinion of the half-life base value for the subject aircraft in January 2003 US dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

The terrorist actions that occurred in the United States on 11 September 2001 have had a significant negative effect on current market values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new aircraft affected the least and older aircraft affected the most. The present used aircraft market is considered to be a distressed market and is very tenuous, with very few transactions upon which to determine value opinions.

Base value opinions normally decline regularly with time; declines of base value in excess of the norm have occurred only where irreversible market changes have occurred with regard to specific aircraft types in the judgment of AISI. Typically an irreversible market change occurs when it is believed that the decline in current market value is permanent, thus causing a corresponding but usually smaller decline in base value.

                                     [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


21 January 2003
AISI File No. A3S007BVO
Page -4-


                                    Table I

                                  Aircraft
Manufacturer's     Aircraft      Registration         Half-Life Base Value
Delivery Date   Serial Number       Number          January 2003 US Dollars

                  Boeing 737-832; CFM56-7B26, 157,200 lb. mtow

Dec-01              30816          N3760C                40,950,000
Dec-01              29628          N3761R                40,950,000

                   Boeing 767-300ER; PW4060, 407,000 lb. mtow

Aug-97              28450          N193DN                65,310,000
Sep-97              28451          N194DN                65,310,000
Sep-97              28452          N195DN                65,310,000
Oct-97              28453          N196DN                65,310,000
Dec-97              28454          N197DN                65,310,000
Feb-98              28455          N198DN                68,310,000

                Boeing 767-300ER; CF6-80C2B6F, 407,000 lb. mtow

May-00              30595          N1611B                74,280,000
May-01              30575          N1612T                78,190,000
Aug-01              32776          N1613B                78,190,000
May-00              30596          N178DZ                74,280,000

                                     [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


21 January 2003
AISI File No. A3S007BVO
Page -5-

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


(John McNicol Signature)

John McNicol
Vice President
Appraisals & Forecasts

LOGO

                                                                January 21, 2003

Delta Air Lines, Inc.
Paul A. Jacobson
Manager -- Capital Markets
Post Office Box 20534
Atlanta, GA 30320-2534

Dear Mr. Jacobson:

       AvSOLUTIONS is pleased to provide its opinion of the base values as of January 2003 of two Boeing 737-800 aircraft and ten (10) Boeing 767-300ER aircraft (collectively, the "Aircraft"). A list of the twelve (12) aircraft, along with their delivery dates, engine types, serial numbers, and Maximum Take-Off Weights is provided as Attachment 1 of this document.

       Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

       Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

APPRAISAL METHODOLOGY

       The method employed by AvSOLUTIONS to appraise the base values and fair market values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

       To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

       The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the

LOGO

relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation.

       The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

LIMITING CONDITIONS AND ASSUMPTIONS

       In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by Delta Air Lines and from data within AvSOLUTIONS' own database. In determining the base value of the Aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected the Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The Aircraft have been delivered to Delta Air Lines.

3. The Aircraft are certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The Aircraft have half-time remaining to their next major overhaul or scheduled shop visit on their airframes, engines, landing gear and auxiliary power units.

6. The Aircraft have no damage history.

7. The Aircraft are in good condition.

8. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

       Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.

STATEMENT OF INDEPENDENCE

       This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by Delta Air Lines (the "Client") or any other party with regard to the Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibil-

LOGO

ity or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without AvSOLUTIONS' express consent.

       AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the Aircraft.

Sincerely yours,

(Scott E. Daniels Signature)
Scott E. Daniels
Director, Asset Management

LOGO

                                  Attachment 1

                                DELTA AIR LINES
       Serial
       Number   Registration   Delivery      Engine       MTOW     Base Value
        MSN        Number        Date         Type        (lb)     $ millions
  BOEING 737-800
    1  30816     N3760C        21-Dec-01   CFM56-7B26    157,200     44.48
    2  29628     N3761R        20-Dec-01   CFM56-7B26    157,200     44.48
  BOEING 767-300ER
    3  28450     N193DN        21-Aug-97     PW4060      407,000     66.93
    4  28451     N194DN        26-Sep-97     PW4060      407,000     67.21
    5  28452     N195DN        30-Sep-97     PW4060      407,000     67.21
    6  28453     N196DN        30-Oct-97     PW4060      407,000     67.49
    7  28454     N197DN        23-Dec-97     PW4060      407,000     68.06
    8  28455     N198DN        02-Feb-98     PW4060      407,000     68.63
    9  30595     N1611B        15-May-00   CF6-80C2B6F   407,000     76.78
   10  30575     N1612T        26-May-01   CF6-80C2B6F   407,000     80.71
   11  32776     N1613B        10-Aug-01   CF6-80C2B6F   407,000     81.73
   12  30596     N178DZ        23-May-00   CF6-80C2B6F   407,000     76.78

                              BK ASSOCIATES, INC.
                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287

                                                                January 22, 2003

Mr. Paul Jacobson
Delta Air Lines
Hartsfield International Airport
Atlanta, GA 30320

Dear Paul:

In response to your request, BK Associates, Inc. is pleased to provide this opinion of the current Base Value on each of 12 commercial jet transport aircraft, identified as the Delta Aircraft Portfolio (Aircraft). The Aircraft are further identified in the attached Figure 1 by type, serial number, registration number, manufacture date, engine model and maximum takeoff weight.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

January 22, 2003
Page  2

VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by Delta Air Lines and from BK's own database. In determining the base value of an aircraft, the following assumptions apply to the aircraft:

1. Each aircraft has half-time remaining to its next major overhaul or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.
     (Unless aircraft is a new delivery.)

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.   The aircraft is in current flight operations.

5.   The aircraft is sold for cash without seller financing.

6.   The aircraft is in average or better condition.

7.   There is no accident damage.

CONCLUSIONS

Our base value opinion stated herein is given after consideration of the significant event of terrorism that occurred within the United States on September 11, 2001. During the ensuing days since that event, we have begun to see how our industry has been adversely

January 22, 2003
Page  3

affected. Passenger demand for air travel has dropped dramatically causing airlines to reduce flight schedules and ground significant quantities of their fleets. In response to this initial industry reaction, BK Associates has selectively reduced our opinion of aircraft current fair market values. Today, we are unsure of the long-term effect on aircraft values and will continue to review the industry status. Since our base values, as provided in this appraisal letter, are derived from historical value trends and are not immediately influenced by current supply and demand issues, we have not affected base values at this time.

Based on the above methodology, considerations and assumptions, it is our opinion that the current base value of each aircraft as of today is as shown in Figure 1 attached hereto.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                          Sincerely,

                                          BK ASSOCIATES, INC.

                                          (R. L. Britton Signature)
                                          R. L. Britton
                                          Vice President
                                          ISTAT Senior Certified Appraiser
RLB/kf
Attachment

January 22, 2003
Page  4

                              DELTA AIR LINES INC.
                           TWELVE AIRCRAFT PORTFOLIO
                                  JANUARY 2003

                                                                            BASE
ACFT                   SERIAL    REG      MFG.                              VALUE
TYPE                   NUMBER   NUMBER    DATE       ENGINE       MTOW     ($ MIL)
----                   ------   ------    ----       ------       ----     -------
1    B737-800          30816    N3760C    Dec-01   CFM56-7B26    157,200    40.65
2    B737-800          29628    N3761R    Dec-01   CFM56-7B26    157,200    40.65

3    B767-300ER        28450    N193DN    Aug-97   PW4060        407,000    68.65
4    B767-300ER        28451    N194DN    Sep-97   PW4060        407,000    68.90
5    B767-300ER        28452    N195DN    Sep-97   PW4060        407,000    68.90
6    B767-300ER        28453    N196DN    Oct-97   PW4060        407,000    69.20
7    B767-300ER        28454    N197DN    Dec-97   PW4060        407,000    69.70
8    B767-300ER        28455    N198DN    Feb-98   PW4060        407,000    70.40

9    B767-300ER        30595    N1611B    May-00   CF6-80C2B6F   407,000    77.55
10  B767-300ER         30575    N1612T    May-01   CF6-80C2B6F   407,000    80.80
11  B767-300ER         32776    N1613B    Aug-01   CF6-80C2B6F   407,000    81.55
12  B767-300ER         30596    N178DZ    May-00   CF6-80C2B6F   407,000    77.55

    Note the B737-800 aircraft are listed with CFM56-7B26 engines. However, BK Associates has been informed the engines installed are CFM56-7B26 engines purchased with an operating limit to CFM56-7B24 status. With this limit, BK
    Associates has valued the aircraft as though they are powered by the CFM56-7B24 engines.

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES G EQUIPMENT NOTES

                          B737-832         B737-832        B767-332ER       B767-332ER       B767-332ER       B767-332ER
DATE                       N3760C           N3761R           N193DN           N194DN           N195DN           N196DN
----                   --------------   --------------   --------------   --------------   --------------   --------------
April 25, 2003.......  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
July 25, 2003........            0.00             0.00       707,055.82             0.00             0.00             0.00
October 25, 2003.....            0.00             0.00     1,339,010.88     2,439,498.38     2,439,498.38     1,098,625.74
January 25, 2004.....    1,107,117.84     1,107,117.84             0.00             0.00             0.00     1,349,622.63
April 25, 2004.......            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2004........            0.00             0.00     1,040,999.31             0.00             0.00             0.00
October 25, 2004.....            0.00             0.00     1,290,022.67     2,341,098.45     2,341,098.45     1,049,249.30
January 25, 2005.....    1,881,880.19     1,881,880.19             0.00             0.00             0.00     1,300,246.20
April 25, 2005.......            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2005........            0.00             0.00       992,011.11             0.00             0.00             0.00
October 25, 2005.....            0.00             0.00     1,241,034.47     2,242,698.51     2,242,698.51       999,872.87
January 25, 2006.....    1,027,880.76     1,027,880.76             0.00             0.00             0.00     1,250,869.76
April 25, 2006.......            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2006........            0.00             0.00       943,022.90             0.00             0.00             0.00
October 25, 2006.....            0.00             0.00     1,192,046.27     2,144,298.58     2,144,298.58       950,496.43
January 25, 2007.....    1,749,818.43     1,749,818.43             0.00             0.00             0.00     1,201,493.32
April 25, 2007.......            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2007........            0.00             0.00       894,034.70             0.00             0.00             0.00
October 25, 2007.....            0.00             0.00     1,143,058.06     2,045,898.64     2,045,898.64       901,119.99
January 25, 2008.....   16,150,787.91    16,150,787.91    19,217,751.61    19,302,986.85    19,302,986.85    20,526,133.10

                         B767-332ER       B767-332ER       B767-332ER       B767-332ER       B767-332ER       B767-332ER
DATE                       N197DN           N198DN           N1611B           N178DZ           N1612T           N1613B
----                   --------------   --------------   --------------   --------------   --------------   --------------
April 25, 2003.......  $         0.00   $ 1,669,849.99   $1, 009,892.08   $ 1,009,892.08   $ 1,048,670.22   $         0.00
July 25, 2003........            0.00             0.00     1,477,572.84     1,477,572.84       518,234.11       875,164.07
October 25, 2003.....            0.00             0.00             0.00             0.00             0.00       805,201.53
January 25, 2004.....    2,463,181.70     1,115,902.20             0.00             0.00             0.00             0.00
April 25, 2004.......            0.00     1,370,846.15     1,213,995.47     1,213,995.47     1,313,089.85             0.00
July 25, 2004........            0.00             0.00       734,237.81       734,237.81     2,320,217.02     1,323,442.94
October 25, 2004.....            0.00             0.00             0.00             0.00             0.00     2,338,510.82
January 25, 2005.....    2,363,826.47     1,065,749.29             0.00             0.00             0.00             0.00
April 25, 2005.......            0.00     1,320,693.24     1,188,964.64     1,188,964.64     1,236,599.18             0.00
July 25, 2005........            0.00             0.00     2,127,620.93     2,127,620.93       747,908.78     1,246,349.17
October 25, 2005.....            0.00             0.00             0.00             0.00             0.00       753,805.69
January 25, 2006.....    2,264,471.24     1,015,596.38             0.00             0.00             0.00             0.00
April 25, 2006.......            0.00     1,270,540.33     1,113,872.13     1,113,872.13     1,211,102.29             0.00
July 25, 2006........            0.00             0.00     1,368,352.28     1,368,352.28     2,167,235.67     1,220,651.25
October 25, 2006.....            0.00             0.00             0.00             0.00             0.00     2,184,323.29
January 25, 2007.....    2,165,116.01       965,443.48             0.00             0.00             0.00             0.00
April 25, 2007.......            0.00     1,220,387.43     1,063,810.46     1,063,810.46     1,134,611.62             0.00
July 25, 2007........            0.00             0.00     1,318,290.61     1,318,290.61     1,393,830.00     1,143,557.49
October 25, 2007.....            0.00             0.00             0.00             0.00             0.00     1,404,819.69
January 25, 2008.....   21,561,000.45    21,772,070.51    26,195,384.93    26,195,384.93    29,118,887.55    29,352,418.32

                                      III-1

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

                             B737-832        B737-832       B767-332ER      B767-332ER      B767-332ER       B767-332ER
DATE                          N3760C          N3761R          N193DN          N194DN          N195DN           N196DN
----                       -------------   -------------   -------------   -------------   -------------   --------------
April 25, 2003...........  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $         0.00
July 25, 2003............           0.00            0.00            0.00            0.00            0.00             0.00
October 25, 2003.........           0.00            0.00            0.00            0.00            0.00             0.00
January 25, 2004.........           0.00            0.00            0.00            0.00            0.00             0.00
April 25, 2004...........           0.00            0.00            0.00            0.00            0.00             0.00
July 25, 2004............           0.00            0.00            0.00            0.00            0.00             0.00
October 25, 2004.........           0.00            0.00            0.00            0.00            0.00             0.00
January 25, 2005.........           0.00            0.00            0.00            0.00            0.00             0.00
April 25, 2005...........           0.00            0.00            0.00            0.00            0.00             0.00
July 25, 2005............           0.00            0.00            0.00            0.00            0.00             0.00
October 25, 2005.........           0.00            0.00            0.00            0.00            0.00             0.00
January 25, 2006.........           0.00            0.00            0.00            0.00            0.00             0.00
April 25, 2006...........           0.00            0.00            0.00            0.00            0.00             0.00
July 25, 2006............           0.00            0.00            0.00            0.00            0.00             0.00
October 25, 2006.........           0.00            0.00            0.00            0.00            0.00             0.00
January 25, 2007.........           0.00            0.00            0.00            0.00            0.00             0.00
April 25, 2007...........           0.00            0.00            0.00            0.00            0.00             0.00
July 25, 2007............           0.00            0.00            0.00            0.00            0.00             0.00
October 25, 2007.........           0.00            0.00            0.00            0.00            0.00             0.00
January 25, 2008.........   8,325,376.09    8,325,376.09    9,858,854.66    9,901,472.19    9,901,472.19    10,513,044.00

                             B767-332ER       B767-332ER       B767-332ER       B767-332ER       B767-332ER       B767-332ER
DATE                           N197DN           N198DN           N1611B           N178DZ           N1612T           N1613B
----                       --------------   --------------   --------------   --------------   --------------   --------------
April 25, 2003...........  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
July 25, 2003............            0.00             0.00             0.00             0.00             0.00             0.00
October 25, 2003.........            0.00             0.00             0.00             0.00             0.00             0.00
January 25, 2004.........            0.00             0.00             0.00             0.00             0.00             0.00
April 25, 2004...........            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2004............            0.00             0.00             0.00             0.00             0.00             0.00
October 25, 2004.........            0.00             0.00             0.00             0.00             0.00             0.00
January 25, 2005.........            0.00             0.00             0.00             0.00             0.00             0.00
April 25, 2005...........            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2005............            0.00             0.00             0.00             0.00             0.00             0.00
October 25, 2005.........            0.00             0.00             0.00             0.00             0.00             0.00
January 25, 2006.........            0.00             0.00             0.00             0.00             0.00             0.00
April 25, 2006...........            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2006............            0.00             0.00             0.00             0.00             0.00             0.00
October 25, 2006.........            0.00             0.00             0.00             0.00             0.00             0.00
January 25, 2007.........            0.00             0.00             0.00             0.00             0.00             0.00
April 25, 2007...........            0.00             0.00             0.00             0.00             0.00             0.00
July 25, 2007............            0.00             0.00             0.00             0.00             0.00             0.00
October 25, 2007.........            0.00             0.00             0.00             0.00             0.00             0.00
January 25, 2008.........   11,030,476.57    11,136,011.37    13,347,663.84    13,347,663.84    14,809,412.01    14,926,177.15

                                      III-2

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES D EQUIPMENT NOTES

                           B737-832      B737-832     B767-332ER     B767-332ER      B767-332ER     B767-332ER     B767-332ER
DATE                        N3760C        N3761R        N193DN         N194DN          N195DN         N196DN         N197DN
----                      -----------   -----------   -----------   -------------   -------------   -----------   -------------
April 25, 2003..........  $      0.00   $      0.00   $     0.00    $        0.00   $        0.00   $     0.00    $        0.00
July 25, 2003...........         0.00          0.00   544,989.57             0.00            0.00         0.00             0.00
October 25, 2003........         0.00          0.00   669,500.32     1,219,739.84    1,219,739.84   549,308.67             0.00
January 25, 2004........   553,554.68    553,554.68         0.00             0.00            0.00   674,806.15     1,231,581.43
April 25, 2004..........         0.00          0.00         0.00             0.00            0.00         0.00             0.00
July 25, 2004...........         0.00          0.00   520,495.68             0.00            0.00         0.00             0.00
October 25, 2004........         0.00          0.00   645,006.41     1,170,540.28    1,170,540.28   524,620.64             0.00
January 25, 2005........   940,932.90    940,932.90         0.00             0.00            0.00   650,118.13     1,181,904.20
April 25, 2005..........         0.00          0.00         0.00             0.00            0.00         0.00             0.00
July 25, 2005...........         0.00          0.00   496,001.77             0.00            0.00         0.00             0.00
October 25, 2005........         0.00          0.00   620,512.49     1,121,340.69    1,121,340.69   499,932.62             0.00
January 25, 2006........   513,936.45    513,936.45         0.00             0.00            0.00   625,430.10     1,132,226.96
April 25, 2006..........         0.00          0.00         0.00             0.00            0.00         0.00             0.00
July 25, 2006...........         0.00          0.00   471,507.84             0.00            0.00         0.00             0.00
October 25, 2006........         0.00          0.00   596,018.58     1,072,141.09    1,072,141.09   475,244.59             0.00
January 25, 2007........   874,902.53    874,902.53         0.00             0.00            0.00   600,742.07     1,082,549.73
April 25, 2007..........         0.00          0.00         0.00             0.00            0.00         0.00             0.00
July 25, 2007...........         0.00          0.00   447,013.93             0.00            0.00         0.00             0.00
October 25, 2007........         0.00          0.00   571,524.66     1,022,941.50    1,022,941.50   450,556.54             0.00
January 25, 2008........        17.87         17.87        21.14            21.24           21.24        22.55            23.65

                           B767-332ER      B767-332ER      B767-332ER      B767-332ER      B767-332ER
DATE                         N198DN          N1611B          N178DZ          N1612T          N1613B
----                      -------------   -------------   -------------   -------------   -------------
April 25, 2003..........  $1,065,741.14   $  644,539.05   $  644,539.05   $  669,288.25   $        0.00
July 25, 2003...........           0.00    1,138,894.26    1,138,894.26      399,448.23      674,565.27
October 25, 2003........           0.00            0.00            0.00            0.00      402,597.69
January 25, 2004........     557,946.83            0.00            0.00            0.00            0.00
April 25, 2004..........     685,417.83      606,993.09      606,993.09      656,539.91            0.00
July 25, 2004...........           0.00      367,116.09      367,116.09    1,160,099.64      661,716.41
October 25, 2004........           0.00            0.00            0.00            0.00    1,169,246.47
January 25, 2005........     532,870.58            0.00            0.00            0.00            0.00
April 25, 2005..........     660,341.57      594,477.77      594,477.77      618,294.86            0.00
July 25, 2005...........           0.00    1,063,802.34    1,063,802.34      373,951.53      623,169.82
October 25, 2005........           0.00            0.00            0.00            0.00      376,899.97
January 25, 2006........     507,794.31            0.00            0.00            0.00            0.00
April 25, 2006..........     635,265.30      556,931.80      556,931.80      605,546.52            0.00
July 25, 2006...........           0.00      684,170.91      684,170.91    1,083,609.55      610,320.96
October 25, 2006........           0.00            0.00            0.00            0.00    1,092,153.30
January 25, 2007........     482,718.05            0.00            0.00            0.00            0.00
April 25, 2007..........     610,189.05      531,901.16      531,901.16      567,301.47            0.00
July 25, 2007...........           0.00      659,140.27      659,140.27      696,909.67      571,774.37
October 25, 2007........           0.00            0.00            0.00            0.00      702,404.48
January 25, 2008........          23.89           28.63           28.63           31.77           32.01

                                      III-3

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                            SERIES G EQUIPMENT NOTES

                                B737-832   B737-832   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATE                             N3760C     N3761R      N193DN       N194DN       N195DN       N196DN       N197DN       N198DN
----                            --------   --------   ----------   ----------   ----------   ----------   ----------   ----------
January 30, 2003..............    53.5%      53.5%       44.8%        45.5%        45.5%        45.5%        45.5%        47.8%
April 25, 2003................    53.5       53.5        44.8         45.5         45.5         45.5         45.5         45.3
July 25, 2003.................    53.5       53.5        45.4         45.5         45.5         45.5         45.5         45.3
October 25, 2003..............    53.5       53.5        43.3         43.3         43.3         45.5         45.5         45.3
January 25, 2004..............    52.4       52.4        43.3         43.3         43.3         43.4         43.4         45.3
April 25, 2004................    52.4       52.4        43.3         43.3         43.3         43.4         43.4         43.2
July 25, 2004.................    52.4       52.4        43.3         43.3         43.3         43.4         43.4         43.2
October 25, 2004..............    52.4       52.4        41.2         41.2         41.2         43.4         43.4         43.2
January 25, 2005..............    49.3       49.3        41.2         41.2         41.2         41.3         41.3         43.2
April 25, 2005................    49.3       49.3        41.2         41.2         41.2         41.3         41.3         41.1
July 25, 2005.................    49.3       49.3        41.2         41.2         41.2         41.3         41.3         41.1
October 25, 2005..............    49.3       49.3        39.1         39.1         39.1         41.2         41.3         41.1
January 25, 2006..............    48.2       48.2        39.1         39.1         39.1         39.2         39.2         41.1
April 25, 2006................    48.2       48.2        39.1         39.1         39.1         39.2         39.2         39.0
July 25, 2006.................    48.2       48.2        39.1         39.1         39.1         39.2         39.2         39.0
October 25, 2006..............    48.2       48.2        37.0         37.0         37.0         39.1         39.2         39.0
January 25, 2007..............    45.0       45.0        37.0         37.0         37.0         37.1         37.1         39.0
April 25, 2007................    45.0       45.0        37.0         37.0         37.0         37.1         37.1         36.9
July 25, 2007.................    45.0       45.0        36.9         37.0         37.0         37.1         37.1         36.9
October 25, 2007..............    45.0       45.0        34.9         34.9         34.9         37.0         37.1         36.9
January 25, 2008..............      NA         NA          NA           NA           NA           NA           NA           NA

                                B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATE                              N1611B       N178DZ       N1612T       N1613B
----                            ----------   ----------   ----------   ----------
January 30, 2003..............     50.9%        50.9%        52.8%        53.0%
April 25, 2003................     51.2         51.2         53.2         53.0
July 25, 2003.................     49.2         49.2         52.5         53.6
October 25, 2003..............     49.2         49.2         52.5         52.5
January 25, 2004..............     49.2         49.2         52.5         52.5
April 25, 2004................     49.2         49.2         52.5         52.5
July 25, 2004.................     48.2         48.2         49.4         52.5
October 25, 2004..............     48.2         48.2         49.4         49.4
January 25, 2005..............     48.2         48.2         49.4         49.4
April 25, 2005................     48.2         48.2         49.4         49.4
July 25, 2005.................     45.1         45.1         48.3         49.4
October 25, 2005..............     45.1         45.1         48.3         48.3
January 25, 2006..............     45.1         45.1         48.3         48.3
April 25, 2006................     45.0         45.0         48.3         48.3
July 25, 2006.................     43.0         43.0         45.2         48.3
October 25, 2006..............     43.0         43.0         45.2         45.2
January 25, 2007..............     43.0         43.0         45.2         45.2
April 25, 2007................     43.0         43.0         45.2         45.2
July 25, 2007.................     40.9         40.9         43.1         45.2
October 25, 2007..............     40.9         40.9         43.1         43.1
January 25, 2008..............       NA           NA           NA           NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                            SERIES C EQUIPMENT NOTES

                               B737-832   B737-832   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATE                            N3760C     N3761R      N193DN       N194DN       N195DN       N196DN       N197DN       N198DN
----                           --------   --------   ----------   ----------   ----------   ----------   ----------   ----------
January 30, 2003.............    73.9%      73.9%       59.6%        60.2%        60.2%        61.1%        61.8%        64.0%
April 25, 2003...............    73.9       73.9        59.6         60.2         60.2         61.1         61.8         61.6
July 25, 2003................    73.9       73.9        60.6         60.2         60.2         61.1         61.8         61.6
October 25, 2003.............    73.9       73.9        58.6         58.6         58.6         61.6         61.8         61.6
January 25, 2004.............    73.4       73.4        58.6         58.6         58.6         59.6         60.3         62.1
April 25, 2004...............    73.4       73.4        58.6         58.6         58.6         59.6         60.3         60.1
July 25, 2004................    73.4       73.4        59.1         58.6         58.6         59.6         60.3         60.1
October 25, 2004.............    73.4       73.4        57.0         57.1         57.1         60.2         60.3         60.1
January 25, 2005.............    70.9       70.9        57.0         57.1         57.1         58.1         58.8         60.7
April 25, 2005...............    70.9       70.9        57.0         57.1         57.1         58.1         58.8         58.6
July 25, 2005................    70.9       70.9        57.6         57.1         57.1         58.1         58.8         58.6
October 25, 2005.............    70.9       70.9        55.6         55.6         55.6         58.7         58.8         58.6
January 25, 2006.............    70.6       70.6        55.6         55.6         55.6         56.6         57.4         59.3
April 25, 2006...............    70.6       70.6        55.6         55.6         55.6         56.6         57.4         57.2
July 25, 2006................    70.6       70.6        56.2         55.6         55.6         56.6         57.4         57.2
October 25, 2006.............    70.6       70.6        54.1         54.2         54.2         57.3         57.4         57.2
January 25, 2007.............    68.2       68.2        54.1         54.2         54.2         55.2         56.1         57.9
April 25, 2007...............    68.2       68.2        54.1         54.2         54.2         55.2         56.1         55.8
July 25, 2007................    68.2       68.2        54.8         54.2         54.2         55.2         56.1         55.8
October 25, 2007.............    68.2       68.2        52.8         52.8         52.8         56.0         56.1         55.8
January 25, 2008.............      NA         NA          NA           NA           NA           NA           NA           NA

                               B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATE                             N1611B       N178DZ       N1612T       N1613B
----                           ----------   ----------   ----------   ----------
January 30, 2003.............     68.4%        68.4%        71.4%        71.5%
April 25, 2003...............     69.3         69.3        72. 3         71.5
July 25, 2003................     67.3         67.3         71.6         72.7
October 25, 2003.............     67.3         67.3         71.6         71.7
January 25, 2004.............     67.3         67.3         71.6         71.7
April 25, 2004...............     67.9         67.9         72.2         71.7
July 25, 2004................     66.9         66.9         69.1         72.3
October 25, 2004.............     66.9         66.9         69.1         69.2
January 25, 2005.............     66.9         66.9         69.1         69.2
April 25, 2005...............     67.5         67.5         69.8         69.2
July 25, 2005................     64.4         64.4         68.8         69.8
October 25, 2005.............     64.4         64.4         68.8         68.8
January 25, 2006.............     64.4         64.4         68.8         68.8
April 25, 2006...............     65.1         65.1         69.4         68.8
July 25, 2006................     63.1         63.1         66.4         69.5
October 25, 2006.............     63.1         63.1         66.4         66.4
January 25, 2007.............     63.1         63.1         66.4         66.4
April 25, 2007...............     63.8         63.8         67.1         66.4
July 25, 2007................     61.7         61.7         65.0         67.1
October 25, 2007.............     61.7         61.7         65.0         65.1
January 25, 2008.............       NA           NA           NA           NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
                            SERIES D EQUIPMENT NOTE

                                B737-832   B737-832   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATE                             N3760C     N3761R      N193DN       N194DN       N195DN       N196DN       N197DN       N198DN
----                            --------   --------   ----------   ----------   ----------   ----------   ----------   ----------
January 30, 2003..............    80.9%      80.9%       67.9%        68.6%        68.6%        68.6%        68.7%        72.4%
April 25, 2003................    80.9       80.9        67.9         68.6         68.6         68.6         68.7         68.4
July 25, 2003.................    80.9       80.9        68.4         68.6         68.6         68.6         68.7         68.4
October 25, 2003..............    80.9       80.9        65.3         65.4         65.4         68.6         68.7         68.4
January 25, 2004..............    79.3       79.3        65.3         65.4         65.4         65.5         65.5         68.3
April 25, 2004................    79.3       79.3        65.3         65.4         65.4         65.5         65.5         65.2
July 25, 2004.................    79.3       79.3        65.3         65.4         65.4         65.5         65.5         65.2
October 25, 2004..............    79.3       79.3        62.2         62.3         62.3         65.4         65.5         65.2
January 25, 2005..............    74.6       74.6        62.2         62.3         62.3         62.3         62.4         65.2
April 25, 2005................    74.6       74.6        62.2         62.3         62.3         62.3         62.4         62.1
July 25, 2005.................    74.6       74.6        62.2         62.3         62.3         62.3         62.4         62.1
October 25, 2005..............    74.6       74.6        59.0         59.1         59.1         62.3         62.4         62.1
January 25, 2006..............    72.9       72.9        59.0         59.1         59.1         59.2         59.2         62.1
April 25, 2006................    72.9       72.9        59.0         59.1         59.1         59.2         59.2         59.0
July 25, 2006.................    72.9       72.9        59.0         59.1         59.1         59.2         59.2         59.0
October 25, 2006..............    72.9       72.9        55.9         56.0         56.0         59.1         59.2         59.0
January 25, 2007..............    68.2       68.2        55.9         56.0         56.0         56.0         56.1         58.9
April 25, 2007................    68.2       68.2        55.9         56.0         56.0         56.0         56.1         55.8
July 25, 2007.................    68.2       68.2        55.9         56.0         56.0         56.0         56.1         55.8
October 25, 2007..............    68.2       68.2        52.8         52.8         52.8         56.0         56.1         55.8
January 25, 2008..............      NA         NA          NA           NA           NA           NA           NA           NA

                                B767-332ER   B767-332ER   B767-332ER   B767-332ER
DATE                              N1611B       N178DZ       N1612T       N1613B
----                            ----------   ----------   ----------   ----------
January 30, 2003..............     77.4%        77.4%        79.9%        80.1%
April 25, 2003................     77.7         77.7         80.2         80.1
July 25, 2003.................     74.2         74.2         79.1         80.7
October 25, 2003..............     74.2         74.2         79.1         79.1
January 25, 2004..............     74.2         74.2         79.1         79.1
April 25, 2004................     74.2         74.2         79.0         79.1
July 25, 2004.................     72.6         72.6         74.4         79.1
October 25, 2004..............     72.6         72.6         74.4         74.4
January 25, 2005..............     72.6         72.6         74.4         74.4
April 25, 2005................     72.6         72.6         74.4         74.4
July 25, 2005.................     68.0         68.0         72.8         74.4
October 25, 2005..............     68.0         68.0         72.8         72.9
January 25, 2006..............     68.0         68.0         72.8         72.9
April 25, 2006................     67.9         67.9         72.8         72.9
July 25, 2006.................     64.9         64.9         68.2         72.8
October 25, 2006..............     64.9         64.9         68.2         68.2
January 25, 2007..............     64.9         64.9         68.2         68.2
April 25, 2007................     64.8         64.8         68.1         68.2
July 25, 2007.................     61.7         61.7         65.0         68.2
October 25, 2007..............     61.7         61.7         65.0         65.1
January 25, 2008..............       NA           NA           NA           NA

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of the Certificate of Incorporation of Delta (the "Certificate") provided that no director shall be personally liable to Delta or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Article Tenth of the Certificate provides that Delta shall to the extent permitted be law indemnify any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of Delta, or that, at the request of Delta, he is or was serving another corporation or enterprise in any capacity.

     Delta has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

ITEM 21.  LIST OF EXHIBITS

 EXHIBIT
REFERENCE
 NUMBER                               DOCUMENT DESCRIPTION
---------                             --------------------
4.1               Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. ("Delta") and U.S. Bank
                  National Association (as successor to State Street Bank and
                  Trust Company of Connecticut, National Association) (the
                  "Pass-Through Trustee")
4.2               Trust Supplement No. 2003-1G, dated as of January 30, 2003, between Delta and the Pass Through Trustee
4.3               Form of Exchange Pass Through Certificate, Series 2003-1G
                  (included in Exhibit 4.2)

 EXHIBIT
REFERENCE
 NUMBER                               DOCUMENT DESCRIPTION
---------                             --------------------
4.4               Intercreditor Agreement, dated as of January 30, 2003, among the Pass Through Trustee, Landesbank Baden-Wurttemberg (the
                  "Primary Liquidity Provider"), Merrill Lynch Capital
                  Services, Inc. (the "Above-Cap Liquidity Provider"), U.S.
                  Trust Bank National Association (the "Subordination Agent")
                  and Ambac Assurance Corporation (the "Policy Provider")
4.5               Revolving Credit Agreement (2003-1G), dated as of January
                  30, 2003, between the Subordination Agent and the Primary
                  Liquidity Provider
4.6               Above-Cap Liquidity Facility, dated as of January 30, 2003, between the Subordination Agent and the Above-Cap Liquidity
                  Provider
4.7               Registration Rights Agreement, dated January 30, 2003, among
                  Delta, the Pass Through Trustee, Morgan Stanley & Co.
                  Incorporated, Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated, Credit Lyonnais Securities (USA) Inc.,
                  Deutsche Bank Securities Inc., ING Financial Markets LLC,
                  J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and
                  U.S. Bancorp Piper Jaffray Inc.
4.8               Participation Agreement (N3760C) dated as of January 30,
                  2003, by and among Delta, the Pass Through Trustee, the
                  Subordination Agent, U.S. Bank Trust National Association,
                  as loan trustee (the "Loan Trustee"), and U.S. Bank Trust
                  National Association, in its individual capacity as set
                  forth therein
4.9               Indenture and Security Agreement (N3760C) dated as of
                  January 30, 2003, by and between Delta and the Loan Trustee
4.10              Form of Series 2003-1 Equipment Notes issued in connection with the Boeing aircraft bearing U.S. registration number
                  N3760C (included in Exhibit 4.9)
4.11              Participation Agreement (N195DN) dated as of January 30,
                  2003, by and among Delta, the Pass Through Trustee the
                  Subordination Agent, the Loan Trustee, and U.S. Bank Trust
                  National Association, in its individual capacity as set
                  forth therein
4.12              Indenture and Security Agreement (N195DN) dated as of
                  January 30, 2003 by and between Delta and the Loan Trustee
4.13              Form of Series 2003-1 Equipment Notes issued in connection with the Boeing aircraft bearing U.S. registration number
                  (N195DN) (included in Exhibit 4.12)
5.1               Opinion of Cadwalader, Wickersham & Taft LLP
15.1              Letter from Deloitte & Touche LLP regarding unaudited
                  interim financial information
23.1              Consent of Deloitte & Touche LLP
23.2              Consent of KPMG LLP
23.3              Consent of Cadwalader, Wickersham & Taft LLP (included in
                  Exhibit 5.1)
23.4              Consent of Aircraft Information Systems, Inc.
23.5              Consent of AvSolutions, Inc.
23.6              Consent of BK Associates, Inc.
24.1              Powers of Attorney
25.1              Statement of Eligibility of U.S. Bank Trust National
                  Association for the 2003-1G Pass Through Certificates on
                  Form T-1
99.1              Form of Letter of Transmittal
99.2              Form of Notice of Guaranteed Delivery
99.3              Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                  Companies and Other Nominees
99.4              Form of Letter to Clients
99.5              Schedule I

     Pursuant to Instruction 2 to Item 601 of Regulation S-K, Exhibit 99.5 filed herewith contains (a) a list of other documents applicable to the Boeing aircraft that relate to the offering of Delta's Pass Through Certificates, Series 2003-1, which documents are substantially identical to those applicable to the

Boeing 737 and 767 aircraft bearing United States registration number N376OC and
(b) a list of other documents applicable to the Boeing aircraft that relate to the offering of Delta's Pass Through Certificates, Series 2003-1, which documents are substantially identical to those applicable to the Boeing 767 aircraft bearing United States registration number N195DN. Exhibit 99.5 sets forth the details by which such other documents differ from the corresponding documents filed in respect of the aircraft bearing United States registrations number N3760C and N195DN, respectively.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) To reflect in the prospectus any facts or events or arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if the change in volume represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 10th day of July, 2003.

                                          DELTA AIR LINES, INC.

                                          By:     /s/ M. MICHELE BURNS
                                            ------------------------------------
                                                      M. Michele Burns
                                                Executive Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 10th day of July, 2003.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

                /s/ LEO F. MULLIN                    Chairman of the Board and Chief Executive Officer
 ------------------------------------------------              (Principal Executive Officer)
                  Leo F. Mullin


                        *                                                 Director
 ------------------------------------------------
                  Edward H. Budd


                        *                                                 Director
 ------------------------------------------------
               George M. C. Fisher


                        *                                                 Director
 ------------------------------------------------
                  David R. Goode


                        *                                                 Director
 ------------------------------------------------
                 Gerald Grinstein


                        *                                                 Director
 ------------------------------------------------
                  James M. Kilts


                        *                                                 Director
 ------------------------------------------------
                John F. Smith, Jr.


                        *                                                 Director
 ------------------------------------------------
                  Joan E. Spero

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                                                 Director
 ------------------------------------------------
                 Andrew J. Young


 *By:              /s/ M. MICHELE BURNS                               Attorney-in-Fact
        -----------------------------------------
                     M. Michele Burns